                                                                    EXHIBIT 10.8
                                                                  EXECUTION COPY


                                  $200,000,000

                                CREDIT AGREEMENT

                           Dated as of March 12, 1999

                                      among

                               TEAM HEALTH, INC.,

                                  as Borrower,

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                              FLEET NATIONAL BANK,

                                as Issuing Bank,
                               as Swing Line Bank,
                                 as Co-Arranger,
                                       and
                            as Administrative Agent,

                               NATIONSBANK, N.A.,

                                as Issuing Bank,
                                       and
                                 as Co-Arranger,

                     NATIONSBANC MONTGOMERY SECURITIES LLC,

                              as Syndication Agent,

                                       and

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                             as Documentation Agent

                                TABLE OF CONTENTS

ARTICLE 1

    DEFINITIONS AND ACCOUNTING TERMS..............................................................       2
    SECTION 1.1    Certain Defined Terms..........................................................       2
    SECTION 1.2    Computation of Time Periods....................................................      36
    SECTION 1.3    Accounting Terms...............................................................      36

ARTICLE 2

    AMOUNTS AND TERMS OF THE ADVANCES
    AND THE LETTERS OF CREDIT.....................................................................      37
    SECTION 2.1    The Advances...................................................................      37
    SECTION 2.2    Making the Advances............................................................      39
    SECTION 2.3    Issuance of and Drawings and Reimbursement
                             Under Letters of Credit..............................................      42
    SECTION 2.4    Repayment of Advances..........................................................      44
    SECTION 2.5    Termination or Reduction of the Commitments....................................      46
    SECTION 2.6    Prepayments....................................................................      47
    SECTION 2.7    Interest.......................................................................      50
    SECTION 2.8    Fees...........................................................................      51
    SECTION 2.9    Conversion of Advances.........................................................      52
    SECTION 2.10   Increased Costs, Etc...........................................................      53
    SECTION 2.11   Payments and Computations......................................................      55
    SECTION 2.12   Taxes..........................................................................      56
    SECTION 2.13   Sharing of Payments, Etc.......................................................      59
    SECTION 2.14   Use of Proceeds................................................................      60
    SECTION 2.15   Defaulting Lenders.............................................................      60
    SECTION 2.16   Removal of Lender..............................................................      62

ARTICLE 3

    CONDITIONS OF LENDING.........................................................................      63
    SECTION 3.1    Conditions Precedent to Initial Extension of Credit............................      63
    SECTION 3.2    Conditions Precedent to Each Borrowing and Issuance............................      71
    SECTION 3.3    Determinations Under Section 3.1...............................................      72

ARTICLE 4

    REPRESENTATIONS AND WARRANTIES OF THE BORROWER................................................      73

    SECTION 4.1    Organization...................................................................      73
    SECTION 4.2    Subsidiaries...................................................................      73
    SECTION 4.3    Corporate Power, Authorization.................................................      73
    SECTION 4.4    Governmental Authorizations, Approvals.........................................      74
    SECTION 4.5    Due Execution, Validity, Enforceability........................................      74
    SECTION 4.6    Financial Statements...........................................................      75
    SECTION 4.7    Pro Forma Financial Statements.................................................      75
    SECTION 4.8    True and Complete Disclosure...................................................      75
    SECTION 4.9    Litigation.....................................................................      76
    SECTION 4.10   Regulation U...................................................................      76
    SECTION 4.11   ERISA..........................................................................      76
    SECTION 4.12   Casualty.......................................................................      77
    SECTION 4.13   Environmental Matters..........................................................      77
    SECTION 4.14   Collateral Documents...........................................................      78
    SECTION 4.15   Taxes..........................................................................      79
    SECTION 4.16   Compliance with Securities Laws................................................      79
    SECTION 4.17   Solvency.......................................................................      80
    SECTION 4.18   Debt...........................................................................      80
    SECTION 4.19   No Defaults, Compliance with Laws..............................................      80
    SECTION 4.20   Owned Real Property............................................................      80
    SECTION 4.21   Leased Real Property...........................................................      81
    SECTION 4.22   Material Contracts.............................................................      81
    SECTION 4.23   Investments....................................................................      81
    SECTION 4.24   Intellectual Property..........................................................      81
    SECTION 4.25   Recapitalization Documents.....................................................      81
    SECTION 4.26   Fees...........................................................................      82
    SECTION 4.27   Government Consents for Conduct of Business....................................      82
    SECTION 4.28   Labor Disputes; Collective Bargaining Agreement;
                             Employee Grievances .................................................      83
    SECTION 4.29   Senior Debt....................................................................      83

ARTICLE 5

    AFFIRMATIVE COVENANTS.........................................................................      83
    SECTION 5.1    Compliance with Law............................................................      84
    SECTION 5.2    Payment of Taxes, Etc..........................................................      84
    SECTION 5.3    Compliance with Environmental Laws.............................................      84
    SECTION 5.4    Maintenance of Insurance.......................................................      84
    SECTION 5.5    Preservation of Corporate Existence, Etc.......................................      85
    SECTION 5.6    Visitation Rights..............................................................      85
    SECTION 5.7    Keeping of Books...............................................................      85

    SECTION 5.8    Maintenance of Properties, Etc.................................................      85
    SECTION 5.9    Performance of Material Contracts..............................................      85
    SECTION 5.10   Transactions with Affiliates...................................................      86
    SECTION 5.11   Agreement to Grant Additional Security.........................................      86
    SECTION 5.12   Interest Rate Protection.......................................................      88
    SECTION 5.13   Performance of Recapitalization Documents......................................      89
    SECTION 5.14   Year 2000 Compatibility........................................................      89
    SECTION 5.15   Assignment of Claims...........................................................      89
    SECTION 5.16   Cash Concentration Account.....................................................      89

ARTICLE 6

    NEGATIVE COVENANTS............................................................................      90
    SECTION 6.1    Liens, Etc.....................................................................      90
    SECTION 6.2    Debt...........................................................................      91
    SECTION 6.3    Fundamental Changes; Acquisitions..............................................      93
    SECTION 6.4    Sales, Etc. of Assets..........................................................      94
    SECTION 6.5    Investments....................................................................      95
    SECTION 6.6    Dividends, Etc.................................................................      97
    SECTION 6.7    Change in Nature of Business...................................................      98
    SECTION 6.8    Charter Amendments.............................................................      98
    SECTION 6.9    Accounting Changes.............................................................      98
    SECTION 6.10   Prepayments, Etc. of Debt......................................................      98
    SECTION 6.11   Amendment, Etc. of Recapitalization Documents..................................      98
    SECTION 6.12   Limitation on Certain Restrictions on Subsidiaries.............................      99
    SECTION 6.13   Negative Pledge................................................................      99
    SECTION 6.14   Partnerships, New Subsidiaries.................................................      99
    SECTION 6.15   Speculative Transactions.......................................................     100
    SECTION 6.16   Capital Expenditures...........................................................     100
    SECTION 6.17   Issuance of Stock..............................................................     100
    SECTION 6.18   Guaranteed Obligations.........................................................     101
    SECTION 6.19   Management Fees................................................................     102

ARTICLE 7

    REPORTING REQUIREMENTS........................................................................     102
    SECTION 7.1    Default Notice.................................................................     102
    SECTION 7.2    Monthly Financials.............................................................     102
    SECTION 7.3    Quarterly Financials...........................................................     103
    SECTION 7.4    Annual Financials..............................................................     103
    SECTION 7.5    Annual Forecasts...............................................................     104

    SECTION 7.6    ERISA Events and ERISA Reports.................................................     104
    SECTION 7.7    Plan Terminations..............................................................     105
    SECTION 7.8    Actuarial Reports..............................................................     105
    SECTION 7.9    Plan Annual Reports............................................................     105
    SECTION 7.10   Multiemployer Plan Notices.....................................................     105
    SECTION 7.11   Litigation.....................................................................     105
    SECTION 7.12   Securities Reports.............................................................     105
    SECTION 7.13   Creditor Reports...............................................................     106
    SECTION 7.14   Agreement Notices..............................................................     106
    SECTION 7.15   Environmental Conditions.......................................................     106
    SECTION 7.16   Real Property..................................................................     106
    SECTION 7.17   Insurance......................................................................     106
    SECTION 7.18   Management Letters.............................................................     106
    SECTION 7.19   Other Information..............................................................     107

ARTICLE 8

    FINANCIAL COVENANTS...........................................................................     107
    SECTION 8.1    Minimum EBITDA.................................................................     107
    SECTION 8.2    Consolidated Funded Debt to EBITDA Ratio.......................................     108
    SECTION 8.3    Interest Coverage Ratio........................................................     108
    SECTION 8.4    Fixed Charge Coverage Ratio....................................................     109

ARTICLE 9

    EVENTS OF DEFAULT.............................................................................     110
    SECTION 9.1    Payment........................................................................     110
    SECTION 9.2    Representations and Warranties.................................................     110
    SECTION 9.3    Certain Covenants..............................................................     110
    SECTION 9.4    Other Covenants................................................................     110
    SECTION 9.5    Other Defaults.................................................................     110
    SECTION 9.6    Bankruptcy, Etc................................................................     111
    SECTION 9.7    Judgments......................................................................     111
    SECTION 9.8    Loan Documents.................................................................     111
    SECTION 9.9    Liens..........................................................................     111
    SECTION 9.10   Change of Control..............................................................     111
    SECTION 9.11   ERISA Events...................................................................     112
    SECTION 9.12   Subordination Provisions.......................................................     112
    SECTION 9.13   Matters Relating to Regulatory Agencies........................................     112
    SECTION 9.14   Related Professional Corporation Termination...................................     113

ARTICLE 10

    THE ADMINISTRATIVE AGENT......................................................................     114
    SECTION 10.1   Authorization and Action.......................................................     114
    SECTION 10.2   Agent's Reliance, Etc..........................................................     114
    SECTION 10.3   Fleet and Affiliates...........................................................     115
    SECTION 10.4   Lender Party Credit Decision...................................................     115
    SECTION 10.5   Indemnification................................................................     115
    SECTION 10.6   Successor Administrative Agents................................................     117
    SECTION 10.7   Events of Default..............................................................     118

ARTICLE 11

    MISCELLANEOUS.................................................................................     118
    SECTION 11.1   Amendments, Etc................................................................     118
    SECTION 11.2   Notices Etc....................................................................     119
    SECTION 11.3   No Waiver; Remedies............................................................     121
    SECTION 11.4   Costs and Expenses.............................................................     121
    SECTION 11.5   Right of Set-off...............................................................     123
    SECTION 11.6   Binding Effect.................................................................     124
    SECTION 11.7   Assignments and Participations.................................................     124
    SECTION 11.8   Execution in Counterparts......................................................     127
    SECTION 11.9   No Liability of the Issuing Banks..............................................     127
    SECTION 11.10  Confidentiality................................................................     128
    SECTION 11.11  Further Assurances.............................................................     128
    SECTION 11.12  JURISDICTION, ETC..............................................................     128
    SECTION 11.13  GOVERNING LAW..................................................................     129
    SECTION 11.14  WAIVER OF JURY TRIAL...........................................................     129

EXHIBITS
Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Revolving Credit Note
Exhibit C         -        Form of Term A Note
Exhibit D         -        Form of Term B Note
Exhibit E         -        Form of Notice of Borrowing
Exhibit F         -        Form of Security Agreement
Exhibit G         -        Form of Intellectual Property Security Agreement
Exhibit H         -        Form of Holdings Pledge Agreement
Exhibit I         -        Form of Holdings Guaranty
Exhibit J         -        Form of Subsidiary Guaranty
Exhibit K         -        Management Services Agreement

SCHEDULES
Schedule I                 Commitments and Applicable Lending Offices
Schedule 1.3               Changes in Accounting Methods
Schedule 3.1(a)(xi)        States in which Loan Parties are Qualified to do
                           Business
Schedule 4.2               Subsidiaries
Schedule 4.4               Required Authorizations and Approvals
Schedule 4.9               Disclosed Litigation
Schedule 4.11              Welfare Plans
Schedule 4.13              Environmental Matters
Schedule 4.18(a)           Existing Debt
Schedule 4.18(b)           Surviving Debt
Schedule 4.19              No Defaults
Schedule 4.20              Owned Real Estate
Schedule 4.21              Leased Real Estate
Schedule 4.22              Material Contracts
Schedule 4.23              Investments
Schedule 4.24              Intellectual Property
Schedule 4.28              Labor Disputes; Collective Bargaining Agreement;
                           Employee Grievances
Schedule 5.10              Transactions with Affiliates
Schedule 6.1(c)            Liens
Schedule 6.2(c)            Debt
Schedule 6.5(a)            Investments in Subsidiaries
Schedule 6.5(g)            Existing Investments
Schedule 6.17              Existing Issuances, Etc. of Stock
Schedule 6.18              Guaranteed Obligations

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of March 12, 1999 by and among TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), FLEET NATIONAL BANK, as an Issuing Bank (an "Issuing Bank"), as the Swing Line Bank (the "Swing Line Bank"), as a co-arranger (in such capacity, a "Co-Arranger"), and as administrative agent (together with any successor appointed pursuant to Article 10, the "Administrative Agent") for the Lender Parties (as hereinafter defined), NATIONSBANK, N.A., as an Issuing Bank and as a Co-Arranger, NATIONSBANC MONTGOMERY SECURITIES LLC, as syndication agent (the "Syndication Agent") and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as documentation agent (the "Documentation Agent").

                             PRELIMINARY STATEMENT:

         (1) Pursuant to a Recapitalization Agreement, dated as of January 25, 1999 (as amended, modified and supplemented from time to time, the "Recapitalization Agreement"), by and among the Borrower, Pacific Physician Services, Inc., a Delaware corporation ("Pacific"), MedPartners, Inc., a Delaware corporation and the parent of the Borrower ("MedPartners") and Team Health Holdings, L.L.C., a Delaware limited liability company ("Holdings"), (a) MedPartners has agreed to take such actions as are necessary to cause all the entities that collectively constitute what is commonly known as the "Team Health business" (a list of which is attached as Exhibit A to the Recapitalization Agreement), to become subsidiaries of the Borrower prior to the consummation of the Recapitalization (as defined below), (b) Pacific has agreed to contribute to the Borrower 100 shares of the Borrower's existing common stock, constituting all of the outstanding common stock of the Borrower, in exchange for 100,000 shares of the Borrower's class A preferred stock, par value $.01 per share (the "Preferred Stock") and a number of shares of the Borrower's common stock, no par value (the "Common Stock") equal to (i)(A) the Estimated Closing Common Value (as defined in the Recapitalization Agreement) minus (B) $100,000,000, divided by (ii) $1.50, (c) Pacific has agreed to sell to Holdings, and Holdings has agreed to purchase from Pacific, 94,299.091 shares of Preferred Stock for a purchase price of $1,000 per share and 9,267,273 shares of Common Stock for a purchase price of $1.50 per share and (d) the Borrower has agreed to redeem and purchase from Pacific, and Pacific has agreed to sell to the Borrower, all shares of Common Stock held by Pacific (after taking into account the above described transactions) other than 732,727 shares of Common Stock (which will be retained by Pacific), for a purchase price of $1.50 per share (the transactions described in clauses (a), (b), (c) and (d) being hereinafter collectively called the "Recapitalization");

         (2) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Two Hundred Million Dollars ($200,000,000), to be used by the

Borrower (i) to finance a portion of the Recapitalization, (ii) to pay fees and expenses incurred in connection with the Recapitalization in an amount not to exceed $20,000,000, (iii) to provide working capital, (iv) to finance general corporate purposes of the Borrower and its Subsidiaries, and (v) to finance Permitted Acquisitions (as hereinafter defined), and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired EBITDA" means as of any date of determination, an amount equal to (i) EBITDA (calculated excluding clause (x) of the definition of EBITDA) attributable to each Permitted Acquisition consummated by the Borrower or any of its Subsidiaries during the one (1) year period preceding the date of determination (but only for a number of full fiscal quarters immediately preceding the consummation of the applicable Permitted Acquisition equal to four
(4) less the number of fiscal quarters following the consummation of the applicable Permitted Acquisition for which financial statements of the Borrower covering one (1) or more full fiscal quarters have been delivered to the Administrative Agent pursuant to Section 7.3) plus (ii) the Pro Forma Cost Reductions, if any, applicable to each such Permitted Acquisition (but reductions shall be computed (notwithstanding the definition of Pro Forma Cost Reduction) only in respect of the same number of fiscal quarters as described in the parenthetical in clause (i) above).

         "Additional Collateral Documents" has the meaning specified in Section 5.11(e).

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110,
Attention: Loan Administration.

         "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

         "Affected Lender" has the meaning specified in Section 2.16.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agents" means the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means at any time and from time to time a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Funded Debt to EBITDA at such time, as set forth below:

                 Applicable Margin for Eurodollar Rate Advances

Ratio of Consolidated               Revolving Credit Advances
Funded Debt to EBITDA               and Term A Advances               Term B Advances
---------------------               -------------------------         ---------------
Greater than 4.00:1                          3.250%                         3.750%

Greater than 3.50:1                          3.000%                         3.750%
   less than or equal to 4.00:1

Greater than 3.00:1                          2.750%                         3.750%
   less than or equal to 3.50:1

Greater than 2.50:1                          2.500%                         3.750%
   less than or equal to 3.00:1

Less than or equal to 2.50:1                 2.250%                         3.750%

                    Applicable Margin for Prime Rate Advances

Ratio of Consolidated               Revolving Credit Advances
Funded Debt to EBITDA               and Term A Advances                Term B Advances
---------------------               -------------------------          ---------------
Greater than 4.00:1                          2.250%                         2.750%

Greater than 3.50:1                          2.000%                         2.750%
   less than or equal to 4.00

Greater than 3.00:1                          1.750%                         2.750%
   less than or equal to 3.50:1

Greater than 2.50:1                          1.500%                         2.750%
   less than or equal to 3.00:1

Less than or equal to 2.50:1                 1.250%                         2.750%

         Notwithstanding the above rates, prior to the date which is six (6) months from the date hereof, the Applicable Margin for a Revolving Credit Advance and a Term A Advance shall be 3.250% for a Eurodollar Rate Advance and 2.250% for a Prime Rate Advance.

         The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Consolidated Funded Debt to EBITDA which shall be determined and adjusted, if applicable, three (3) Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.3 or 7.4 and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Funded Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above within ten (10) days following the date required under Section 7.3 or 7.4, as the case may be, the Applicable Margin shall result in an increase in the Applicable Margin to the highest level set forth above, until the first day of the first month following the delivery of such financial statements demonstrating that such an increase is not required.

         "Asset Disposition" shall mean the disposition (not involving an Extraordinary Receipt) of any or all of the assets of the Borrower or any of its Subsidiaries (including the capital stock of any of their Subsidiaries, but excluding the sale by the Borrower of its own capital stock) whether by sale, lease, transfer, or otherwise, including; provided, however, that for purposes of Section 2.6(b)(ii), the term "Asset Disposition" shall not include any sale, lease, transfer or other disposition (i) permitted pursuant to Section 6.4(a) through (f) and (ii) of Equipment if the Net Proceeds therefrom are used to reinvest in replacement Equipment within 180 days of such disposition;

provided, that pending any purchase, any such Net Proceeds are used to repay Revolving Credit Advances.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and by the Borrower, in accordance with Section 11.7 and in substantially the form of Exhibit A hereto.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Section 5.12 that is entered into by and between the Borrower and any Hedge Bank.

         "Benefit Arrangements" means any deferred compensation, bonus, stock option, stock purchase or incentive plan, or any other agreement or arrangement, whether written or oral, other than Plans, Multiemployer Plans, Welfare Plans and defined contribution plans, that authorizes benefits to employees of the Borrower or any of its Subsidiaries.

         "Borrower" has the meaning specified in the recital of parties to this Agreement.

         "Borrower's Account" means the account of the Borrower maintained by the Borrower with Fleet National Bank at its office at One Federal Street, Boston, Massachusetts 02110.

         "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts, Charlotte, North Carolina, Knoxville, Tennessee and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person.

         "Capitalized Leases" means all leases that should be, in accordance with GAAP, recorded as capitalized leases.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents or as permitted under Section 6.1:
(a) marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof, (b) overnight bank deposits, bankers acceptances, certificates of deposit or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States, any State thereof or the District of Columbia and has combined capital and surplus of at least $500,000,000, (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, (d) repurchase obligations and reverse repurchase agreements of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, (e) securities with maturities of one (1) year or less from the date of issuance thereof issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least AAA (or the equivalent thereof) by Standard & Poor's Ratings Group or Aaa (or the equivalent thereof) by Moody's Investors Service, Inc. or equivalent by another rating agency, (f) securities with maturities of one (1) year or less from the date of issuance thereof backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest only in assets satisfying the requirements of clause (a) through (f) of this definition.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "Change of Control" means any of the following events: (a) prior to an Initial Public Offering, (i) Holdings shall at any time cease to collectively own a majority of the capital stock of the Borrower, (ii) the Sponsors or Related Parties are no longer collectively the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, amended (the "Exchange Act")) of at least fifty-one percent (51%) of the total voting power of all Voting Stock of Holdings or (iii) the Sponsors or Related Parties no longer have the right to collectively designate and cause to be elected a majority of the directors (or their equivalent) of Holdings and thereby control the management of Holdings, the Borrower and its Subsidiaries; (b) after an Initial Public Offering, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Holdings, the Sponsors or Related Parties, is or becomes the beneficial owner, directly or indirectly, of more than the lesser of
(x) thirty-five percent (35%) of the total voting power of all Voting Stock of the Borrower and (y) the percentage of the total voting power of all Voting Stock of the Borrower owned by Holdings, the Sponsors and Related Parties (after giving effect to the Initial Public Offering) or (ii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Borrower; or (c) a Change of Control (as defined in the Subordinated Notes Indenture) shall have occurred.

         "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.1 to the Initial Extension of Credit shall have been satisfied or waived.

         "Co-Arranger" has the meaning specified in the recital of parties to this Agreement.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Holdings Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.11.

         "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

         "Commitment Letter" means the letter dated January 21, 1999 among NationsBank, Fleet, DLJ Capital Funding, Inc., each of the Agents and each of Madison Dearborn Partners, Inc., Cornerstone Equity Investors LLC and Healthcare Equity Partners, L.P.

         "Common Stock" has the meaning specified in the Preliminary Statements.

         "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach by the Administrative Agent or any Lender Party (or any party to which they disclosed such information) of its obligations to keep such information confidential under Section 11.10) or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

         "Consolidated" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

         "Consolidated Funded Debt to EBITDA" means, for any fiscal quarter of the Borrower, a ratio of (a) Funded Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

         "Consolidated Senior Debt to EBITDA" means, for any fiscal quarter of the Borrower, a ratio of (a) Senior Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

         "Conversion," "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Borrower who (i) was a member of such board of directors on the date of this Agreement, (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, or (iii) were nominated by the Sponsors pursuant to the Stockholders Agreement.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets.

         "Current Liabilities" of any Person means all indebtedness of such Person that would, in accordance with GAAP, be classified as current liabilities, but excluding the current portion of any Funded Debt (including accrued but unpaid interest).

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than ninety (90) days unless being contested in good faith) which would be shown as a liability on a balance sheet or are required to be set forth in the footnotes to a year-end balance sheet, each prepared in accordance with GAAP, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases to the extent classified as a liability on a balance sheet in accordance with GAAP, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (I) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (II) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(III) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (IV) otherwise to assure a creditor against loss, (i) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (l) all Earnout Obligations; provided, that notwithstanding the foregoing, Earnout Obligations up to an aggregate amount of $20,000,000 outstanding at any time shall not be deemed to be Debt.

         "Debt Issuance" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Funded Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under Section 6.2 (other than as provided in the proviso to Section 6.2(c)(iii)).

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

         "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.2(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.2(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or an Issuing Bank pursuant to
Section 10.5 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

         "Disclosed Litigation" has the meaning specified in Section 4.9.

         "Disposal" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any hazardous constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

         "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

         "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

         "Earnout Obligations" means (i) Existing Earnout Obligations and (ii) those payment obligations of the Borrower and its Subsidiaries to former owners of businesses which were acquired by the Borrower or one of its Subsidiaries pursuant to a Permitted Acquisition which are in the nature of deferred purchase price. The amount of Earnout Obligations shall equal the amount required to be set forth with respect to such payment obligations on a balance sheet prepared in accordance with GAAP applied consistent with past practices.

         "EBITDA" means, for any period the sum, determined on a Consolidated basis and without duplication, of (i) Net Income (or Net Loss), (ii) Interest Expense (without deduction for interest income), (iii) income (and franchise taxes in the nature of income taxes) and foreign withholding tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring non-cash expenses, charges and losses to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (vi) amortization expense, (vii) other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity interests) to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (viii) expenses of the Borrower related to the Transaction which are paid, taken or otherwise accounted for within ninety (90) days of the consummation of the Transaction not to exceed $20,000,000 in the aggregate, (ix) up to $8,600,000 in bonuses or other compensation paid to employees on or about the Closing Date, (x) Acquired EBITDA for such period, (xi) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $500,000 in any Fiscal Year, (xii) non-cash losses from asset sales, and
(xiii) expenses incurred to the extent reimbursed (or reasonably expected to be reimbursed within ninety (90) days of incurrence thereof) by MedPartners pursuant to the indemnification provisions of the Recapitalization Agreement; provided, that with respect to each of clauses (ii) through (xiii), such amounts shall be added to Net Income pursuant to this definition only to the extent such amounts are deducted in determining Net Income, minus (A) extraordinary and nonrecurring gains (in each case determined in accordance with GAAP) and (B) amounts added pursuant to clause (xiii) above during this Fiscal Year or any previous Fiscal Year which were not so reimbursed within the time period set forth in the parenthetical in clause (xiii) above; provided, that for Fiscal Year 1998, EBITDA shall be deemed to be $11,800,000 with respect to the first quarter of such Fiscal Year, $14,300,000 with respect to the second quarter of such Fiscal Year, $14,500,000 with respect to the third quarter of such Fiscal Year, and $13,700,000 with respect to the fourth quarter of such Fiscal Year; provided, further, that for the first fiscal quarter of Fiscal Year 1999, EBITDA shall be calculated for such fiscal quarter on a pro forma adjusted basis consistent with the adjustments for Fiscal Year 1998 and reasonably acceptable to the Administrative Agent. In addition, EBITDA shall be calculated without giving effect to (w) any gains or losses (other than as expressly provided in clause (xii) above) from sales of assets other than from sales of inventory sold in the ordinary course of business, (x) purchase accounting adjustments required or permitted by Account Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any Permitted Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisition), (y) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period in respect of post-retirement benefits as a result of the application of FASB 106 and (z) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period resulting from the payment of Earnout Obligations.

         "Eligible Assignee" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate (or fund with the same investment advisor or that has an Affiliate of such investment advisor as its investment advisor) of a Lender; and (c) subject to the prior approval of the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; provided, however, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance having the force and effect of law, in each case relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equipment" has the meaning specified in Section 1(a) of the Security Agreement.

         "Equity Financing" means the purchase by Holdings and Pacific of (i) Preferred Stock with a value on the date hereof of not less than $100,000,000 (including the retention by Pacific (a Wholly-Owned Subsidiary of MedPartners) of Preferred Stock with a value on the date hereof of not more than $5,700,000) and (ii) Common Stock with a value on the date hereof of not less than $15,000,000 (including the retention by Pacific of Common Stock with a value on the date hereof of not more than $1,100,000), all in accordance with the terms of the Recapitalization Agreement.

         "Equity Issuance" means any sale or issuance by the Borrower or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower issued on or before the Closing Date in connection with the Recapitalization; (b) capital stock of the Borrower to any Person as consideration paid or otherwise issued in connection with a Permitted Acquisition; (c) common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; (d) common stock of the Borrower to management and employees of the Borrower whether pursuant to stock options or otherwise, (e) common stock issued by any Subsidiary of the Borrower to the Borrower, (f) issuances of capital stock of the Borrower to any shareholder of the Borrower (and their respective Affiliates) on the Closing Date and (g) issuances of capital stock of the Borrower to any Sponsor or Related Party after the date hereof so long as the Net Cash Proceeds from any such issuance are used in accordance with Section 6.5(s).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section

4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of
Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered to first class banks by four major banks in the

London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(ii).

         "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Article 9.

         "Excess Cash Flow" means for any period (without duplication) the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period plus (b) if there was a net decrease in Working Capital during such period, the amount of such net decrease less (c) if there was a net increase in Working Capital during such period the amount of such net increase less (d) the aggregate amount of mandatory and optional prepayments (other than optional prepayments of the Swing Line Advances, Letter of Credit Advances or Revolving Credit Advances) or repayments of principal made by the Borrower and its Subsidiaries on any Debt of the Borrower and its Subsidiaries during such period less (e) Capital Expenditures of the Borrower and its Subsidiaries paid in cash within such period or within 90 days of the end of such period (which, if so applied, will not constitute a reduction in calculating Excess Cash Flow in the following period) and not financed during such period less (f) the aggregate amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period less (g) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less (h) the aggregate amount of all non-cash credits included in arriving at such EBITDA less (i) dividends or other distributions or redemptions paid by the Borrower to the holders of its capital stock during such period to the extent that the Borrower is expressly permitted to pay such dividends or other distributions or redemptions under this Agreement less (j) extraordinary or nonrecurring cash charges, expenses and losses during such period less (k) cash expenses paid during such period in connection with the issuance pursuant to the Subordinated
Note Indenture of Subordinated Notes in exchange for such Subordinated Notes plus (l) the increase during such period in reserves with respect to medical malpractice insurance (except in the case of each of Fiscal Year 1999 and Fiscal Year 2000, only that portion of the increase in such reserve during such Fiscal Year in excess of $10,000,000) less (m) the decrease during such period in reserves with respect to medical malpractice insurance less (n) the amount of any payments in respect of Earnout Obligations and other payments made pursuant to the Recapitalization Agreement less (o) up to $8,600,000 of bonuses and other compensation paid to employees on or about the Closing Date less (p) the unfinanced portion of cash purchase price for Permitted Acquisitions not to exceed $3,000,000 in any Fiscal Year less (q) Acquired EBITDA less (r) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $500,000 in any Fiscal Year less (s) expenses of the Borrower related to the Transaction which are not financed and which are paid, taken or otherwise accounted for within ninety (90) days of the Transaction not to exceed $20,000,000 in the aggregate. With respect to each of the deductions from EBITDA set forth above, each shall be made only to the extent such amounts are not deducted in determining EBITDA.

         "Existing Debt" has the meaning specified in Schedule 4.18(a).

         "Existing Earnout Obligations" means those payment obligations of the Borrower, its Subsidiaries and the Related Professional Corporations set forth on Exhibit B to the Recapitalization Agreement to former owners of business which were acquired by the Borrower, its Subsidiaries and the Related Professional Corporations prior to the Closing Date which are in the nature of deferred purchase prices for such businesses and are expressly contingent on the financial or operating performance of such businesses for periods after the Closing Date.

         "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person from tax refunds (to the extent not included in EBITDA for the period of receipt thereof), proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as such application is made within one hundred eighty (180) days after such Person's receipt of such proceeds, awards or payments; (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; or (c) in respect of indemnity payments have been or are applied within twelve (12) months of receipt thereof to pay a reasonably anticipated cost or expense of such Person not in excess of $10,000,000.

         "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter dated January 21, 1999 among NationsBank, Fleet, DLJ Capital Funding, Inc., each of the Agents and each of Madison Dearborn Partners, Inc., Cornerstone Equity Investors LLC and Healthcare Equity Partners, L.P.

         "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "Fleet" means Fleet National Bank in its capacity as a Lender, Issuing Bank or Swing Line Bank.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

         "Funded Debt" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

         "GAAP" has the meaning specified in Section 1.3.

         "Guaranteed Obligations" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, rent or any other payment or obligation of the lessee under a lease of real or personal property, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, that the term Guaranteed Obligations shall not include endorsements of instruments for deposit or collection or standard contractual indemnitees entered into in the ordinary course of business. The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligation is made and
(y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guarantors" means (a) each Subsidiary Guarantor and (b) Holdings.

         "Guaranty" means each of the Holdings Guaranty and the Subsidiary Guaranty.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

         "Holdings" has the meaning specified in the Preliminary Statements.

         "Holdings Guaranty" has the meaning specified in Section 3.1(a).

         "Holdings Pledge Agreement" has the meaning specified in Section
3.1(a).

         "Immaterial Subsidiary" means each Subsidiary of the Borrower which (a) for the most recent Fiscal Year of the Borrower had less than $100,000 of revenues and (b) as of the end of such Fiscal Year was the owner of less than $100,000 of assets, all as shown on the Consolidated financial statements of the Borrower for such Fiscal Year.

         "Indemnified Party" has the meaning specified in Section 11.4(b).

         "Information Memorandum" means the information memorandum, dated February 1999, delivered by the Syndication Agent and Fleet to the Lenders.

         "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

         "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

         "Initial Public Offering" means the initial public offering of the common stock of the Borrower.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Intellectual Property Security Agreement" has the meaning specified in
Section 3.1(a).

         "Interest Expense" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by the Borrower pursuant to Section 2.8(a). Interest Expense shall also include, regardless of treatment of such amounts in accordance with GAAP, lease or other similar payments under synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products to the extent that such payments would be considered interest expense for tax purposes.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" of any Person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person. The amount of any Investment by any Person on any date of determination shall be the acquisition price of the gross assets acquired (including any liability assumed by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Borrower or another Subsidiary of Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

         "Issuing Bank" means each of Fleet and NationsBank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 11.7.

         "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

         "L/C Related Documents" has the meaning specified in Section 2.4(f)(ii)(A).

         "Lender Party" means any Lender, any Issuing Bank or the Swing Line
Bank.

         "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

         "Letter of Credit" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

         "Letter of Credit Advance" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

         "Letter of Credit Agreement" has the meaning specified in Section
2.3(a).

         "Letter of Credit Commitment" means, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to

Section 11.7(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Banks' Letter of Credit Commitments at such time, as such amount may be reduced pursuant to Section 2.5.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Additional Collateral Document, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

         "Loan Parties" means the Borrower and each Guarantor.

         "Majority Lenders" of any Facility shall mean those Lenders (other than Defaulting Lenders) which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

         "Management Fees" means for any period, all management fees, emoluments or similar compensation paid to or incurred with respect to any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to any Loan Party in respect of services rendered in connection with the management or supervision of the management of any Loan Party), other than (a) salaries, bonuses and other compensation paid to any full-time employee in respect of such full-time employment and (b) fees, emoluments or similar compensation paid or incurred in the ordinary course of business by any Loan Party to any Person who is not an Affiliate thereof or to any Related Professional Corporation in accordance with its contractual requirements.

         "Management Services Agreement" means the Management Services Agreement dated the date hereof between the Borrower and each of the Sponsors as in effect on the date hereof, a copy of which is attached hereto as Exhibit K, as amended to the extent permitted under this Agreement.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means any material adverse change (including any event which, in the opinion of the Agents, is reasonably likely to result in such a material adverse change) in (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Borrower and its Subsidiaries (taken as a whole), (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) any material aspect of the Transaction; provided, that the implementation or effectiveness of the final rule entitled "Medicare Program: Revisions to Payment Policies and Adjustments to the Relative Value Units under the Physician Fee Schedule for Calendar Year 1999" published at 63 Fed. Reg. 58814, et seq. (November 2, 1998) shall not be deemed to cause a Material Adverse Change.

         "Material Adverse Effect" has the meaning specified in Section 3.1(e).

         "Material Contract" means, with respect to any Person, each contract or group of similar contracts with the same or affiliated parties which account for greater than 5% of the Consolidated revenue of the Borrower and its Subsidiaries, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "MedPartners" has the meaning specified in the Preliminary Statements.

         "Mortgage" means each mortgage, deed of trust or other similar document executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on the Mortgaged Property.

         "Mortgage Policies" has the meaning assigned to that term in Section 3.1(a)(iv)(B).

         "Mortgaged Property" means any parcel (or adjoining parcels) of real property acquired by the Borrower or any of is Subsidiaries after the Closing Date which has a fair market value in excess of $1,000,000.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NationsBank" means NationsBank, N.A. in its capacity as a Lender or an Issuing Bank.

         "Net Cash Proceeds" means, with respect to any Asset Disposition or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable commissions, underwriting fees and discounts, legal fees, accountants' fees, investment banker's fees, finder's fees and other out-of-pocket fees and expenses incurred in connection therewith, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in the case of (a) or (c) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Net Income" and "Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that (i) the net income (loss) of any Person which is not a consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         "Note" means a Term A Note, a Term B Note or a Revolving Credit Note.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a).

         "Notice of Issuance" has the meaning specified in Section 2.3(a).

         "Notice of Renewal" has the meaning specified in Section 2.1(f).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.2(b).

         "Notice of Termination" has the meaning specified in Section 2.1(f).

         "NPL" means the National Priorities List under CERCLA.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 9.4. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party in accordance with the terms of this Agreement, and (c) any other obligations arising out of or under the Loan Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Open Year" has the meaning specified in Section 4.16.

         "Other Taxes" has the meaning specified in Section 2.12(b).

         "Pacific" has the meaning specified in the Preliminary Statements.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Acquisitions" means any acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or the capital stock of any Person or a division or branch of any Person which either (a) has been consented to in writing by the Agents and the Required Lenders, or (b) complies with each of the following: (i) such Person is engaged in substantially the same or similar line of business as one or more businesses of the Borrower or any of its Subsidiaries, (ii) the aggregate consideration (including for purposes hereof, any Debt (including for purposes of this definition, Earnout Obligations) assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any common stock of the Borrower or Preferred Stock and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Termination Date, in each case issued in connection with such acquisition) payable in respect of any individual acquisition shall not exceed $10,000,000; provided, that on the date which is twelve (12) months following the date hereof and thereafter, so long as no Default or Event of Default is then existing and continuing (without giving effect to any waivers hereunder with respect to compliance with the provisions of Article 8 or amendments of the provisions of Article 8 after the date hereof), then the amount set forth in this clause (ii) shall be increased from $10,000,000 to $15,000,000; (iii) the aggregate consideration (including for purposes hereof, any Debt (including for purposes of this definition, Earnout Obligations) assumed by the

Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any common stock of the Borrower or Preferred Stock and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Termination Date, in each case issued in connection with such acquisition) payable in respect of acquisitions contemplated by this definition shall not exceed for all such acquisitions $20,000,000 in any twelve
(12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition; provided, that on the date which is twelve (12) months following the date hereof and thereafter, so long as no Default or Event of Default is then existing and continuing (without giving effect to any waivers hereunder with respect to compliance with the provisions of Article 8 or amendments of the provisions of Article 8 after the date hereof), then the amount set forth in this clause (iii) shall be increased from $20,000,000 to $30,000,000; (iv) after giving effect to the proposed acquisition on a pro forma basis for the period (the "Pro Forma Period") of four fiscal quarters of the Borrower ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.3 or 7.4, as applicable (on the basis that (A) any Debt incurred or assumed in connection with such acquisition was incurred or assumed at the beginning of the Pro Forma Period, (B) if such Debt bears a floating interest rate, such interest shall be paid over the Pro Forma Period at the rate in effect on the date of such acquisition and (C) all income and expense associated with the assets or entity acquired in connection with such acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by the Borrower over the Pro Forma Period on a pro forma basis), the Borrower is in compliance with the financial covenants set forth in Sections 8.2 and 8.3 and the Borrower shall deliver a certificate setting forth in reasonable detail the basis for calculation of such financial covenants; provided, that the Borrower shall not be required to deliver such certificate for any individual acquisition the aggregate consideration (calculated as set forth above) for which is less than $2,000,000 unless and until the aggregate amount of acquisitions in any Fiscal Year exceeds $4,000,000, (v) after giving effect to the proposed acquisition, the Revolving Credit Commitments of all Lenders minus the sum of Revolving Advances plus Letter of Credit Advances plus Swing Line Advances plus the aggregate Available Amount of all Letters of Credit then outstanding shall equal at least $5,000,000, (vi) the Borrower shall give the Agents and the Lenders not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma effect of such acquisition on the financial covenants contained in Sections 8.2 and 8.3, (vii) concurrently with the making of a Permitted Acquisition consisting of assets, the Borrower shall, as additional collateral security for the Obligations, grant to the Administrative Agent for the ratable benefit of the Lenders, prior Liens (subject to Liens permitted pursuant to Section 6.1) on and security interests in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, and
(viii) the Borrower
shall not make any acquisition at any time during which a Default or an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition.

         "Permitted Investment" has the meaning specified in Section 6.5.

         "Permitted Liens" means the following (as to which any proceeding commenced for the enforcement of any such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof and only to the extent that provisions for the payment of such Liens has been made on the books of such Person to the extent required by GAAP): (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or Liens for taxes, assessments and governmental charges or levies which are being contested in good faith or are overdue less than ninety (90) days; (b) Liens imposed by law, such as lessor's, materialmen's, mechanics', carriers', workmen's, landlord's and repairmen's Liens and other similar Liens arising in the ordinary course of business which do not materially detract from the property or which are being contested in good faith or securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, to secure public or statutory obligations or to secure the performance of tenders, bids, trade contracts, leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature; and (d) Permitted Real Property Encumbrances.

         "Permitted Real Property Encumbrances" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and as of the date of delivery of such Mortgage Policies to the Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Lenders, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not materially impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties, and (iii) municipal and zoning ordinances; provided that no violation exists thereunder that could materially impair the use of the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage).

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Post-Default Rate" means (a) in respect of any Advances a rate per annum equal to: (i) if such Advances are Prime Rate Advances, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date), or (ii) if such Advances are Eurodollar Rate Advances, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date); and (b) in respect of other amounts payable by the Borrower hereunder (other than legal fees and other expenses) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Advances (but in no event less than the interest rate in effect on the due date).

         "Pre-Commitment Information" means the information, taken as a whole, provided by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Initial Lenders prior to their commitment in respect of the Facilities.

         "Preferred Stock" means class A preferred stock of Borrower, par value $.01 per share.

         "Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

         "Prime Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(i).

         "Pro Forma Cost Reduction" means with respect to any Permitted Acquisition, if requested by the Borrower pursuant to the succeeding sentence, the amount of factually supportable and identifiable pro forma cost savings directly attributable to operational efficiencies expected to be created by the Borrower with respect to such Permitted Acquisition which efficiencies can be reasonably computed (based on the four (4) fiscal quarters immediately preceding the date of such proposed acquisition) and are approved by the Administrative Agent in its sole discretion acting in good faith; provided, that cost savings in connection with a Permitted Acquisition (together with cost savings in connection with other Permitted Acquisitions consummated during the prior twelve
(12) months) shall not exceed ten percent (10%) of EBITDA of the Borrower and its Subsidiaries for the most recently ended four (4) fiscal quarters of the Borrower (inclusive of Pro Forma Cost Reductions) without the consent of the Required Lenders. If the Borrower desires to have, with respect to any Permitted Acquisition, the amount of pro forma cost savings directly attributable to the aforementioned operational efficiencies treated as part of the term Pro Forma Cost Reduction, then the Borrower shall so notify the Administrative Agent and provide written detail with respect thereto not less than five (5) Business Days prior to the proposed date of consummation of such Permitted Acquisition.

         "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

         "Qualified Debt Securities" means unsecured notes issued by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition so long as the terms of any such note (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower (if such securities are issued by a Subsidiary of the Borrower) or any Subsidiaries of the Borrower (if such securities are issued by the Borrower), (iii) do not contain any mandatory put, redemption, sinking fund or other similar provision occurring prior to the Termination Date, (iv) are no less favorable (including the subordination provisions contained therein) to the Borrower or the Lenders than the provisions of the Subordinated Notes and (v) do not provide for the payment of principal prior to the date which is one (1) year following the Termination Date.

         "Recapitalization" has the meaning specified in the Preliminary Statements.

         "Recapitalization Agreement" has the meaning specified in the Preliminary Statements.

         "Recapitalization Date" means the date on which the Recapitalization shall have been consummated in accordance with the Recapitalization Documents.

         "Recapitalization Documents" means the Recapitalization Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to the Recapitalization Agreement in connection with the consummation of the transactions contemplated by the Recapitalization Agreement.

         "Reduction Amount" has the meaning specified in Section 2.6(b)(vi).

         "Register" has the meaning specified in Section 11.7(d).

         "Registration Agreement" means the registration agreement dated the date hereof among the Borrower, MedPartners, Holdings and Pacific.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulatory Agency" means any federal, state, local or other U.S. or foreign governmental authority, bureau or agency.

         "Related Parties" means, with respect to any Sponsor, (i) any controlling stockholder or partner, eighty percent (80%) (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a fifty-one percent (51%) or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (i).

         "Related Professional Corporation" means each professional corporation which has entered into a management agreement with the Borrower, any of its Subsidiaries or any other Related Professional Corporation, other than a professional corporation with respect to which (i) the Borrower does not have the right to designate or replace the sole shareholder (or a majority of the shareholders, if applicable) pursuant to an agreement between such professional corporation and the Borrower, any of its Subsidiaries or any Related Professional Corporation and (ii) the Borrower does not have the right to participate, directly or indirectly, in the profits or losses of such professional corporation in accordance with the applicable management agreement, provided, that in any event, it includes as of the date hereof the entities listed as a "Related Professional Corporation" on the Organization Schedule included in the disclosure letter to the Recapitalization Agreement.

         "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

         "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(24) and/or any other applicable Environmental Laws.

         "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(23) and/or any other applicable Environmental Laws.

         "Required Lenders" means at any time Lenders (other than Defaulting Lenders) the sum of whose outstanding Term A Advances, Term B Advances and Revolving Credit Commitments (or, if after the Revolving Credit Facility has been terminated, outstanding Revolving Credit Advances) constitute greater than 50% of the sum of (a) the aggregate principal amount of the Term A Advances and Term B Advances (in each case owing to Lenders which are not Defaulting Lenders) outstanding at such time and (b) the Revolving Credit Facility less the aggregate Revolving Credit Commitments of Defaulting Lenders (or, if after the Revolving Credit Facility has been terminated, outstanding Revolving Credit Advances of Revolving Credit Lenders (other than Defaulting Lenders)). For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

         "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(25) and/or any other applicable Environmental Laws.

         "Responsible Officer" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, any Vice President, the Controller or the Treasurer of such Loan Party.

         "Revolving Credit Advance" has the meaning specified in Section 2.1(c).

         "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

         "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to this Agreement.

         "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

         "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

         "Revolving Credit Termination Date" means the earlier of (a) the fifth anniversary of the Closing Date, and (b) the Termination Date.

         "Secured Obligations" has the meaning specified in the Security Agreement.

         "Secured Parties" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "Security Agreement" has the meaning specified in Section 3.1(a).

         "Senior Debt" means, as at any date of determination thereof, the aggregate outstanding principal balance of (a) all Term A Advances, Term B Advances, Revolving Credit Advances, Swing Line Advances, Letter of Credit Advances and the aggregate Available Amount of all Letters of Credit and (b) all Debt for borrowed money and all Capitalized Leases, unless such Debt or Capitalized Lease is expressly subordinate to the obligations of the Borrower and its Subsidiaries to the Agents and the Lenders under the Loan Documents.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital as then presently conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Sponsor" or "Sponsors" means any or all (as the context may require) of Madison Dearborn Capital Partners II, LP, Cornerstone Equity Investors IV, L.P., Healthcare Equity Partners, LP and each of their respective Related Parties.

         "Standby Letter of Credit" means any Letter of Credit other than a Trade Letter of Credit.

         "Stockholders Agreement" means the stockholders agreement dated the date hereof among the Borrower, MedPartners, Holdings and Pacific and other parties thereto from time to time, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

         "Subordinated Debt" means (i) any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Administrative Agent and Required Lenders and (ii) the Subordinated Notes.

         "Subordinated Debt Financing" means Subordinated Debt of the Borrower in an amount of not less than $100,000,000 evidenced by the Subordinated Notes.

         "Subordinated Notes" means (i) the subordinated notes, if any, issued by the Borrower pursuant to the Subordinated Notes Indenture and (ii) the subordinated notes, if any, issued in exchange for such subordinated notes in an exchange offer pursuant to the Subordinated Notes Indenture and on terms and conditions reasonably satisfactory to the Administrative Agent.

         "Subordinated Notes Indenture" means the Indenture dated as of the date hereof between the Borrower and United States Trust Company of New York, as trustee.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary (other than Immaterial Subsidiaries) of the Borrower and each Person who shall have executed and delivered or become party to a Subsidiary Guaranty.

         "Subsidiary Guaranty" has the meaning specified Section 3.1(a).

         "Surviving Debt" shall have the meaning specified in Section 4.19(b).

         "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.1(e) or (b) any Revolving Credit Lender pursuant to
Section 2.2(b).

         "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "Swing Line Facility" has the meaning specified in Section 2.1(e).

         "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

         "Taxes" has the meaning specified in Section 2.12(a).

         "Term A Advance" has the meaning specified in Section 2.1(a).

         "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

         "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Term A Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

         "Term A Lender" means any Lender that has a Term A Commitment.

         "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

         "Term B Advance" has the meaning specified in Section 2.1(b).

         "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

         "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7 as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

         "Term B Lender" means any Lender that has a Term B Commitment.

         "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

         "Term Facilities" means the Term A Facility and the Term B Facility.

         "Termination Date" means the date of termination in whole of the Commitments pursuant to Section 2.5 or Article 9.

         "Trade Letter of Credit" means any Letter of Credit that is issued for the benefit of a supplier of Inventory or Equipment to the Borrower or any of its Subsidiaries to effect payment for such Inventory or Equipment, the conditions to drawing under which include the presentation to the applicable Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected Lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of such Issuing Bank.

         "Transaction" means the transactions contemplated by the Recapitalization Documents and the Loan Documents.

         "Type" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

         "Unused Revolving Credit Availability" means, as of any date, the amount by which the Revolving Credit Facility exceeds the sum of the aggregate principal amount of all Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit, in each case outstanding at such time.

         "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time minus (without duplication) (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.3(c) and outstanding at such time.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of the Borrower or in respect of which any Loan Party could have liability.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' or other qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

         "Working Capital" means, for any period, Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period minus Consolidated Current Liabilities of the Borrower and its Subsidiaries (other than Consolidated Current Liabilities arising out of Debt permitted pursuant to Section 6.2).

         "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.6 or changes thereto described on
Schedule 1.3 ("GAAP"). Except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on a basis consistent with the presentation of the financial statements delivered pursuant to Section 4.6. It being understood that all financial statements delivered pursuant to

Section 7 shall be prepared in accordance with GAAP as in effect on the date of their respective preparation. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).


                                    ARTICLE 2

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT


         SECTION 2.1 The Advances.

         (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

         (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.

         (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof (other than on the Closing Date) until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(c) to the extent such Revolving Credit Advance would (combined with all other Revolving Credit Advances and after giving effect to any immediate application of the proceeds thereof) exceed the Unused Revolving Credit Availability at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances, outstanding Letter of Credit Advances or Advances requested by the Administrative Agent to cover fees or other amounts due under this Agreement) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances. No Revolving Credit Advances shall be made to the Borrower on the Closing Date.

         (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow and reborrow under this Section 2.1(d) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

         (e) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until thirty (30) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Banks' Letter of Credit Commitments at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Revolving Credit Availability at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) thirty (30) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 365 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "Notice of

Renewal") given to the applicable Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article 3 unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty (30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than thirty (30) days before the Revolving Credit Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the applicable Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal, the applicable Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(e), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(e).

         SECTION 2.2 Making the Advances. (a) Except as otherwise provided in
Section 2.3 or, with respect to Swing Line Advances, in Section 2.2(b), each Borrowing shall be made on notice, given not later than 2:00 P.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") may be by telephone, confirmed promptly in writing, or telex or telecopier in substantially the form of Exhibit E hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 1:00 P.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the

Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of Letter of Credit Advances made by the applicable Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Bank and such other Revolving Credit Lenders for repayment of Letter of Credit Advances.

         (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 2:00 P.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "Notice of Swing Line Borrowing") may be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of a requested Swing Line Advance available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than twelve (12) separate Borrowings.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including, without limitation, a return on such liquidation or deployment that would result in such Lender receiving less than it would have received had such Advances remained outstanding until the last day of the Interest Period), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.3 Issuance of and Drawings and Reimbursement Under Letters of Credit.

         (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 3:00 P.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to an Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") may be by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day),
(ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank, in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section
11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement or any other Loan Document, the provisions of this Agreement shall govern.

         (b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

         (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by any Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. The Borrower shall reimburse the applicable Issuing Bank for each Letter of Credit Advance, using its own funds or the proceeds of a Revolving Credit Borrowing or Swing Line Borrowing on the same Business Day on which such Letter of Credit is drawn. To the extent the Borrower does not so reimburse the applicable Issuing Bank, upon written demand by such Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of such Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the applicable Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the applicable Issuing Bank; provided that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the applicable Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the applicable Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

         (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

         SECTION 2.4 Repayment of Advances.

         (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

                   Date                                Amount
                   ----                                ------
             September 30, 1999                          $2,400,000
             December 31, 1999                           $2,400,000
             March 31, 2000                              $2,400,000
             June 30, 2000                           $2,400,000
             September 30, 2000                          $2,400,000
             December 31, 2000                           $2,400,000
             March 31, 2001                              $2,400,000
             June 30, 2001                           $3,000,000
             September 30, 2001                          $3,000,000
             December 31, 2001                           $3,000,000
             March 31, 2002                              $3,000,000
             June 30, 2002                           $3,900,000
             September 30, 2002                          $3,900,000
             December 31, 2002                           $3,900,000
             March 31, 2003                              $3,900,000
             June 30, 2003                           $3,900,000
             September 30, 2003                          $3,900,000
             December 31, 2003                           $3,900,000
             March 12, 2004                              $3,900,000

provided, however, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

         (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

                   Date                                Amount
                   ----                                ------
             December 31, 1999                       $   900,000
             December 31, 2000                       $   900,000
             December 31, 2001                       $   900,000
             December 31, 2002                       $   900,000
             December 31, 2003                       $   900,000
             June 30, 2004                      $21,375,000
             September 30, 2004                      $21,375,000
             December 31, 2004                       $21,375,000
             March 12, 2005                          $21,375,000

provided, however, that the final principal installment shall be equal to the aggregate principal amount of the Term B Advances outstanding on such date.

         (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the seventh day after the requested date of such Swing Line Advance) and the Revolving Credit Termination Date.

         (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the applicable Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense (other than payment) or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                           (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents;

provided, however, that the Borrower (or any other Loan Party) or any other Lender Party shall not be obligated to reimburse any Issuing Bank or other Lender Party for any wrongful payment or indemnify any Issuing Bank or other Lender Party for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence, bad faith or willful misconduct or an intentional violation of law by such Issuing Bank or any other Lender Party.

         SECTION 2.5 Termination or Reduction of the Commitments.

         (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Unused Revolving Credit Commitments; provided, however, that each partial reduction of such Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

         (b) Mandatory. (i) The Term A Commitments of the Term A Lenders shall automatically and permanently terminate and shall be of no further force and effect on the Closing Date after the Term A Borrowing has been made by the Term A Lenders.

                  (ii) The Term B Commitments of the Term B Lenders shall automatically and permanently terminate and shall be of no further force and effect on the Closing Date after the Term B Borrowing has been made by the Term B Lenders.

                  (iii) On and after the date that all Term A Advances and Term B Advances shall have been repaid in full, the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.6(b)(i), (ii), (iii) or
(iv) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (v) In the event the Closing Date shall not have occurred by the close of business on March 16, 1999 then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

         SECTION 2.6  Prepayments.

         (a) Optional. The Borrower may, without premium or penalty, upon at least one (1) Business Day's notice in the case of Prime Rate Advances and three
(3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together, in the case of Term A Advances and Term B Advances, with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in Section 11.4(c). Each prepayment made pursuant to this Section 2.6(a) shall be applied to repay those Facilities designated by the Borrower and unless otherwise designated by the Borrower with respect to such Facilities, such prepayment shall be applied first to the payment of Prime Rate Advances and second to the payment of Eurodollar Rate Advances; provided, that if the Borrower designates that any prepayment made pursuant to this Section 2.6(a) is to be applied to the Term Facilities, such prepayment shall be applied ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash

Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or the Revolving Credit Lenders, as applicable.

         (b) Mandatory. (i) Within one hundred twenty (120) days following the end of each Fiscal Year in which the ratio of Consolidated Senior Debt to EBITDA at the end of such Fiscal Year equals or is greater than 1.75:1, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's Chief Executive Officer or Chief Financial Officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year (except that in the case of Fiscal Year 1999, such calculation shall be made for the period from April 1, 1999 through the end of such Fiscal Year) along with a prepayment of the then outstanding Advances equal to seventy-five percent (75%) of the annual Excess Cash Flow; provided, however, that if the ratio of Consolidated Senior Debt to EBITDA, measured at the end of such Fiscal Year of the Borrower, for such Fiscal Year of the Borrower, is (x) less than 1.75:1 and greater than or equal to 1:00:1, then the required prepayment of the then outstanding Advances shall be in the amount of fifty percent (50%) of the annual Excess Cash Flow and (y) less than 1.00:1, then the required prepayment of the then outstanding Advances shall be in the amount of zero (0%) of the annual Excess Cash Flow.

                  (ii) Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from Asset Dispositions, unless such proceeds may be reinvested in accordance with the definition of "Asset Disposition," the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $2,000,000 in any Fiscal Year.

                  (iii) Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to, with respect to any (x) Debt Issuance, one hundred percent (100%), and
(y) Equity Issuance, fifty percent (50%), of such Net Cash Proceeds.

                  (iv) Within five (5) days after receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) above, unless the Borrower or such Subsidiary intends in good faith to reinvest such proceeds in accordance with the definition of "Extraordinary Receipt," the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $1,000,000 in any Fiscal Year.

                  (v) Each prepayment made pursuant to clause (i), (ii), (iii) or (iv) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: first, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; second, to prepay Swing Line Advances then outstanding until such Advances are paid in full; third, to prepay Revolving Credit Advances and Letter of Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(iv) in the amount of such prepayment) until such Revolving Credit Advances are paid in full; and fourth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding and within any of the foregoing Facilities, unless otherwise designated by the Borrower, such prepayments shall be applied first to the payment of Prime Rate Advances and second to the payment of Eurodollar Rate Advances. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower. Upon the termination of all of the Commitments and the final payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit and the final payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

                  (vi) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vii) At any time that the aggregate amount of Revolving Credit Advances, Letter of Credit Advances, Swing Line Advances and the aggregate Available Amount of all Letters of Credit, in each case outstanding, exceeds the Revolving Credit Facility, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Facility.

                  (viii) The foregoing notwithstanding, the provisions of this
Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

         (c) Application of Prepayments to the Term A Facility and the Term B Facility. Upon receipt of any amounts to be applied to the prepayment in respect of the Term A Facility and the Term B Facility pursuant to this Section 2.6, the Administrative Agent shall apply such amounts to the prepayment of the Term A Advances and Term B Advances ratably; provided, however, that the Borrower may, by providing prompt notice to the Administrative Agent, offer the Term B Lenders the option to decline to accept any prepayments made pursuant to Section 2.6(b), and, if within five

(5) Business Days of receiving a copy of such notice from the Administrative Agent, any Term B Lender notifies the Administrative Agent that it elects to refuse to accept the prepayment of its Term B Advances, the Administrative Agent shall apply the portion of such prepayment that would have been allocated to the repayment of such Lender's Term B Advances, to the prepayment of the Advances of the Lenders under the Term A Facility (to the extent that there are Term A Advances then outstanding) and of the Advances of the Term B Lenders which have not so refused ratably to each unpaid installment of principal of each such Facility (and, if all Lenders under the Term B Facility elect to refuse their ratable share of such prepayment, only to the Advances of the Lenders under the Term A Facility, to the extent that there are Term A Advances then outstanding). If any Term B Lender shall not give notice to the Administrative Agent within such five (5) Business Day period, the Administrative Agent shall assume that such Lender shall have accepted such prepayment.

         SECTION 2.7 Interest.

         (a) Scheduled Interest. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Prime Rate Advances. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time plus (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears quarterly on the last day of each fiscal quarter during such periods.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest. Notwithstanding the foregoing, the Borrower shall pay interest on any Advance and all other amounts then due and payable outstanding under the Facilities at the applicable Post-Default Rate (to the extent permitted by law) whenever an Event of Default has occurred and is continuing (i) under Section 9.1 for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Administrative Agent and (ii) under any Section contained in Article 9 (other than Section 9.1) for the period commencing on the sixty-first day after the occurrence of such Event of

Default (if not then cured or waived) until such Event of Default has been cured or waived as acknowledged in writing by the Administrative Agent.

         (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii).

         SECTION 2.8 Fees.

         (a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders (other than Defaulting Lenders), commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1999, and on the Revolving Credit Termination Date at a rate per annum equal to 0.500% per annum on the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that the commitment fee shall be decreased to 0.375% per annum during any periods when the ratio of Consolidated Funded Debt to EBITDA is less than or equal to 3.0:1 determined in the same manner as is the Applicable Margin for the Term A Facility and the Revolving Credit Facility three (3) Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.3 or 7.4 and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Funded Debt to EBITDA. For purposes of this subsection (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders (other than the Lender Parties which have made the Swing Line Advances). Notwithstanding the foregoing, prior to the date which is six months from the date hereof, the rate per annum on the average daily Unused Revolving Credit Commitment of such Lender shall be equal to 0.500%.

         (b) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1999 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to (x) the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility with respect to Standby Letters of Credit and (y) 50% of the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility with respect to Trade Letters of Credit.

                  (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the applicable Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at a rate to be agreed upon between the Borrower and the applicable Issuing Bank, which amount shall be payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the applicable Issuing Bank shall agree.

         (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent, including pursuant to the Fee Letter.

         SECTION 2.9 Conversion of Advances.

         (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 2:00 P.M. (New York time) on the third Business Day prior to the date of a proposed Conversion of Advances into Eurodollar Rate Advances and on the Business Day prior to the date of a proposed conversion of Eurodollar Rate Advances into Prime Rate Advances, and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10 Increased Costs, Etc.

         (a) If, due to either (i) the introduction of or any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or profit or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then, subject to Section 11.4(f), the Borrower shall from time to time, within five (5) days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost (except to the extent already reflected in the definition of Eurodollar Rate); provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost setting forth in reasonable detail the basis for calculation of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to the introduction of or any change in or in the interpretation of any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, within five (5) days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts setting forth in reasonable detail the basis for calculation of such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, at the end of such applicable Interest Periods (or sooner if required by law), Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, result in an economic, legal or regulatory disadvantage to such Lender.

         SECTION 2.11 Payments and Computations.

         (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 P.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder (after giving effect to applicable grace periods, if any) or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

         (d) Interest, fees and Letter of Credit commissions shall be computed by the Administrative Agent on the basis of the actual number of days (including the first day but excluding the last day) elapsed over a year of 360 days; provided, that interest on all Prime Rate Advances shall be computed on the basis of the actual number of days (including the first day but excluding the last day) elapsed over a year of 365 or 366 days, as the case may be. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.12 Taxes.

         (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender

Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender Party that is not a United States Person shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, the Internal Revenue Code or the Treasury Regulations thereunder, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. In addition, each Lender Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender Party. Each Lender Party shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         (h) Each Lender Party shall, to the extent it is legally entitled to do so, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender Party's complete exemption from withholding on all payments under this Agreement or the Notes.

         SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise)

(i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.14 Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (a) with respect to the Term Advances, to (i) finance in part the Recapitalization and (ii) pay fees and expenses incurred in connection with the Recapitalization in an amount not to exceed $20,000,000, and (b) with respect to the Revolving Credit Advances, to finance (i) working capital, (ii) general corporate purposes of the Borrower and its Subsidiaries and (iii) Permitted Acquisitions.

         SECTION 2.15 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

         (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

         (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

         (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.16 Removal of Lender. In the event that any Lender Party (an "Affected Lender") (a) demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or (b) asserts, pursuant to Section 2.10(d) that it is unlawful for such Affected Lender to make Eurodollar Rate Advances, then (subject to such Affected Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon 20 days' prior written notice to such Affected Lender and the Administrative Agent, with the reasonable assistance of the Administrative Agent, elect to cause such Affected Lender to assign all of its rights and obligations under the Agreement (including, without limitation, all of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to an Eligible Assignee selected by the Borrower which is reasonably satisfactory to the Administrative Agent, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment (including, without limitation, amounts owing to such Affected Lender pursuant to Section 2.3, 2.4, 2.7, 2.8, 2.10 or 2.12) and in such case such Affected Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with Section 11.7. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.16, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.

                                    ARTICLE 3

                              CONDITIONS OF LENDING


         SECTION 3.1 Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of each Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction or waiver of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

         (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

                  (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

                  (ii) A security agreement in substantially the form of Exhibit F granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest (subject only to Liens permitted under Section 6.1) in the Collateral described therein (together with each other security agreement delivered pursuant to Section 5.11, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "Security Agreement"), duly executed by the Borrower and each Subsidiary Guarantor, together with:

                           (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement (subject only to Liens permitted under Section 6.1), covering the Collateral described in the Security Agreement;

                           (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any Subsidiary Guarantor as debtor, together with copies of such financing statements;

                           (C) evidence of the completion of (or provision for) all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                           (D) evidence of the insurance required by the terms of the Security Agreement;

                           (E) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

                           (F) in the case of the Borrower's Foreign
         Subsidiaries, all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in (x) 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock and (y) 100% of the non-voting stock of each Foreign Subsidiary; and

                           (G) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests (subject to Liens permitted pursuant to Section 6.1) created under the Security Agreement has been taken.

                  (iii) (A) Mortgages duly executed by the Borrower or applicable Subsidiary Guarantor for each parcel of real property listed on
Schedule 4.20, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Agents) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Agents, to create a valid and enforceable first priority Lien on each parcel of real property listed on Schedule 4.20 (subject only to Permitted Liens) in favor of the Administrative Agent (or a trustee acting on behalf of the Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

                           (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to the Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage Liens on the respective parcels of real property, free and clear of all defects, encumbrances and other Liens except Permitted Liens, (2) be in form and substance reasonably satisfactory to the Administrative Agent, (3) include, as appropriate, and to the extent reasonably available, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, and (4) to the extent reasonably available, provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

                           (C) Surveys, in form and substance satisfactory to the Administrative Agent, of each parcel of real property listed on
         Schedule 4.20, dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner satisfactory to the Administrative Agent for the benefit of the Lenders.

                  (iv) An intellectual property security agreement in substantially the form of Exhibit G hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first priority security interest (subject to Liens permitted pursuant to Section 6.1) in all of the Borrower's and each Subsidiary Guarantor's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.11, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "Intellectual Property Security Agreement"), duly executed by the Borrower and each Subsidiary Guarantor, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens (subject to Liens permitted pursuant to Section 6.1) and security interests created under the Intellectual Property Security Agreement has been taken.

                  (v) A pledge agreement substantially in the form of Exhibit H hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Pledge Agreement") pursuant to which all of the issued and outstanding capital stock of the Borrower held by Holdings shall be pledged to the Administrative Agent as security for the Obligations, together with the certificates representing all shares pledged thereunder, undated stock powers executed in blank and proxies with respect thereto.

                  (vi) A guaranty in substantially the form of Exhibit I hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Guaranty"), duly executed by Holdings.

                  (vii) A guaranty in substantially the form of Exhibit J hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

                  (viii) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Recapitalization, this Agreement, the Notes, and each other Loan Document and Recapitalization Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental, shareholder and other third party approvals and consents, if any, with respect to the Recapitalization, this Agreement, the Notes, and each other Loan Document and Recapitalization Document.

                  (ix) A copy of the charter (or equivalent document) of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation or organization as being a true and correct copy thereof.

                  (x) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation or organization, dated within ten (10) Business Days of the date of the Initial Extension of Credit, listing the charter (or equivalent document) of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter (or equivalent document) on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated or organized and in good standing under the laws of the State of the jurisdiction of its incorporation or organization.

                  (xi) A copy of a certificate of the Secretary of State of each State listed on Schedule 3.1(a)(xi), dated reasonably near the date of the Initial Extension of Credit, stating that the Borrower and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (xii) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter (or equivalent document) of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.1(a)(xii),
(B) a true and correct copy of the bylaws (or equivalent document) of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the truth in all material respects of the representations and warranties made by such Loan Party contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (D) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (xiii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (xiv) Such financial, business and other information regarding Holdings, the Borrower and each Subsidiary Guarantor and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, audited financial statements of the Borrower for its most recent three (3) Fiscal Years, unaudited financial statements dated the end of the most recent fiscal quarter, if any, for which financial statements are available, an unaudited pro forma balance sheet of the Borrower and its Subsidiaries which gives effect to the Transaction as if it had occurred on the last day of the most recently completed fiscal quarter of the Borrower, an unaudited pro forma income statement of the Borrower (including a calculation of EBITDA) which gives effect to the Transaction for the trailing twelve (12) months of operations ending on the most recently completed fiscal quarter of the Borrower and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders. All pro forma financial statements shall be prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

                  (xv) Notices of Borrowing with respect to each of the Term Facilities pursuant to which the Borrower shall request an Initial Extension of Credit in an aggregate amount of not more than $150,000,000.

         (b) The Agents shall be satisfied with (i) the corporate, ownership and legal structure and capitalization of the Borrower, each of its Subsidiaries and each Related Professional Corporation after the Recapitalization, including, without limitation, the terms and conditions of the charter, by-laws (or equivalent documents), stockholder agreements and each class of capital stock or membership interests of the Borrower, each such Subsidiary and each Related Professional Corporation and of each agreement or instrument relating to such structure or capitalization and (ii) the management of the Borrower, each of its Subsidiaries and each Related Professional Corporation (after giving effect to the Recapitalization).

         (c) The Agents shall be satisfied that all Existing Debt has been (or, upon consummation of the Recapitalization will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished concurrently with the funding of the Initial Extension of Credit and that all Surviving Debt shall be on terms and conditions satisfactory to the Agents.

         (d) There shall have occurred no Material Adverse Change (including any event which, in the opinion of the Agents, is reasonably likely to result in a Material Adverse Change) in the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management or prospects of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent audited financial statements of the Borrower delivered to the Administrative Agent; provided, that the implementation or effectiveness of the final rule entitled "Medicare Program: Revisions to Payment Policies and Adjustments to the Relative Value Units under the Physician Fee Schedule for Calendar Year 1999" published at 63 Fed. Reg. 58814, et seq. (November 2, 1998) shall not be deemed to cause a Material Adverse Change; and no material inaccuracy in such financial statements shall exist.

         (e) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or Regulatory Agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Borrower and its Subsidiaries, taken as a whole,
(B) materially and adversely affect the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party or (C) materially and adversely affect the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents or (ii) purports to materially and adversely affect any aspect of the Transaction or the Facilities (collectively, a "Material Adverse Effect"); provided, that the implementation or effectiveness of the final rule entitled "Medicare Program: Revisions to Payment Policies and Adjustments to the Relative Value Units under the Physician Fee Schedule for Calendar Year 1999" published at 63 Fed. Reg. 58814, et seq. (November 2, 1998) shall not be deemed to cause a Material Adverse Effect; and there shall have been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.9.

         (f) All governmental, shareholder and other third party consents (except for third party consents with respect to contracts entered into in the ordinary course of business which are not material) and approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) necessary or desirable in connection with each aspect of the Transaction and the other transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Agents) and shall remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any authority; and no law or regulation shall be applicable in the reasonable judgment of the Agents that could restrain, prevent or impose any materially adverse conditions upon any aspect of the Transaction or such other transactions or that could seek or threaten any of the foregoing.

         (g) There shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the Transaction in the manner contemplated by the Recapitalization Documents.

         (h) The Agents and their counsel shall have completed their business, legal, environmental, tax, pension, regulatory and accounting due diligence investigation of the Borrower's, the other Loan Parties' and their respective Subsidiaries' business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), management and prospects and shall be satisfied with the results thereof. This condition shall be deemed satisfied unless any additional information is disclosed to or discovered by the Agents which the Agents deem materially adverse in respect of the condition (financial or otherwise), business, assets, liabilities, properties, results of operations or prospects of the Borrower and its Subsidiaries. The Borrower and each of the Guarantors shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested upon reasonable notice in order to carry out its investigations, appraisals and analyses and the Administrative Agent shall have received all additional financial, business and other information regarding the Borrower and its Subsidiaries and properties as they shall have reasonably requested.

         (i) The Borrower shall have delivered either (i) a certificate, in form and substance satisfactory to the Agents, attesting to the financial condition and Solvency of the Borrower and the

Subsidiary Guarantors, together with their Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Transaction, from its Chief Financial Officer or (ii) in the event that the Borrower receives a third party Solvency opinion from an independent expert in connection with the Transaction, such opinion shall (A) be addressed to the Agents and (B) provide that the Agents shall be entitled to rely thereon.

         (j) The Lenders shall be satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

         (k) The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as loss payee or an additional insured, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

         (l) The Administrative Agent shall have received (i) satisfactory opinions of counsel to the Borrower and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents) and local and special counsel to the extent requested by the Administrative Agent, as to the Transaction and (ii) reliance letters permitting the Agent and Lenders to rely on each of the opinions of counsel delivered in connection with the Recapitalization, including the opinions of counsel delivered to MedPartners.

         (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be reasonably satisfactory to counsel for the Agents.

         (n) All fees and expenses due and payable to the Agents, and Initial Lenders and/or their affiliates pursuant to the Commitment Letter, Fee Letter or otherwise (including the reasonable fees and expenses of counsel for the Agents and local counsel for the Agents) shall have been paid in full as contemplated therein and the Borrower and the Sponsors shall have complied with all of their obligations under the Commitment Letter and the Fee Letter.

         (o) The Recapitalization shall have been consummated (contemporaneously with the Initial Extension of Credit) pursuant to the terms and conditions of the Recapitalization Agreement (and none of the material terms or conditions of the Recapitalization Agreement or any other material Recapitalization Documents (including, but not limited to, MedPartners' obligations with respect to the indemnification of post-closing claims by the Borrower under the Recapitalization Agreement including Medical Malpractice Claims (as defined in the Recapitalization Agreement)) shall have been waived or modified except with the prior approval of the Agents) and in compliance with all applicable laws and with all necessary consents and approvals. The final terms and conditions of the Recapitalization Documents shall be satisfactory in all respects to the Agents, and the Administrative Agent shall have received certified copies of each of the Recapitalization Documents, each of which shall be satisfactory to the Agents and in full force and effect. Management or employment agreements with each of Lynn Massingale, MD, Jeffrey Bettinger, David Jones and Michael Hatcher shall have been entered into on terms and conditions satisfactory to the Administrative Agent and the Lenders and the Borrower shall have delivered to the Administrative Agent certified copies of each such agreement.

         (p) The Administrative Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Recapitalization, or that any conditions to avoiding such restrictions have been satisfied.

         (q) The Equity Financing and the Subordinated Debt Financing shall have been consummated on terms reasonably satisfactory to the Agents pursuant to definitive documentation in form and substance reasonably satisfactory to the Agents and all conditions precedent to the consummation of the Equity Financing and the Subordinated Debt Financing shall have been satisfied or, with the prior approval of the Agents, waived. The Agents shall be satisfied that (i) funds from the Equity Financing, the Subordinated Debt Financing and the Facilities are sufficient to consummate the Transaction, and (ii) there shall be no drawdown under the Revolving Credit Facility on the Closing Date. The Agents shall be satisfied that the Borrower shall have received funds from the Equity Financing and the Subordinated Debt Financing.

         (r) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations T, U, and X.

         (s) The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

         (t) The Agents and the Lenders shall be satisfied that (i) the Borrower is taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the Borrower to successfully address the Year 2000 Problem, and (ii) the Borrower's material computer applications will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

         (v) The Agents shall have received evidence satisfactory to them that the Borrower's Ratio of Consolidated Funded Debt to EBITDA (calculated on a basis satisfactory to the Agents) shall not exceed 4.8:1.0 on the Closing Date.

         (w) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be satisfactory to counsel for the Administrative Agent.

         SECTION 3.2 Conditions Precedent to Each Borrowing and Issuance. The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.3(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.2(b)), and the obligation of an Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

         (a) Each of the conditions precedent listed in Section 3.1 shall have been previously or concurrently satisfied or waived in accordance with this Agreement.

         (b) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case, as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default or Event of Default; and

                  (iii) for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the Revolving Credit Facility equals or exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively; and

         (c) The Administrative Agent shall have received from the Borrower a duly executed Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal as applicable.

         SECTION 3.3 Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


         The Borrower represents and warrants as follows:

         SECTION 4.1 Organization. The Borrower and each of the Subsidiary Guarantors (a) is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate or other power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, Holdings and Pacific collectively beneficially own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of the capital stock of the Borrower.

         SECTION 4.2 Subsidiaries. As of the date hereof, set forth on Schedule
4.2 hereto is a complete and accurate list of all Subsidiaries of the Borrower and each Related Professional Corporation, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares or membership interests of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares or membership interests of each such class owned (directly or indirectly) by the Borrower or one of its Subsidiaries at the date hereof. All of the outstanding capital stock or membership interests of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents or Liens permitted under Section 6.1.

         SECTION 4.3 Corporate Power, Authorization. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party's charter or bylaws (or equivalent documents), (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award in each case binding on such Loan Party, (c) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties, except where such conflict, breach or default could not reasonably be expected to result in a Material Adverse Effect or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         SECTION 4.4 Governmental Authorizations, Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required for (a) the due execution, delivery, recordation, filing or performance by the Borrower or any Subsidiary Guarantor of this Agreement, the Notes, any other Loan Document or any Recapitalization Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals (other than immaterial third party consents), actions, notices and filings obtained on or prior to the date hereof listed on Schedule 4.4, all of which have been duly obtained, taken, given or made (or provision has been provided for in a manner satisfactory to the Administrative Agent) and are in full force and effect and except for filings required to be made in connection with the perfection of the security interests created under the Collateral Documents and compliance with securities laws and other laws regarding dispositions of collateral. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         SECTION 4.5 Due Execution, Validity, Enforceability. This Agreement has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each of the Borrower and each Subsidiary Guarantor party thereto. This Agreement is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each of the Borrower and each Subsidiary Guarantor party thereto, enforceable against the Borrower or such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         SECTION 4.6 Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998 and the related consolidated statements of income and consolidated statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by (in the case of such Consolidated financial statements) an opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at January 31, 1999 and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the month then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject, in the case of said balance sheet as at January 31, 1999 and said statements of income and cash flows for the month then ended, to normal year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, except for the incurrence of Debt in connection with the Recapitalization and other transactions in connection therewith, since December 31, 1998, there has been no Material Adverse Change.

         SECTION 4.7 Pro Forma Financial Statements. The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries for the period then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Initial Lender, (a) fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case after giving effect to the Transaction, (and the financial statements utilized in preparing such pro forma statements were prepared in accordance with GAAP) and (b) have been prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

         SECTION 4.8 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender (other than projections) for purposes of or in connection with this Agreement or any transaction contemplated herein or the syndication of the Facilities contemplated hereby is, (and, solely with respect to any such information furnished on behalf of Borrower or any Subsidiary by a third party, to the best of Borrower's knowledge after due inquiry are and will be) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         SECTION 4.9 Litigation. Other than the litigation disclosed on Schedule
4.9 (the "Disclosed Litigation"), there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, any Related Professional Corporation or any professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower, any of its Subsidiaries or any Related Professional Corporation), including, without limitation, any Environmental Action, pending or, to the Borrower's knowledge, threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.9.

         SECTION 4.10 Regulation U. No part of the proceeds of any Advance will be used to purchase or carry any Margin Stock, directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such Margin Stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

         SECTION 4.11  ERISA.

         (a) As of the Closing Date, except as set forth on Schedule 4.11 hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans.

         (b) As of the Closing Date, set forth on Schedule 4.11 is a complete and accurate list of all Welfare Plans and all defined contribution plans to which the Borrower or any of its Subsidiaries is a party, whether written or oral. Each Welfare Plan, defined contribution plan and Benefit Arrangement materially complies with, and has been operating in all material respects, in accordance with, all applicable laws, including, without limitation, the provisions of ERISA.

         (c) Each defined contribution plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under
Section 501(a) of the Code, and nothing has occurred or is reasonably expected to occur that would adversely affect the qualified status of any of the defined contribution plans or any related trust subsequent to the issuance of such determination letter.

         (d) No event has occurred in connection with any Welfare Plan, defined contribution plan or Benefit Arrangement which has, or could reasonably be expected to result in any fine, penalty, assessment or other similar liability in excess of $5,000,000 for which the Borrower or any of its Subsidiaries may be responsible, whether by reason of operation of law or contract.

         (e) Except as set forth in the financial statements referred to in this
Section 4.6 and in Article 7, neither the Borrower nor any of its Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         SECTION 4.12 Casualty. Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.13 Environmental Matters.

         (a) The operations and properties of the Borrower and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         (b) Except as disclosed on Schedule 4.13 hereto, (i) none of the properties owned or operated as of the date hereof or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the best of its knowledge, as of the date hereof, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries;
(iii) to the best of its knowledge, there is no material asbestos or asbestos-containing material on any property owned or operated on the date hereof by the Borrower or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of in violation in any material respect of any Environmental Law on any property currently owned or operated by the Borrower or any of its Subsidiaries, or any property formerly owned or operated by the Borrower or any of its Subsidiaries.

         (c) As of the date hereof, except as disclosed on Schedule 4.13 hereto,
(i) neither the Borrower nor any of its Subsidiaries is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower or any of its Subsidiaries or any property formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner which complies in all material respects with Environmental Laws or in a manner that could not be reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.14 Collateral Documents.

                  (a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the ratable benefit of the Lender Parties pursuant to the Security Agreement, a legal, valid and enforceable security interest in the Collateral owned by such Loan Party, and the Security Agreement, together with the filings of Form UCC-1 and assignment of certain of such Form UCC-1's or Form UCC-3 in all relevant jurisdictions creates a first Lien on, and security interest in all of the Collateral described therein, subject to no other Liens other than Liens permitted under Section 6.1. Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code and which have an aggregate fair market value of less than $1,000,000, all such Liens have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected Liens except for Liens permitted under Section 6.1. The Intellectual Property Security Agreement creates (assuming all necessary filings with the United States Patent and Trademark Office and the United States Copyright Office have been appropriately and duly made), as security for the Obligations purported to be secured thereby, a valid and enforceable, and upon the recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Intellectual Property Security Agreement, perfected security interest in and Lien on the trademarks, patents and copyrights covered by the Intellectual Property Security Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Parties, superior to and prior to the rights of all third Persons. The Borrower and its Subsidiaries have good and marketable title to all Collateral, free and clear of all Liens except Liens permitted under Section 6.1.

                  (b) The security interests created in favor of Administrative Agent, as pledgee for the benefit of the Lenders under the Security Agreement and the Holdings Pledge Agreement together with the delivery of the certificates pursuant thereto and delivery of appropriate endorsements executed in blank, constitute first perfected security interests in the Pledged Shares and Pledged Debt (as such terms are defined in the Security Agreement and the Holdings Pledge Agreement) pledged under such agreements, subject to no security interests of any other Person other than Permitted Liens and unperfected Liens permitted under Section 6.1(g). Except as set forth in the Security Agreement and the Holdings Pledge Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation) within ten (10) Business Days after the Closing Date are required in order to perfect the security interests created in the Pledged Shares or Pledged Debt under the Security Agreement or Holdings Pledge Agreement.

                  (c) Assuming the Mortgages are appropriately and duly filed and recorded, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the real property listed on Schedule 4.20 subject to a Mortgage and the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the ratable benefit of the Lender Parties, superior to and prior to the rights of all third Persons (except that the security interest created in such real property and the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under Section 6.1).

         SECTION 4.15 Taxes.

         (a) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid (prior to the date on which penalties attach thereto) all taxes shown thereon to be due, together with applicable interest and penalties (other than de minimus taxes which are not overdue more than thirty (30) days and any taxes the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         (b) There is no unpaid amount of adjustments to the state, local and foreign tax liability of the Borrower and each of its Subsidiaries proposed by any state, local or foreign taxing authorities which could reasonably be expected to result in a Material Adverse Effect (other than amounts arising from adjustments to Federal income tax returns and other than adjustments the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         SECTION 4.16 Compliance with Securities Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         SECTION 4.17 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         SECTION 4.18 Debt.

         (a) Set forth on Schedule 4.18(a) is a complete and accurate list of all Debt which will be repaid by the Borrower on or prior to the Closing Date (the "Existing Debt"), the principal amount of which is greater than $250,000, showing as of the date hereof the principal amount outstanding thereunder and the maturity date thereof.

         (b) Set forth on Schedule 4.18(b) is a complete and accurate list of all Debt which will not be repaid by the Borrower on or prior to the Closing Date (the "Surviving Debt"), the principal amount of which is greater than $100,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         SECTION 4.19 No Defaults, Compliance with Laws.

         (a) Except as set forth on Schedule 4.19 hereto, neither the Borrower nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower, each of its Subsidiaries, each Related Professional Corporation and each professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, ordinances, regulations, resolutions, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign and all applicable Environmental Laws and Regulations, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20 Owned Real Property. As of the date hereof, set forth on
Schedule 4.20 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens.

         SECTION 4.21 Leased Real Property. As of the date hereof, set forth on
Schedule 4.21 is a complete and accurate list of all leases of real property with an annual rent in excess of $250,000 under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

         SECTION 4.22 Material Contracts. Set forth on Schedule 4.22 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and, to the best knowledge of the Borrower with respect to all parties other than the Loan Parties, is binding upon and enforceable against all parties thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto. To the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.23 Investments. As of the date hereof, set forth on Schedule
4.23 is a complete and accurate list of all Investments in excess of $250,000 held by the Borrower or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         SECTION 4.24 Intellectual Property. As of the date hereof, set forth on
Schedule 4.24 is a complete and accurate list of all patents, registered trademarks, service marks and copyrights, and all applications therefor, all material unregistered trademarks, service marks, trade names and copyrights, and all licenses of any of the foregoing (except for licenses of commercially available software), of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property material to the conduct of its business as now or heretofore conducted by it except to the extent the failure to so own or have such rights could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.25 Recapitalization Documents. Each Recapitalization Document to which the Borrower or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Recapitalization Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect. All representations and warranties made in the Recapitalization Documents were true and correct in all material respects at the time as of which such representations and warranties were made; provided, however, that any representation made relating to any party other than any Loan Party is made to the best knowledge of the Borrower.

         SECTION 4.26 Fees. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Borrower or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

         SECTION 4.27 Government Consents for Conduct of Business.

         (a) The Borrower and each Subsidiary Guarantor has, and is in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Regulatory Agencies and are otherwise necessary for such Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, would have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited (in any material respect) any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and validly granted or issued, is in full force and effect, and neither has been suspended, rescinded, revoked, forfeited, or assigned to a party other than the Borrower or any of its Subsidiaries. Further, no conditions exist or events have occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.

         (b) Each Related Professional Corporation and each of the Borrower's, each of its Subsidiaries' and the Related Professional Corporations' employees, officers, directors, and contractors providing professional medical services to patients is, and has at all times been, while serving in such capacity (i) duly licensed and certified (as and where required) by each regulatory body having jurisdiction over services rendered by such Person, and (ii) eligible (as and where required) to participate in Medicare, Medicaid, and other federal and state funded health care reimbursement programs, where such failure to be licensed, certified or eligible, as the case may be, could reasonably be expected to have a Material Adverse Effect either individually or in the aggregate.

         SECTION 4.28 Labor Disputes; Collective Bargaining Agreement; Employee Grievances. Except as set forth on Schedule 4.28 hereto: (a) as of the date hereof, there are no collective bargaining agreements or other labor contracts covering the Borrower or any other Loan Party; (b) as of the date hereof, no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) as of the date hereof, to the Borrower's knowledge no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any other Loan Party; (d) to the Borrower's knowledge there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees which could reasonably be expected to have a Material Adverse Effect; (e) there has not been, during the three (3) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or any of their respective employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.29 Senior Debt. All of the Obligations of the Borrower and the Guarantors to the Agents and the Lenders under this Agreement and the other Loan Documents constitute "Designated Senior Debt" as defined in the Subordinated Notes Indenture and are permitted thereunder and there exists no other "Designated Senior Debt."

         The Borrower may, in addition to the reporting requirements set forth in Section 7.18, at any time and from time to time, supplement or amend any one or more of the other Schedules referred to in this Agreement (other than Schedule I), and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so supplemented or amended; provided, however, that in no event shall any such supplemented or amended disclosure cure any existing Default or Event of Default.



                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS


         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         SECTION 5.1 Compliance with Law. Comply, cause each of its Subsidiaries to comply and use its best efforts to cause the Related Professional Corporations to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

         SECTION 5.2 Payment of Taxes, Etc. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property (other than a Permitted Lien); provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

         SECTION 5.3 Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

         SECTION 5.4 Maintenance of Insurance.

         (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (b) In addition to, and without limiting the foregoing, the Borrower and its Subsidiaries shall maintain or require the maintenance of medical malpractice insurance with a responsible insurance company for or by and covering each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients, and naming the relevant Loan Party as an additional insured. Such insurance shall cover such casualties, risks and contingencies, shall be of the type and in amounts, and may be subject to deductibles as are customarily maintained by Persons employed or serving in the same or a similar capacity.

         SECTION 5.5 Preservation of Corporate Existence, Etc. Except as otherwise permitted hereunder, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, material rights (charter and statutory), material permits, material licenses, material approvals, material privileges and material franchises.

         SECTION 5.6 Visitation Rights.

         (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, during the continuance of an Event of Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries (and to the extent lawful, the Related Professional Corporations), and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

         (b) Permit the Administrative Agent and the Lender Parties to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request; provided, that in the absence of the occurrence and continuance of an Event of Default, the Administrative Agent and the Lender Parties may conduct one (1) finance examination and one (1) collateral audit per annum.

         SECTION 5.7 Keeping of Books. Keep, and cause each of its Subsidiaries and each of the Related Professional Corporations to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, each Subsidiary and each Related Professional Corporation in accordance with GAAP.

         SECTION 5.8 Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted and except where the failure to so maintain and preserve could not be reasonably expected to result in a Material Adverse Effect.

         SECTION 5.9 Performance of Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it except where the failure to so perform or observe could not be reasonably expected to result in a Material Adverse Effect.

         SECTION 5.10 Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than the Borrower or any of its Wholly-Owned Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, that in any event the following shall be permitted: (i) the transactions (including the payment of fees and expenses in connection therewith) contemplated by the Recapitalization Documents, the Loan Documents and the documents related to the Subordinated Debt, including without limitation the payment of up to $8,600,000 of bonuses or other compensation to employees on or about the Closing Date; (ii) the payment on the Closing Date, pursuant to a management agreement in form and substance reasonably satisfactory to the Agents, of one time consulting fees to the Sponsors and/or any of their respective Affiliates in an amount not to exceed $3,700,000 in the aggregate (plus out-of-pocket expenses incurred by the Sponsors and/or any of their respective Affiliates in providing services to the Borrower); (iii) the payment of Management Fees and expenses pursuant to and in accordance with the Management Services Agreement; (iv) payments under any tax sharing agreement in form and substance reasonably satisfactory to the Agents or arrangements reasonably satisfactory to the

Agents among the Borrower and other members of the affiliated group of corporations of which the Borrower is the common parent; (v) reasonable and customary directors' fees, indemnification of officers and directors and similar arrangements and payments thereunder; (vi) dividends permitted to be paid pursuant to and in accordance with Section 6.6; (vii) transactions pursuant to management contracts with affiliated physicians entered into in the ordinary course of business consistent with past practice; (viii) transactions pursuant to any contract or agreement in effect on the date hereof and set forth on
Schedule 5.10, as amended modified or replaced so long as such amendment, modification or replacement is not materially less favorable to the Borrower and its Subsidiaries than the contract or agreement in effect on the date hereof.

         SECTION 5.11 Agreement to Grant Additional Security.

         (a) Promptly, and in any event within thirty (30) days after the acquisition by the Borrower or any Subsidiary Guarantor of (i) assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $100,000), including the capital stock of any direct or indirect Subsidiary of the Borrower or (ii) any Mortgaged Property, notify the Administrative Agent of the acquisition of such assets or investments or Mortgaged Property and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments and Mortgaged Property will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets or mortgage of such Mortgaged Property practicable (the "Additional Collateral"), and the Borrower will, and will cause each Subsidiary Guarantor to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) or perfected mortgage on such Mortgaged Property pursuant to and to the full extent required by the Collateral Documents and this Agreement.

         (b) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's direct and indirect Domestic Subsidiaries (other than Immaterial Subsidiaries) as the Administrative Agent shall request to become party to, or to execute and deliver a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Borrower and its Subsidiaries under the Loan Documents, including all obligations under any Bank Hedge Agreements.

         (c) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Subsidiary Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien (subject to Liens permitted pursuant to Section 6.1) on all property (tangible and intangible) of such Subsidiary Guarantor, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and (x) 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock and (y) 100% of the non-voting stock of each Foreign Subsidiary, upon terms similar to those set forth in the Collateral Documents and otherwise reasonably satisfactory in form and substance to the Administrative Agent. The Borrower shall cause each Subsidiary Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage (to the extent provided in clause (a) above) and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrower will cause each such Subsidiary Guarantor to take all reasonable actions requested by the Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

         (d) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(ii) use reasonable efforts obtain landlord waivers, in form and substance satisfactory to the Administrative Agent, with respect to any material Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent;
(v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and to the extent requested by the Administrative Agent and to the extent the value of such Collateral exceeds $1,000,000 and use reasonable efforts to obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral with a value individually in excess of $250,000 (or $1,000,000 in the aggregate with respect to all such property) is located on any real property of the Borrower which is subject to a mortgage or other Lien and to the extent requested by the Administrative Agent, use reasonable efforts to obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) to the extent not inconsistent with the terms of this Agreement, take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

         (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to the Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

         SECTION 5.12 Interest Rate Protection. In the event that the Borrower has less than $150,000,000 of fixed rate Debt outstanding on the Closing Date, then within ninety (90) days following the Closing Date, the Borrower shall obtain and thereafter keep in effect one or more interest rate Hedge Agreements (the terms and other provisions of all such Hedge Agreements to be subject to the prior written consent of the Administrative Agent) covering an amount equal to the difference between (a) $150,000,000 and (b) the amount of such fixed rate Debt outstanding, for an aggregate period of not less than three (3) years commencing on the Closing Date.

         SECTION 5.13 Performance of Recapitalization Documents. Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the terms and provisions of each Recapitalization Document to be performed or observed by it or such Subsidiary, maintain each such Recapitalization Document in full force and effect, enforce each such Recapitalization Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under any Recapitalization Document.

         SECTION 5.14 Year 2000 Compatibility. Take all commercially reasonable action necessary to assure that its computer based systems, hardware and software used in the Borrower's and its Subsidiaries' and the Related Professional Corporations' business and operations will be able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Administrative Agent, the Loan Parties shall provide evidence to the satisfaction of the Administrative Agent of such year 2000 compatibility.

         SECTION 5.15 Assignment of Claims. If required by the Administrative Agent, the Borrower shall, within a reasonable period of time as specified by the Agent, deliver or cause to be delivered all documents necessary or desirable in order to comply with all applicable federal and state assignment of claims acts, statutes or regulations.

         SECTION 5.16 Cash Concentration Account. Promptly, and in any event not later than ninety (90) days after the Closing Date, the Borrower, at its own expense, shall cause the institution or institutions (which shall be reasonably acceptable to the Administrative Agent) (collectively, the "Lockbox Banks") with which the Borrower and its Subsidiaries maintain lockbox arrangements and accounts with respect to Receivables (collectively, the "Lockbox Accounts") to enter into arrangements reasonably acceptable to the Administrative Agent pursuant to which such Lockbox Banks shall transfer all funds from such Lockbox Accounts as are agreed to between the Borrower and the Administrative Agent on a basis reasonably acceptable to the Administrative Agent into a concentration account or accounts(collectively, the "Cash Concentration Account") in the sole control and dominion of the Administrative Agent, such Cash Concentration Account to be governed by the terms of agreements in form and substance satisfactory to the Administrative Agent. Prior to the occurrence of a Default or Event of Default, amounts deposited in the Cash Concentration Account shall be either made available to, or actually disbursed by the Administrative Agent to, the Borrower on a daily basis into an account or accounts designated by the Borrower or as otherwise directed by the Borrower. Following the Closing Date, neither the Borrower nor any of its Subsidiaries shall establish any deposit account relating to the accounts described in this Section 5.16 other than in accordance with this Section 5.16.


                                    ARTICLE 6

                               NEGATIVE COVENANTS


         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required
Lenders:

         SECTION 6.1 Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

         (a) Liens created under the Loan Documents;

         (b) Permitted Liens;

         (c) Liens existing on the date hereof and described on Schedule 6.1(c);

         (d) Purchase money Liens securing Debt permitted under Section 6.2(c)(i) upon real property or Equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or Equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or Equipment to be subject to such Liens, or Liens existing on any such real property or Equipment at the time of acquisition (whether in a stock or asset transaction) (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or Equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

         (e) Liens arising in connection with Capitalized Leases permitted under
Section 6.2(c)(i); provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

         (f) Liens securing Debt permitted under Section 6.2(c)(i) on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries

         (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.7;

         (h) Licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

         (i) Liens arising from precautionary UCC financing statements regarding operating leases not constituting Debt or consignments;

         (j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

         (k) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business so long as such deposits are not intended to be collateral for any obligation;

         (l) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations (other than for Debt for borrowed money) that do not exceed $5,000,000 at any one time outstanding

         (m) The replacement, extension or renewal of any Lien permitted by clauses (b) through (l) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

         SECTION 6.2 Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

         (a) Debt incurred pursuant to the Loan Documents;

         (b) In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Subsidiary of the Borrower; provided, that if such Debt is owed by a Subsidiary of the Borrower which is not a Guarantor such Debt shall be evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and there shall be no restrictions whatsoever on the ability of such Subsidiary to repay such Debt;

         (c) In the case of the Borrower and any of its Subsidiaries:

                  (i) Debt (A) secured by Liens permitted by Section 6.1(d), (B) Capitalized Leases and (C) of the Borrower or any Subsidiary acquired pursuant to a Permitted Acquisition or permitted Investment (or Debt assumed at the time of a Permitted Acquisition or permitted Investment of any asset securing such Debt), provided that such Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or permitted Investment, collectively not to exceed in the aggregate $5,000,000 at any time outstanding;

                  (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii) Subordinated Debt incurred pursuant to the Subordinated Debt Financing; provided, that the Net Cash Proceeds of any such Subordinated Debt issued after the Closing Date shall be used to prepay the Advances then outstanding in accordance with Section 2.6(b)(iii), except that up to $25,000,000 of such Net Cash Proceeds may be used to pay the purchase price of a Permitted Acquisition;

                  (iv) Debt existing on the date hereof and described on
         Schedule 6.2(c);

                  (v) Debt in respect of Hedge Agreements entered into in the ordinary course of business to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or currency values;

                  (vi) unsecured Debt consisting of promissory notes issued by the Borrower to officers, directors and employees of the Borrower or any Subsidiary of the Borrower issued to purchase or redeem capital stock of the Borrower to the extent that payment of cash on such promissory notes is permitted hereunder and so long as such promissory notes are expressly subordinate to the Obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents on terms reasonably acceptable to the Administrative Agent;

                  (vii) Debt consisting of Qualified Debt Securities of the Borrower or any of its Subsidiaries incurred by it in connection with Permitted Acquisitions plus the amount of interest on such Qualified Debt Securities paid in kind or through accretion or capitalization to the extent that incurrence thereof would not result in an Event of Default under any of the financial covenants set forth in Article 8;

                  (viii) Debt incurred in connection with the financing of insurance premiums (excluding tail medical malpractice insurance) in an amount not to exceed lesser of $20,000,000 and the premiums with respect to the applicable insurance policies;

                  (ix) Debt constituting Guaranteed Obligations permitted under
         Section 6.18;

                  (x) Debt in respect of any of the Recapitalization Documents as in effect on the date hereof, including, without limitation, the Earnout Obligations;

                  (xi) Obligations in respect of the Preferred Stock;

                  (xii) refinancings of any Debt originally incurred as permitted by this Section 6.2(c)(i), (iv), (vi), (vii) and (x); provided, that the terms of any such refinancing of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, shall be on substantially the same terms as the agreements and instruments in existence on the date hereof and otherwise permitted by this Agreement and the other Loan

         Documents; and, provided, further, that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding on the date hereof and the direct and indirect obligors therefor shall not be changed, as a result of or in connection with such refinancing and any Debt which is subordinate to the Obligations shall remain subordinate on substantially the same terms or on such other terms as may be approved by the Administrative Agent;

                  (xiii) other Debt not expressly permitted above in an aggregate amount together with the amount of Guaranteed Obligations incurred pursuant to Section 6.18(k) not to exceed $15,000,000 at any time outstanding.

         SECTION 6.3 Fundamental Changes; Acquisitions.

         (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a Wholly Owned Subsidiary of the Borrower, as the case may be;

         (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may liquidate itself into any other Subsidiary of the Borrower or the Borrower, as the case may be;

         (c) Acquire or permit any Subsidiary to acquire all or substantially all of the assets or any division or line of business of any other Person (including capital stock), except that the Borrower and Subsidiary Guarantors may consummate (i) Permitted Acquisitions and (ii) the transfers contemplated by Sections 6.4(e) and (f).

         SECTION 6.4 Sales, Etc. of Assets. Sell, lease (as lessor), transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease (as lessor), transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

         (a) Sales of Inventory and Cash Equivalents in the ordinary course of business;

         (b) Sales of obsolete or worn-out Equipment and Intellectual Property in the ordinary course of business;

         (c) Sales or discounts of overdue accounts receivable in the ordinary course of business on customary terms and conditions;

         (d) Leases or subleases of real property or licenses or sublicenses of Intellectual Property in each case in the ordinary course of business;

         (e) The Borrower may transfer assets to any Subsidiary Guarantor and may make Investment in other Subsidiaries to the extent permitted by Section 6.5(a);

         (f) Any Subsidiary of the Borrower may transfer assets to the Borrower or to any Subsidiary Guarantor or make an Investment in other Subsidiaries to the extent permitted under Section 6.5(a);

         (g) The sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 6.4(a) through (f)) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary at least seventy-five percent (75%) in cash and (iii) the aggregate Net Proceeds received by the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.4(a) through (f)) in any Fiscal Year pursuant to this clause (g) shall not exceed $7,500,000; provided, that the Borrower and its Subsidiaries may sell or exchange specific items of Equipment, so long as the purpose of each sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of Equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of Equipment so sold or exchanged;

provided that (i) in the case of sales of assets pursuant to Section 6.4(g), the Borrower shall apply the Net Cash Proceeds from such sale in accordance with
Section 2.6(b)(ii) and (ii) to the extent the Required Lenders waive the provisions of this Section with respect to the sale or other disposition of any Collateral, or any Collateral is sold or disposed of as permitted by this Section, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

         SECTION 6.5 Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than (each of the following, a "Permitted Investment"):

         (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on Schedule 6.5(a), and additional investments in new or existing Wholly Owned Subsidiaries of the Borrower; provided, however, that no more than an aggregate amount equal to $2,000,000 shall be invested from the date hereof in Foreign Subsidiaries; and, provided, further, that with respect to Investments in any newly acquired (to the extent such acquisition is permitted hereunder) or created Wholly Owned Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary), any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and otherwise comply with
Section 5.11;

         (b) Loans and advances to officers, other employees and independent contractor physicians in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

         (c) Advances of salary to independent contractor physicians in the ordinary course of business of the Borrower and its Subsidiaries;

         (d) Investments by the Borrower and its Subsidiaries in Cash
Equivalents;

         (e) Investments by the Borrower and its Subsidiaries in Hedge Agreements permitted under Section 5.12 and Section 6.2;

         (f) Investments consisting of intercompany Debt permitted under Section 6.2(b) or 6.18(i) and (j);

         (g) Investments existing on the date hereof and described on Schedule 6.5(g) hereto;

         (h) Investments by the Borrower and its Subsidiaries in deposit accounts opened and maintained in the ordinary course of business;

         (i) Investments consisting of accounts receivable in the ordinary course of business;

         (j) Investments in the form of Permitted Acquisitions;

         (k) Investments required to be made pursuant to the Recapitalization Documents as in effect on the date hereof;

         (l) The Borrower and its Subsidiaries may receive and own Investments acquired as non-cash consideration received in connection with an Asset Disposition permitted by Section 6.4(g);

         (m) The Borrower and its Subsidiaries may make pledges and deposits permitted under Section 6.1;

         (n) The Borrower and its Subsidiaries may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and past due accounts;

         (o) The Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments and would otherwise exceed the limitations of this Section 6.5;

         (p) Transfers of assets to Related Professional Corporations to the extent required under the express contractual terms of applicable management contracts in the ordinary course of business;

         (q) Investments consisting of notes payable from employees for the purchase price of stock in connection with the issuance of such stock;

         (r) Investments in the form of loans by the Borrower or any of its Subsidiaries to Related Professional Corporations in the ordinary course of business; provided, that such loans shall be evidenced by promissory notes and such promissory notes shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement;

         (s) Investments made by the Borrower or any of its Subsidiaries solely with the proceeds from issuances of capital stock of the Borrower to any Sponsor or a Related Party after the date hereof; provided, that the capital contribution made by such Sponsor or such Related Party in connection with such issuance was made solely for the purpose of permitting the Borrower making of such Investment; and

         (t) Other Investments not expressly permitted above in an aggregate amount outstanding at any time not in excess of $5,000,000.

         SECTION 6.6 Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

         (a) The Borrower may declare and pay dividends and distributions payable solely in common stock of the Borrower;

         (b) A Subsidiary of the Borrower may declare and pay dividends and distributions to its stockholders ratably in accordance with their interests;

         (c) The Borrower may consummate the Recapitalization;

         (d) For issuances of stock expressly permitted by Section 6.17;

         (e) the repurchase, redemption or other acquisition or retirement for value of any capital stock of the Borrower held by any members or former member of the Borrower's (or any of its Subsidiaries') management; provided, however, that the aggregate price paid shall not exceed (x) $2,000,000 in any Fiscal Year and $5,000,000 in the aggregate during the term of this Agreement, plus (y) the aggregate cash proceeds received by the Borrower from any issuance or reissuance of capital stock by the Borrower to members of management of the Borrower and its Subsidiaries and the net proceeds to the Borrower of any "key-man" life insurance policies;

         (f) The declaration or payment of dividends to satisfy any required purchase price adjustment payment arising out of the Recapitalization;

         (g) Repurchases of capital stock deemed to occur upon the exercise of stock options to the extent the value of such capital stock represents all or a portion of the exercise price thereof;

         (h) The Borrower and its Subsidiaries may pay regularly scheduled dividends on the Preferred Stock pursuant to the terms thereof solely through the issuance of additional interests of such Preferred Stock, or by an increase in the liquidation preference thereof; and

         (i) The Borrower and its Subsidiaries may issue its common stock to holders of Preferred Stock upon the conversion thereof in accordance with the terms thereof.

         SECTION 6.7 Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business (and businesses reasonably related thereto) as carried on at the date hereof.

         SECTION 6.8 Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment would adversely affect (i) The Borrower's or such Subsidiary's capacity to perform its obligations under the Loan Documents to which it is a party or (ii) the interests or rights of the Administrative Agent or any Lender Party under the Loan Documents.

         SECTION 6.9 Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (a) accounting policies or reporting practices, except as mandated by GAAP, or (b) its Fiscal Year.

         SECTION 6.10 Prepayments, Etc. of Debt. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt or Qualified Debt Securities, other than the exchange of Subordinated Notes with Subordinated Notes in accordance with the Subordinated
Note Indenture or (b) amend, modify or change in any manner any term or condition of any Subordinated Debt or Qualified Debt Securities.

         SECTION 6.11 Amendment, Etc. of Recapitalization Documents. Cancel or terminate (other than in accordance with its terms) any Recapitalization Document or consent to or accept any cancellation or termination thereof (other than in accordance with its terms), amend, modify or change in any materially adverse manner any term or condition of any Recapitalization Document or the Management Services Agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Recapitalization Document or take any other action in connection with any Recapitalization Document or the Management Services Agreement that would, in any such case, materially impair the value of the interests or rights of the Borrower thereunder, or would materially impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing; provided, that in no event shall the Borrower or any of its Subsidiaries amend, modify or change the Management Services Agreement so as to increase the Management Fees payable thereunder.

         SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or pay any Debt or other Obligations owed to the Borrower or any of its other Subsidiaries, (ii) make any loans or advances to the Borrower or any of its other Subsidiaries or (iii) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

                  (a) those contained in the Loan Documents or the documents related to the Subordinated Debt;

                  (b) any such encumbrance or restriction consisting of customary non-assignment provisions in contractual obligations and are entered into in the ordinary course of business to the extent such provisions restrict the transfer of the lease or license or assignment of such agreement; and

                  (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Debt permitted by
Section 6.2(c)(i) to the extent such restrictions restrict the transfer of such asset;

         SECTION 6.13 Negative Pledge. Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents, the documents related to the Subordinated Debt and other than restrictions contained in security agreements securing Debt permitted by Section 6.2(c)(i) to the extent such restrictions restrict the transfer of such asset.

         SECTION 6.14 Partnerships, New Subsidiaries.

         (a) Become a general partner in any general or limited partnership or joint venture (other than as expressly permitted pursuant to Section 6.5(a) and (q)), or permit any of its Subsidiaries to do so, or

         (b) Create any new Subsidiary, unless the Borrower and such Subsidiary comply with Section 5.11, including, without limitation, by causing such newly created Domestic Subsidiary (other than Immaterial Subsidiaries) to become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and the shares of the capital stock of such Subsidiary to be pledged to the Administrative Agent pursuant to the Security Agreement to the extent required thereunder.

         SECTION 6.15 Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Hedge Agreements expressly permitted under Section 5.12 or Section 6.2(c)(v).

         SECTION 6.16 Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

              Period                                      Amount
              ------                                      ------
         Fiscal Year 1999                               $17,000,000
         Fiscal Year 2000                               $12,000,000
         Fiscal Year 2001                               $12,000,000
         Fiscal Year 2002                               $13,000,000
         Fiscal Year 2003                               $13,000,000

         Fiscal Year 2004                               $14,000,000
         Fiscal Year 2005                               $15,000,000

; provided, however, that amounts permitted to be expended in a Fiscal Year that are not expended in such fiscal year, but not in excess of one hundred (100%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in (but only in) the subsequent fiscal year. For purposes of this Section 6.16, Capital Expenditures shall not include (i) expenditures constituting the purchase price for any Permitted Acquisition, (ii) expenditures from proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets or property to the extent such proceeds are used within 180 days of receipt to replace assets or property so lost, destroyed, damages or condemned and (iii) expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement, which reinvestment is made within 180 days after receipt of such Net Cash Proceeds.

         SECTION 6.17 Issuance of Stock. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower, (b) to qualify directors if required by applicable law, (c) as set forth in Schedule 6.17, (d) pursuant to the Recapitalization in accordance with the Recapitalization Documents, (e) issuances of common stock of the Borrower to management and employees of the Borrower, pursuant to a stock option or grant plan or the exercise of options issued pursuant thereto and (f) other issuances of common stock or Preferred Stock of the Borrower (i) in connection with a Permitted Acquisition, (ii) to any other Person so long as such common stock is pledged to the Administrative Agent for the ratable benefit of the Lender Parties to secure the Obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents, provided, however, that common stock issued in connection with an Initial Public Offering shall not be required to be so pledged, or (iii) to MedPartners pursuant to its preemptive rights existing on the date hereof.

         SECTION 6.18 Guaranteed Obligations. Create, incur, assume or permit to exist, or permit any of its Subsidiaries to create, incur, assume or permit to exist, any Guaranteed Obligations except

         (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party;

         (b) for Guaranteed Obligations existing on the date hereof and set forth on Schedule 6.18;

         (c) guarantees by the Borrower or its Subsidiaries of Debt expressly permitted under Section 6.2; provided, that guarantees of Subordinated Debt shall be subordinated on substantially similar terms;

         (d) the Borrower and its Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary indemnifications for agents, employees, consultants, officers and directors of such Loan Party;

         (e) the Borrower and the Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary and reasonable indemnification provisions or customary purchase price adjustments (based on post-closing audit adjustments) incurred in connection with acquisitions or sales or assets permitted hereunder to be made by the Borrower or any Subsidiary;

         (f) the Borrower and its Subsidiaries may become and remain liable with respect to guarantees in favor of the Lenders and the Agent executed and delivered pursuant hereto;

         (g) for performance, surety, bid, appeal and other similar bonds as expressly permitted under Section 6.1 or the definition of Permitted Liens;

         (h) The Borrower and Subsidiaries may incur Guaranteed Obligations in respect of employment arrangements and other compensation arrangements entered into in connection with Permitted Acquisitions or otherwise in the ordinary course of business;

         (i) The Borrower may incur Guaranteed Obligations in respect of obligations of Subsidiary Guarantors arising in the ordinary course of business;

         (j) Subsidiary Guarantors may incur Guaranteed Obligations in respect of obligations of the Borrower or other Subsidiary Guarantors arising in the ordinary course of business;

         (k) the Borrower and its Subsidiaries may incur Guaranteed Obligations in an aggregate amount together with the Debt incurred pursuant to Section 6.2(c)(xiii) not to exceed $15,000,000 at any one time outstanding.

         SECTION 6.19 Management Fees. Pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower or any Loan Party; provided, however, that so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower and its Subsidiaries may make payments pursuant to and in accordance with the Management Services Agreement; provided, further, that notwithstanding the preceding proviso, the Borrower may pay the out-of-pocket costs of the Sponsors incurred pursuant to and in accordance with the Management Services Agreement during the existence and continuance of an Event of Default.

                                    ARTICLE 7

                             REPORTING REQUIREMENTS


         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and Lender Parties (for purposes of this Article 7 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         SECTION 7.1 Default Notice. As soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         SECTION 7.2 Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month which is not a fiscal quarter end, a Consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such month and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

         SECTION 7.3 Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year (provided that with respect to the first four (4) quarters following the Closing Date, such comparative financial statements shall be prepared on a pro forma basis after giving effect to the Transaction) and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower as having been prepared (except for the pro forma comparative financial statements) in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form and detail satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

         SECTION 7.4 Annual Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year (provided that respect to the first Fiscal Year following the Closing Date, such comparative financial statements shall be prepared on a pro forma basis after giving effect to the Transaction) and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, (which opinion shall contain no qualification with respect to the continuance of the Borrower and its Subsidiaries as going concerns and shall state that such financial statements fairly present in all material respects the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated, in each case in conformity with GAAP), together with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP, (b) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (c) a schedule in form and detail satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

         SECTION 7.5 Annual Forecasts. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) to the extent prepared, a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

         SECTION 7.6 ERISA Events and ERISA Reports. (i) Promptly and in any event within twenty (20) days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

         SECTION 7.7 Plan Terminations. Promptly and in any event within five
(5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

         SECTION 7.8 Actuarial Reports. Promptly upon receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000 or the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, exceeds the market value of assets exclusive of any contributions due to the Plan by $500,000.

         SECTION 7.9 Plan Annual Reports. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after request, copies of each

Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

         SECTION 7.10 Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause
(i) or (ii) if in excess of $2,500,000.

         SECTION 7.11 Litigation. Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting the Borrower or any of its Subsidiaries and, promptly after the occurrence thereof, notice of any Material Adverse Change in the status or the financial effect on the Borrower or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.9.

         SECTION 7.12 Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or with any national securities exchange.

         SECTION 7.13 Creditor Reports. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to all holders of the Subordinated Debt of the Borrower or of any of its Subsidiaries pursuant to the terms of any agreement, instrument or other document related to the Subordinated Debt and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

         SECTION 7.14 Agreement Notices. Promptly upon the sending or receipt thereof, copies of all notices, requests and other documents sent or received by the Borrower or any of its Subsidiaries under or pursuant to any indenture, loan or credit agreement or similar agreement or instrument, in each case evidencing indebtedness in excess of $5,000,000, regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         SECTION 7.15 Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.16 Real Property. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within sixty (60) days after any such request, a report supplementing Schedules 4.20 and 4.21 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all material respects.

         SECTION 7.17 Insurance. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within forty-five (45) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         SECTION 7.18 Management Letters. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

         SECTION 7.19 Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.


                                    ARTICLE 8

                               FINANCIAL COVENANTS


         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will (for purposes of this Article 8 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         SECTION 8.1 Minimum EBITDA. Maintain for each period set forth below EBITDA at not less than the respective amounts set forth below:

         Four Fiscal Quarters ending on or about:         Minimum EBITDA
         ----------------------------------------         --------------
         June 30, 1999                                     $47,000,000
         September 30, 1999                                  $47,000,000
         December 31, 1999                                   $47,000,000
         March 31, 2000                                      $48,000,000
         June 30, 2000                                     $48,000,000
         September 30, 2000                                  $48,000,000
         December 31, 2000                                   $48,000,000
         March 31, 2001                                      $48,000,000
         June 30, 2001                                     $48,000,000
         September 30, 2001                                  $48,000,000
         December 31, 2001                                   $48,000,000
         March 31, 2002                                      $50,000,000
         June 30, 2002                                     $50,000,000
         September 30, 2002                                  $50,000,000
         December 31, 2002                                   $50,000,000
         March 31, 2003                                      $52,000,000
         June 30, 2003                                     $52,000,000
         September 30, 2003                                  $52,000,000
         December 31, 2003                                   $52,000,000
         March 31, 2004                                      $54,000,000
         June 30, 2004                                     $54,000,000
         September 30, 2004                                  $54,000,000
         December 31, 2004                                   $54,000,000
         March 31, 2005                                      $56,000,000

         SECTION 8.2 Consolidated Funded Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Funded Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:

         Four Fiscal Quarters ending on or about:             Ratio
         ----------------------------------------             -----
         June 30, 1999                                        5.25:1
         September 30, 1999                                     5.25:1
         December 31, 1999                                      5.10:1
         March 31, 2000                                         5.00:1
         June 30, 2000                                        5.00:1

         September 30, 2000                                     5.00:1
         December 31, 2000                                      4.90:1
         March 31, 2001                                         4.90:1
         June 30, 2001                                        4.75:1
         September 30, 2001                                     4.75:1
         December 31, 2001                                      4.75:1
         March 31, 2002                                         4.50:1
         June 30, 2002                                        4.50:1
         September 30, 2002                                     4.50:1
         December 31, 2002                                      4.50:1
         March 31, 2003                                         4.00:1
         June 30, 2003                                        4.00:1
         September 30, 2003                                     4.00:1
         December 31, 2003                                      4.00:1
         March 31, 2004 and thereafter                          3.75:1

         SECTION 8.3 Interest Coverage Ratio. Maintain as of each date set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated cash Interest Expense for such period (except that in respect of the first two (2) testing periods referred to below, actual amounts expended for cash Interest Expense, in each case since January 1, 1999, shall be computed on an annualized basis) of not less than the ratio set forth below for such period:

         Four Fiscal Quarters ending on or about:             Ratio
         ----------------------------------------             -----
         June 30, 1999                                        1.65:1
         September 30, 1999                                     1.65:1
         December 31, 1999                                      1.65:1
         March 31, 2000                                         1.75:1
         June 30, 2000                                        1.75:1
         September 30, 2000                                     1.75:1
         December 31, 2000                                      1.85:1
         March 31, 2001                                         1.85:1
         June 30, 2001                                        1.85:1
         September 30, 2001                                     1.85:1
         December 31, 2001                                      1.85:1
         March 31, 2002                                         2.00:1
         June 30, 2002                                        2.00:1
         September 30, 2002                                     2.00:1
         December 31, 2002                                      2.00:1
         March 31, 2003                                         2.25:1

         June 30, 2003                                        2.25:1
         September 30, 2003                                     2.25:1
         December 31, 2003                                    2.25:1
         March 31, 2004                                         2.75:1
         June 30, 2004                                        2.75:1
         September 30, 2004                                     2.75:1
         December 31, 2004                                      2.75:1
         March 31, 2005 and thereafter                          3.00:1

         SECTION 8.4 Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower, less Capital Expenditures (other than Capital Expenditures financed with Debt permitted hereunder) made by the Borrower and its Subsidiaries during such period, less the aggregate amount of federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries in cash during such period, less cash dividends paid by the Borrower to the holders of its common stock during such period, to the (ii) sum of (x) cash interest payable by the Borrower and its Subsidiaries on all Debt during such period (except that in respect of the first two (2) testing periods referred to below, such interest amounts payable, in each case since January 1, 1999, shall be computed on an annualized basis), plus (y) scheduled principal amounts of all Debt payable by the Borrower and its Subsidiaries during such period, of not less than the ratio set forth below for such period:

         Four Fiscal Quarters ending on or about:             Ratio
         ----------------------------------------             -----
         June 30, 1999                                        1.05:1
         September 30, 1999                                     1.05:1
         December 31, 1999                                      1.05:1
         March 31, 2000                                         1.05:1
         June 30, 2000                                        1.05:1
         September 30, 2000                                     1.05:1
         December 31, 2000                                      1.10:1
         March 31, 2001                                         1.10:1
         June 30, 2001                                        1.10:1
         September 30, 2001                                     1.10:1
         December 31, 2001 and thereafter                       1.20:1

                                    ARTICLE 9

                                EVENTS OF DEFAULT


         If any of the following ("Events of Default") shall occur and be continuing:

         SECTION 9.1 Payment. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
(b) within five (5) Business Days after the same becomes due and payable; or

         SECTION 9.2 Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         SECTION 9.3 Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.6, or 5.11,
Article 6 or Article 8; or

         SECTION 9.4 Other Covenants. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent; or

         SECTION 9.5 Other Defaults. The Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         SECTION 9.6 Bankruptcy, Etc. The Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this Section 9.6; or

         SECTION 9.7 Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgments or orders shall not have been vacated, discharged, satisfied or bonded pending appeal within thirty (30) days of entry thereof; or

         SECTION 9.8 Loan Documents. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         SECTION 9.9 Liens. Any Collateral Document after delivery thereof shall for any reason cease (except in accordance with their terms) to or otherwise not create a valid and perfected first priority Lien (subject to the Liens permitted under Section 6.1) on and security interest in a material portion of the Collateral purported to be covered thereby to the extent previously perfected; or

         SECTION 9.10 Change of Control.  Any Change of Control shall occur; or

         SECTION 9.11 ERISA Events.

         (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Events) exceeds $5,000,000; or

         (b) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000; or

         (c) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000; or

         SECTION 9.12 Subordination Provisions. The subordination provisions contained in any instrument pursuant to which the Subordinated Debt permitted under Section 6.2(c)(iii) was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms (other than as the result of payment or prepayment in accordance with the terms hereof); or

         SECTION 9.13 Matters Relating to Regulatory Agencies.

         (a) Any Regulatory Agency shall commence a hearing on the renewal of any material license, consent, authorization, permit, certificate, franchise held by any the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of any the Borrower, any of its Subsidiaries or Related Professional Corporation if there is a significant probability that result thereof will be the termination, revocation, suspension or material adverse amendment of any such license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

         (b) Any Regulatory Agency shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise held by the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of the Borrower, any Subsidiary of the Borrower or Related Professional Corporation if the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

         SECTION 9.14 Related Professional Corporation Termination. The Borrower's or any of its Subsidiaries' contractual arrangements with a material portion of the Related Professional Corporations shall be terminated and not replaced by other similar contractual arrangements unless the Borrower shall have elected to terminate (or permit to expire) those of the Related Professional Corporation contracts as being unnecessary to the future conduct of its business.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available

Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT


         SECTION 10.1 Authorization and Action. Each Lender Party (in its capacities as a Lender, each Issuing Bank, the Swing Line Bank and any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

         SECTION 10.2 Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts reasonably selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 10.3 Fleet and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

         SECTION 10.4 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 10.5 Indemnification.

         (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses

(including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by such Issuing Bank under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of Sections 10.5(a) and 10.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time, and (iv) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Banks shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
10.5 shall survive the
payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 10.6 Successor Administrative Agents. The Administrative Agent may resign as to any or all of the Facilities at any time by giving thirty (30) days prior written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed which shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which shall be reasonably acceptable to the Borrower and which is a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities which functions shall continue to be performed by the Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

         SECTION 10.7 Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.1(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.


                                   ARTICLE 11

                                  MISCELLANEOUS


         SECTION 11.1 Amendments, Etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and the Borrower; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, shall, (i) reduce the rate of interest or extend the final scheduled maturity of any Advance or Note, or the stated maturity of any Letter of Credit beyond the Revolving Credit Termination Date, or the date for payment of any fees or interest on any Advance, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Advance, or reduce the principal amount thereof, without the prior written consent of each Lender affected thereby, (ii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under the Collateral Documents, without the prior written consent of each Lender, (iii) amend, modify or waive any provision of this Section 11.1, without the prior written consent of each Lender, (iv) reduce the percentage specified in the definition of Required Lenders, without the prior written consent of each Lender, (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or (vi) release all or substantially all of the Guarantors from their respective Guaranty, without the prior written consent of each Lender; provided, further, that no such amendment, modification, supplement, termination, waiver or consent shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) amend, modify or waive any provision of this Agreement or any other Loan Document which affects the rights or obligations of the Swing Line Bank or the Issuing Banks, as the case may be, without the consent of the Swing Line Bank or the Issuing Banks, as the case may be, (3) amend, modify or waive any provision of Article 10 as same applies to the Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent, without the consent of the Administrative Agent, (4) amend, modify or waive any provisions relating to the rights or obligations of the Administrative Agent under the other Loan Documents, without the consent of the Administrative Agent, (5) alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 2.6(b) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, (6) amend the definition of Majority Lenders, without the consent of the Majority Lenders of each Facility, (7) amend the definition of Pro Rata Share, without the consent of the Majority Lenders of the Revolving Facility; (8) amend Section 2.4(a), without the consent of the Majority Lenders of the Term A Facility or (9) amend Section 2.4(b), without the consent of the Majority Lenders of the Term B Facility.

         SECTION 11.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

                  (a)      if to the Borrower:

                                    Team Health, Inc.
                                    1900 Winston Road
                                    Knoxville, Tennessee 37919
                                    Attention: President
                                    Telephone No.: (423) 693-1000
                                    Facsimile No.:  (423) 539-8003

                           with a copy to:

                                    Cornerstone Equity Investors
                                    717 Fifth Avenue
                                    Suite 1100
                                    New York, New York 10022
                                    Attention: Tyler Wolfram
                                    Telephone No.: (212) 207-2383
                                    Facsimile No.:  (212) 826-6798

                                    Madison Dearborn Partners
                                    Three First National Plaza

                                    Suite 3800
                                    Chicago, Illinois 60602
                                    Attention: Nick Alexos
                                    Telephone No.: (312) 895-1260
                                    Facsimile No.:  (312) 895-1256


                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: Christopher Butler, Esq.
                                    Telephone No.: (312) 861-2298
                                    Facsimile No.:  (312) 861-2200

                  (b)      if to the Administrative Agent:

                                    Fleet National Bank
                                    One Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Ginger Stolzenthaler
                                    Telephone No.: (617) 346-4618
                                    Facsimile No.:  (617) 346-4699

                           with a copy to:

                                    Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, Illinois 60601-9703
                                    Attention: Charles B. Boehrer, Esq.
                                    Telephone No.: (312) 558-5989
                                    Facsimile No.:  (312) 558-5700

                  (c) if to any Initial Lender or any Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto.

                  (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative

Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three
(3) Business Days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

         SECTION 11.3 No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 11.4 Costs and Expenses.

         (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of the Loan Documents, and of the Administrative Agent in connection with modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and settlement costs) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transaction, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction, other than claims for direct, as opposed to consequential, damages.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or 2.10(d) or a prepayment pursuant to Section 2.6(a) or (b), acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including, without limitation, a return on such liquidation or deployment that would result in such Lender receiving less than it would have received had such Advances remained outstanding until the last day of the Interest Period), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         (f) Notwithstanding anything to the contrary contained in this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under Section 2.10, 2.12 or 11.4(c) within 180 days after the date the Lender Party incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender Party shall only be entitled to be compensated for such amount by the Borrower or any other Loan Party pursuant to said Section 2.10, 2.12 or 11.4(c) to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.12 or 11.4(c). Each Lender, in determining additional amounts owing under Section 2.10, 2.12 or 11.4(c), will act reasonably and in good faith and to the extent the increased costs or reductions in amounts receivable or reduction in return on capital relate to such Lender Party's loans, commitments or letters of credit in general and not specifically attributable to the Advances or Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all advances and letters of credit similar to the Advances and Letters of Credit made, issued or participated in by such Lender Party whether or not the documentation for such other advances or letters of credit permit such Lender Party to receive amounts of the type described in such Section 2.10, 2.12 and 11.4(c).

         SECTION 11.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article 9 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article 9, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

         SECTION 11.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and each Issuing Bank that each such Initial Lender and each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 11.7 Assignments and Participations.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or $2,500,000 in the case of an assignment by a Lender to an Affiliate of such Lender), (ii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, but in any event not later than 90 days following the Closing Date, (iii) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) or 2.12 and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b) or 2.12, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (other that with respect to an assignment to a Lender's Affiliate, in which event such fee shall be $1,500).

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within ten (10) Business Days after its receipt of such notice and the return of the old Notes (or a customary indemnity with respect to any lost Notes), the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B, C or D hereto, as the case may be.

         (f) Each Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

         (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the rate of interest or extend the final scheduled maturity of any Advance or Note, or the date for payment of any fees or other interest on any Advance, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Advance, or reduce the principal amount thereof, in each case to the extent subject to such participation, or release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under all of the Collateral Documents.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with the terms set forth in Section 11.10.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System without notice to, or the consent of, the Borrower or the Administrative Agent and, with the consent of the Borrower and the Administrative Agent, any Lender which is a fund may pledge all or any portion of Advances owing to it or the Note or Notes held by it to its trustee in support of its obligations to its trustee. No such pledge, assignment or creation of security interest shall release the transferor Lender from its obligations under this Agreement.

         SECTION 11.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.9 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against any Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 11.10 Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents, auditors and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis and subject to such Person's agreement to be bound by the confidentiality provisions of this Agreement, (b) as required by any law, rule or regulation or judicial process, (c) as required by any state, federal or foreign authority or examiner regulating banks or banking and (d) in any court action between any Loan Party and the Administrative Agent or any Lender Party arising out of the transactions contemplated by this Agreement.

         SECTION 11.11 Further Assurances. (a) At any time and from time to time, upon the request of the Administrative Agent, each Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered or acknowledged, such further documents and instruments and do such further acts as the Administrative Agent may reasonably request in order to fully affect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Facilities.

                  (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Collateral Document which is not of public record and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Collateral Document, the Borrower will issue, in lieu thereof, a replacement Note or Collateral Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

         SECTION 11.12 JURISDICTION, ETC.

         (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED

BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         SECTION 11.13 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

         SECTION 11.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                          TEAM HEALTH, INC.


                                          By____________________________________

                                          Title: President





             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                          FLEET NATIONAL BANK,
                                          AS ADMINISTRATIVE AGENT,
                                          AS ISSUING BANK
                                          AS SWING LINE BANK AND
                                          AS CO-ARRANGER


                                          By:___________________________________

                                          Title: Senior Vice President




             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                          NATIONSBANK, N.A.,
                                          AS ISSUING BANK AND
                                          AS CO-ARRANGER


                                          By:___________________________________

                                          Title: Senior Vice President





             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                          NATIONSBANC MONTGOMERY SECURITIES LLC,
                                          AS SYNDICATION AGENT





                                          By:___________________________________

                                          Title: Managing Director




             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION,
                                          AS DOCUMENTATION AGENT


                                          By:___________________________________

                                          Title:________________________________


             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                 INITIAL LENDERS


                                            FLEET NATIONAL BANK


                                            By:_________________________________

                                            Title: Senior Vice President




             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            NATIONSBANK, N.A.


                                            By:_________________________________

                                            Title: Senior Vice President




             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            ANTARES CAPITAL CORP.


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            PARIBAS


                                            By:_________________________________

                                            Title:______________________________


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            BHF-BANK AKTIENGESELLSCHAFT


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                           DRESDNER BANK AG (NEW YORK BRANCH AND
                                           GRAND CAYMAN BRANCH)


                                           By:__________________________________

                                           Title:_______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            FINOVA CAPITAL CORPORATION


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            FIRST AMERICAN NATIONAL BANK


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            THE FIRST NATIONAL BANK OF CHICAGO


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            HELLER FINANCIAL, INC.


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            LASALLE NATIONAL BANK


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            MERCANTILE BANK NATIONAL ASSOCIATION


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            SRF TRADING, INC.


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            SCOTIABANC, INC.


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                            UNION BANK OF CALIFORNIA, N.A.


                                            By:_________________________________

                                            Title:______________________________



             [SIGNATURE PAGE TO TEAM HEALTH, INC. CREDIT AGREEMENT]

                                EXHIBIT A TO THE
                                CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Credit Agreement, dated as of March 12, 1999 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among Team Health, Inc., a Tennessee corporation (the "Borrower"), the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent.

         [Name of Assignor] ("the "Assignor") and [Name of Assignee] (the "Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities as specified on Schedule I hereto. After giving effect to such sale and assignment, the Assignee's _______________/1/ Commitments and the amount of the _______________/2/ Advances owing to the Assignee will be as set forth on
Schedule I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument, agreement or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument, agreement or

______________________

/1/ Specify Term A Commitments, Term B Commitments or Revolving Credit Commitments here.

/2/ Specify Term A Advances, Term B Advances or Revolving Credit Advances here.

document furnished pursuant thereto; and (iv) attaches the _______________/3/ Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new _______________/3/ Note or Notes payable to the order of the Assignee in an amount equal to the _______________/1/ Commitments assumed by the Assignee pursuant hereto or new _______________/3/ Note or Notes payable to the order of the Assignee in an amount equal to the _______________/1/ Commitments assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the _______________/1/ Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule I hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein, including, without limitation, those referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms or other forms required under Section 2.12 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent, together with the processing and recordation fee specified in the Credit Agreement, for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule I hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the _______________/3/ Notes in respect of the interest assigned hereby (including,

------------
/3/ Specify Term A Note or Notes, Term B Note or Notes or Revolving Credit Note or Notes here.

without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the _______________/3/ Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of law principles).

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Acceptance by their officers thereunto duly authorized as of the date specified below.

                                   [NAME OF ASSIGNOR], as Assignor


                                   By:______________________________
                                   Title:___________________________
                                   Dated:_______________, __________


                                   [NAME OF ASSIGNEE], as Assignee


                                   By:______________________________
                                   Title:___________________________
                                   Dated:_____________ ___, ________

                                   Domestic Lending Office:
                                   __________________________________________
                                   __________________________________________
                                   __________________________________________

                                   Eurodollar Lending Office:
                                   __________________________________________
                                   __________________________________________
                                   __________________________________________

Accepted this day of _____________, ________

FLEET NATIONAL BANK, as Administrative Agent

By:_________________________________________
Title:______________________________________


Consented to this ____ day of _________, ___

TEAM HEALTH, INC.

By:_________________________________________

Title:______________________________________

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to the _______________/1/ Facility in respect of which an interest is being assigned:

Percentage interest assigned:                                 __________%


Assignee's _______________/2/ Commitment:                     $__________

Aggregate outstanding principal amount
of _______________/3/ Advances assigned:                      $__________

Principal amount of _______________/4/
Note payable to Assignee:                                    $__________

Principal amount of _______________/4/
Note payable to Assignor:                                    $__________

Effective Date (if other than date of
acceptance by Administrative Agent):                          _____, ___

--------------
/1/ Specify Term A Commitments, Term B Commitments or Revolving Credit Commitments here.

/2/ Specify Term A Advances, Term B Advances or Revolving Credit Advances here.

/3/ Specify Term A Advances, Term B Advances or Revolving Credit Advances here.

/4/ Specify Term A Note or Notes, Term B Note or Notes or Revolving Credit Note or Notes here.

                                EXHIBIT B TO THE
                                CREDIT AGREEMENT

                    FORM OF REVOLVING CREDIT PROMISSORY NOTE


$_________________                                         Dated: ________, ____


         FOR VALUE RECEIVED, the undersigned, TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent, on the Revolving Credit Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender Parties, at One Federal Street, Boston, MA 02110, Attention: Loan Administration, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto or any continuation thereof, which is part of this Promissory Note; provided, however, that the failure of such Lender to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any other Loan Document.

         This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Collateral Documents.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.



                                       TEAM HEALTH, INC.



                                       By:_________________________________

                                       Name: ______________________________

                                       Title: _______________________________

               REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL


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                                AMOUNT OF               AMOUNT OF           UNPAID PRINCIPAL          NOTATION MADE
         DATE               REVOLVING CREDIT        PRINCIPAL PAID OR            BALANCE                    BY
                                 ADVANCE                 PREPAID
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

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

                                EXHIBIT C TO THE
                                CREDIT AGREEMENT



                         FORM OF TERM A PROMISSORY NOTE


$_______________                                           Dated: ________, ____


         FOR VALUE RECEIVED, the undersigned, TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Advances owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender Parties, at One Federal Street, Boston, MA 02110, Attention: Loan
Administration, in same day funds.

         This Promissory Note is one of the Term A Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a Term A Advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                      TEAM HEALTH, INC.

                                      By:__________________________________

                                      Name:________________________________

                                      Title:_______________________________

                                EXHIBIT D TO THE
                                CREDIT AGREEMENT



                         FORM OF TERM B PROMISSORY NOTE


$_______________                                           Dated: ________, ____


         FOR VALUE RECEIVED, the undersigned, TEAM HEALTH, INC., a Tennessee corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advances owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined), among the Borrower, the Lender and certain other banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of the Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Fleet National Bank, as Administrative Agent for the Lender Parties, at One Federal Street, Boston, MA 02110, Attention: Loan
Administration, in same day funds.

         This Promissory Note is one of the Term B Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a Term B Advance by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                       TEAM HEALTH, INC.



                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

                                EXHIBIT E TO THE
                                CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING


                                                    [Date]


Fleet National Bank, as Administrative
  Agent under the Credit Agreement
  referred to below
One Federal Street
Boston, Massachusetts 02110

Attention: Loan Administration


Ladies and Gentlemen:

         The undersigned, on behalf of Team Health, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of March __, 1999 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent, and hereby gives the Administrative Agent notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

         (1)      The Business Day of the Proposed Borrowing is _____________,
                  _____.

         (2) The Facility under which the Proposed Borrowing is to be made is the _______________ Facility.

         (3) The Type of Advances comprising the Proposed Borrowing is [Prime Rate Advances][Eurodollar Rate Advances].

         (4)      The aggregate amount of the Proposed Borrowing is $_________.

         [(5) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _______ month[s].]

                  The undersigned hereby certifies on behalf of the Borrower that the following statements are true and correct on the date hereof, and will be true on the borrowing date:

         (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Borrowing, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date;

         (b) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default;

         (c) for each Revolving Credit Advance, the Revolving Credit Facility equals or exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to the Proposed Borrowing.

                                       Very truly yours,

                                       TEAM HEALTH, INC.

                                       By:_________________________________

                                       Name:_______________________________

                                       Title:______________________________

                                EXHIBIT F TO THE
                                CREDIT AGREEMENT


                               SECURITY AGREEMENT

                              Dated March 12, 1999

                                      From

                             TEAM HEALTH, INC., and

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                   as Grantors

                                       to

                              FLEET NATIONAL BANK,

                             as Administrative Agent

                                TABLE OF CONTENTS

SECURITY AGREEMENT..............................................................................................      1

PRELIMINARY STATEMENTS..........................................................................................      1
     Section 1.        Grant of Security........................................................................      2
     Section 2.        Security for Obligations.................................................................      5
     Section 3.        Grantors Remain Liable...................................................................      5
     Section 4.        Delivery of Security Collateral and Account Collateral...................................      5
     Section 5.        Maintaining the L/C Cash Collateral Account..............................................      6
     Section 6.        Investing of Amounts in the L/C Cash Collateral Account..................................      6
     Section 7.        Release of Amounts.......................................................................      6
     Section 8.        Representations and Warranties...........................................................      7
     Section 9.        Further Assurances.......................................................................      8
     Section 10.       As to Equipment and Inventory............................................................     10
     Section 11.       Insurance................................................................................     10
     Section 12.       Place of Perfection; Record; Collection of Receivables...................................     11
     Section 13.       Voting Rights; Dividends; Etc............................................................     12
     Section 14.       Intentionally Omitted....................................................................     14
     Section 15.       Intentionally Omitted....................................................................     14
     Section 16.       Transfers and Other Liens; Additional Shares.............................................     14
     Section 17.       Administrative Agent Appointed Attorney-in-Fact..........................................     14
     Section 18.       Administrative Agent May Perform.........................................................     15
     Section 19.       Administrative Agent's Duties............................................................     15
     Section 20.       Remedies.................................................................................     15
     Section 21.       Registration Rights; Private Sale........................................................     17
     Section 22.       Indemnity and Expenses...................................................................     18
     Section 23.       Security Interest Absolute...............................................................     18
     Section 24.       Amendments; Waivers; Etc.................................................................     19
     Section 25.       Addresses for Notices....................................................................     20
     Section 26.       Continuing Security Interest; Assignments under the Credit Agreement.....................     20
     Section 27.       Release and Termination..................................................................     20
     Section 28.       Governing Law; Terms.....................................................................     21
     Section 29.       Counterparts.............................................................................     21

                                    SCHEDULES

                 Schedule I                Pledged Shares and Pledged Debt

                 Schedule II               Assigned Agreements

                 Schedule III              Locations of Equipment and Inventory

                 Schedule IV               Trade Names

                 Schedule V                Principal Places of Business



                                    EXHIBITS

                 Exhibit A                 Form of Lockbox Letter

                 Exhibit B                 Form of Consent and Agreement

                 Exhibit C                 Form of Security Agreement Supplement

                               SECURITY AGREEMENT


         SECURITY AGREEMENT (this "Agreement"), dated March 12, 1999, by and among Team Health, Inc., a Tennessee corporation having an office at the address set forth on the signature page hereof (the "Borrower"), the Subsidiary Guarantors listed on the signature pages hereof, each having an office at the address set forth on the signature page hereof (the "Subsidiary Guarantors"), the Additional Grantors (as defined in Section 24(c) hereof) (the Additional Grantors, together with the Borrower and the Subsidiary Guarantors, the "Grantors") and Fleet National Bank ("Fleet"), as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                             PRELIMINARY STATEMENTS

         (1) The Borrower has entered into a Credit Agreement, dated as of even date herewith (said Agreement, as it may hereafter be amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined),with the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent, NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent.

         (2) Each Grantor is the owner of the shares, partnership interests and limited liability company interests (such shares being the "Pledged Shares") set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations, partnerships and limited liability companies named therein and of the indebtedness (the "Pledged Debt") set forth opposite such Grantor's name in Part II of Schedule I and issued by the obligors named therein.

         (3) The Administrative Agent will open a non-interest bearing cash collateral account (the "L/C Cash Collateral Account") with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

         (4) It is a condition precedent to the Lenders' making of Advances, the Issuing Banks' issuing of Letters of Credit under the Credit Agreement and the Hedge Banks' entering into Bank Hedge Agreements with the Borrower from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Issuing Banks to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each of the Grantors hereby agrees with the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as follows:

         Section 1. Grant of Security. Each of the Grantors hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, a security interest in the following (collectively, the "Collateral"):

         (a) all of such Grantor's machinery and equipment in all of its forms, whether now owned or hereafter acquired, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions, the "Equipment");

         (b) all of such Grantor's inventory in all of its forms, whether now owned or hereafter acquired, wherever located, now or hereafter existing (including, without limitation, (i) raw materials and work in process, (ii) finished goods, (iii) materials used or consumed in the manufacture or production thereof, (iv) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (v) goods that are returned to or repossessed by such Grantor), and all accessions thereto, products thereof and documents therefor (any and all such inventory, accessions, products and documents, the "Inventory");

         (c) all of such Grantor's accounts, contract rights, chattel paper, instruments, deposit accounts, lockbox accounts and other claims of any kind, whether now owned or hereafter acquired, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, lockbox accounts or claims (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts and claims, to the extent not referred to in clause (d), (e) or (f) below, being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts"); provided, however, that the Collateral shall not include
(i) those rights to payment under agreements with Medicare, Medicaid or CHAMPUS to the extent, if any, that (and only for so long as) the grant of a lien or security interest in, or an assignment thereof would cause an immediate, actual forfeiture of such Grantor's rights thereunder or is prohibited by law and (ii) contracts (but not excluding accounts receivable arising therefrom or related thereto, except to the extent expressly consented to in writing by the Administrative Agent) entered into by such Grantor to the extent, if any, that (and only for so long as) the grant of a lien or a security interest in, or assignment thereof would cause an immediate, actual forfeiture of any of such Grantor's rights thereunder or an immediate default thereunder or is prohibited by law;

         (d) all of the following (the "Security Collateral"), without duplication:

                  (i) the Pledged Shares and the certificates representing the Pledged Shares, including without limitation, the shares of capital stock, partnership interests and limited liability company interests of all of such Grantor's Subsidiaries, and the certificates representing the Pledged Shares, provided, however, that only 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock of such Grantor's Foreign Subsidiaries shall be pledged, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                  (ii) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                  (iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner, provided, however, that only 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock of such of such Grantor's Foreign Subsidiaries shall be pledged pursuant to this Agreement, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  (iv) all additional indebtedness from time to time owed to such Grantor by any obligor of the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                  (v) all additional "investment property" (as defined in the UCC) now owned or hereafter acquired by such Grantor including, without limitation, (A) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (B) all security entitlements of such Grantor including, without limitation, the rights of such Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (C) all securities accounts held by such Grantor;

         (D) all commodity contracts held by such Grantor; and (E) all commodity accounts held by such Grantor.

         (e) each of the agreements listed on Schedule II to which such Grantor is now or may hereafter become a party, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, restated or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

         (f) all of the following (collectively, the "Account Collateral"):

                  (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

                  (ii) all deposit accounts, including, without limitation, the Cash Concentration Account, and lockbox accounts of such Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts or lockbox accounts;

                  (iii) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

                  (iv) all notes, certificates of deposit, deposit accounts, lockbox accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

                  (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

         (g) all of such Grantor's corporate and business records, customer lists, credit files, computer program printouts and other computer materials and records;

         (h) without limitation of any of the foregoing, all of such Grantor's general intangibles, including, without limitation, choses in action, claims and causes of action or rights of recovery or set-off of every kind and character, and the business of such Grantor as a going concern; and

         (i) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (h) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance other than liability and medical malpractice insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of each Grantor now or hereafter existing under the Loan Documents and the Bank Hedge Agreements, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to the Administrative Agent or the Secured Parties under the Loan Documents and the Bank Hedge Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

         Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral to which it is a party and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor under such contracts and agreements included in the Collateral to which it is a party or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 4. Delivery of Security Collateral and Account Collateral. All certificates or instruments representing or evidencing Security Collateral or Account Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default and on five (5) days' notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral and the Account Collateral, subject only to the revocable rights specified in Section 13(a). In addition, the


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
Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

         Section 5. Maintaining the L/C Cash Collateral Account. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment under the Credit Agreement or any Hedge Bank or any Loan Party shall have any obligations under any Hedge Agreement:

         (a) The Borrower will maintain the L/C Cash Collateral Account with Fleet.

         (b) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account and, except as otherwise provided by the provisions of Section 7 and Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the L/C Cash Collateral Account.

The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations, of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

         Section 6. Investing of Amounts in the L/C Cash Collateral Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 7 and Section 20, from time to time invest (a) amounts on deposit in the L/C Cash Collateral Account in such Cash Equivalents as the Borrower may select and the Administrative Agent may approve, in each case which investments shall be made in the name of the Administrative Agent on behalf of the Borrower, and (b) interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents as the Borrower may select and the Administrative Agent may approve in its reasonable discretion, in each case which investments shall be made in the name of the Administrative Agent on behalf of the Borrower (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

         Section 7. Release of Amounts. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.


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
         Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

         (a) All of such Grantor's Equipment and Inventory, other than Equipment and Inventory which is in transit, are located at the places specified for such Grantor on Schedule III hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and the original copies of each Assigned Agreement and all originals of all chattel paper that evidence Receivables, are located at the address or addresses specified for such Grantor on Schedule V hereto. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument.

         (b) Such Grantor is the legal and beneficial owner of the Collateral pledged by such Grantor hereunder free and clear of any Lien, except for security interests created or permitted under the Loan Documents (including, without limitation, any Liens disclosed on Schedule 6.1(c) to the Credit Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed: (i) in favor of the Administrative Agent relating to this Agreement or (ii) with respect to Permitted Liens.

         (c) Set forth below each Grantor's name on Schedule IV hereto is a complete and accurate list of (i) all names under which such Grantor is or has been doing business within the last five years (including, without limitation, all trade names, division names and fictitious names), (ii) all trade names that such Grantor owns or is licensed to use (including the expiration date of such license) and (iii) all trade names that such Grantor has established the right to use (collectively, the "Trade Names"). Such Grantor has not changed within the past six months its name or identity, by reorganization or otherwise, or its address set forth below the name of such Grantor on the signature pages hereof or the Security Agreement Supplement executed and delivered by it, as the case may be, except as set forth on Schedule IV hereto.

         (d) Such Grantor has possession and control of the Equipment and Inventory pledged by such Grantor hereunder.

         (e) The Pledged Shares owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt owed to such Grantor has been duly authorized, authenticated or issued and delivered and, to the best knowledge of such Grantor, is the legal, valid and binding obligation of the issuers thereof and is not in default.

         (f) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I. The Pledged Debt is outstanding in the principal amount indicated on Schedule I.

         (g) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Secured Party, have been duly authorized, executed and


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
delivered by such Grantor, have not been amended, restated or otherwise modified, are in full force and effect and are binding upon and enforceable against such Grantor and, to such Grantor's knowledge, all other parties thereto in accordance with their terms. There exists no default by such Grantor or, to such Grantor's knowledge, by any other parties thereto under any Assigned Agreement to which such Grantor is a party. Each party to the Assigned Agreements to which such Grantor is a party, other than such Grantor, has executed and delivered to such Grantor a consent, in substantially the form of Exhibit B hereto, to the assignment of the Agreement and Collateral to the Administrative Agent pursuant to this Agreement unless the assignment contemplated herein is permitted by the terms of such Assigned Agreement.

         (h) Upon either the filing by the Administrative Agent or its representatives of the proper financing statements referred to in Section 3.1(a)(ii) of the Credit Agreement or the taking of possession thereof, as applicable, this Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto create a valid and perfected first and only priority security interest, subject to Liens permitted under the Credit Agreement, in the Collateral of such Grantor, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest shall have been duly taken.

         (i) Other than as disclosed on Schedule 4.4 to the Credit Agreement, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first and only priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements are in proper form and are duly executed, or (iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

         (j) The Inventory has been produced by such Grantor in compliance with all requirements of the Fair Labor Standards Act.

         Section 9. Further Assurances.

         (a) Each of the Grantors agrees that from time to time, at the expense of the Borrower, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will, upon any such request of the Administrative Agent: (i) mark conspicuously each document included in the Inventory pledged by such Grantor hereunder, each chattel paper included in the Receivables pledged by such Grantor hereunder, each Related Contract pledged by such Grantor hereunder, each Assigned Agreement pledged by such Grantor hereunder and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any Collateral pledged by such Grantor hereunder in excess of $25,000 shall be evidenced by a promissory note or other instrument (other than checks received in the ordinary course of business) or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent; and (iii) execute such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably requested by the Administrative Agent in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral pledged by such Grantor hereunder, without the signature of such Grantor where permitted by law. A copy of each such statement and amendment will be timely provided to such Grantor. A photocopy or other reproduction of this Agreement or any financing statement covering its Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such reports in connection with its Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (d) Each Grantor hereby agrees, upon the request of the Administrative Agent at any time following the occurrence and during the continuance of an Event of Default, and at the expense of the Borrower, (i) within twenty-one (21) days after such request deliver to the Administrative Agent a letter agreement, in substantially the form of Exhibit A hereto, in respect of each lockbox and blocked deposit account of such Grantor, (ii) within thirty (30) days after such request, take whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) as may be necessary or reasonably advisable in the sole discretion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it), for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, valid and subsisting Liens on the main cash concentration accounts of the Borrower and each other Grantor and the lockboxes and blocked deposit accounts of the Grantors, (iii) within forty-five (45) days after such request, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Loan


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
Parties acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above and as to all such other matters as the Administrative Agent may request, and (iv) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of the Liens on, or in preserving the Liens in, such main concentration accounts, lockboxes and blocked deposit accounts.

         Section 10. As to Equipment and Inventory. (a) Each Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business and Equipment the disposition of which is permitted under the Credit Agreement) pledged by such Grantor hereunder at the places therefor specified in
Section 8(a) or, upon thirty (30) days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all action required by this Agreement to maintain the security interest of the Administrative Agent in such Equipment and Inventory granted hereby shall have been taken with respect to such Equipment and Inventory.

         (b) Each Grantor shall cause the Equipment pledged by such Grantor hereunder to be maintained and preserved in working condition, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of such Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end, except to the extent that such Grantor determines in its reasonable business judgment that such Equipment is no longer necessary or useful in the conduct of its business. Each Grantor shall promptly furnish to the Administrative Agent a statement respecting any loss or damage to any of the Equipment pledged by such Grantor hereunder.

         (c) Each Grantor shall timely pay when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory pledged by such Grantor hereunder; provided, however, that such Grantor shall not be required to pay any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries. In producing the Inventory pledged by such Grantor hereunder, each Grantor shall comply with all requirements of the Fair Labor Standards Act.

         Section 11. Insurance.

         (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory pledged by such Grantor hereunder in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and each Grantor as their interests may appear and each policy for property damage insurance shall provide for all losses (except so long as the payor shall not have received notice from the Administrative Agent to the effect that an Event of Default shall have occurred and is continuing for losses of less than $500,000 per occurrence) to be paid directly to the Administrative Agent. Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that the insurer shall endeavor to provide at least thirty (30) days' prior written notice of cancellation or of lapse to the Administrative Agent. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of its insurance policies to comply with the requirements of Section 9 and cause the insurers to acknowledge notice of such assignment.

         (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 11 is not applicable, the Grantor that owns such Equipment or Inventory shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory out of available proceeds of insurance maintained by such Grantor pursuant to this Section 11.

         (c) Subject to the provisions of the Credit Agreement, upon the occurrence and during the continuance of any Event of Default or the loss (equal to or in excess of $500,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Administrative Agent as specified in Section 20(b).

         Section 12. Place of Perfection; Record; Collection of Receivables.

         (a) Each of the Grantors shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the original copies of the Assigned Agreements and all originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 8(a) or, upon thirty (30) days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by this Agreement to maintain the security interest of the Administrative Agent in such Collateral granted hereby shall have been taken with respect to the Collateral. Each of the Grantors shall hold and preserve such records, Assigned Agreements and chattel paper and shall permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

         (b) Except as otherwise provided in this subsection (b), each of the Grantors shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables pledged by such Grantor hereunder. In connection with such collections, each Grantor may take (and, at the Administrative Agent's direction, shall take) such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables pledged by such Grantor hereunder; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon five (5) days' written notice to the Borrower of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso of the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables pledged by such Grantor hereunder shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided by Section 20(b) and (ii) without the prior consent of the Administrative Agent, such Grantor shall not adjust, settle or compromise the amount or payment of any of its Receivables, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.

         Section 13. Voting Rights; Dividends; Etc.

         (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) The Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that the Grantors shall not exercise or refrain from exercising any such right if, in the Administrative Agent's judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

                  (ii) The Grantors shall be entitled to receive and retain any and all dividends and interest paid in respect of the Security Collateral; provided, however, that any and all

                           (A) dividends and interest paid or payable other than
                  in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                           (B) dividends and other distributions paid or payable
                  in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (C) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith, delivered to the Administrative Agent to hold as Security Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

                  (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each of the Grantors all such proxies and other instruments as such Grantor may request for the purpose of enabling such Grantor to exercise, after the occurrence and during the continuance of an Event of Default, the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuation of an Event of
Default:

                  (i) All rights of each of the Grantors (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall cease upon notice from the Administrative Agent and (y) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon be vested solely in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

                  (ii) All dividends and interest payments that are received by any of the Grantors contrary to the provisions of paragraph (i) of this
         Section 13(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

         Section 14. Intentionally Omitted.

         Section 15. Intentionally Omitted.

         Section 16. Transfers and Other Liens; Additional Shares.

         (a) Each of the Grantors agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except sales of Inventory in the ordinary course of business or sales or other dispositions of other assets permitted by the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for (A) the pledge, assignment and security interest created by this Agreement and (B) any other Liens expressly permitted under Section 6.1 of the Credit Agreement.

         (b) Each of the Grantors agrees that it shall (i) cause each issuer of the Pledged Shares which it controls not to issue any stock, partnership interests, membership interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, partnership interests, membership interests or other securities owned by such Grantor of each issuer of the Pledged Shares; provided, however, that in no event shall more than 65% (or such greater percentage which would not result in material adverse tax consequences) of the Voting Stock of any Foreign Subsidiary of a Grantor be pledged pursuant to this Agreement.

         Section 17. Administrative Agent Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 11,

         (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of its Collateral,

         (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

         (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of its Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of its Collateral.

         Section 18. Administrative Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Administrative Agent may itself, upon reasonable prior notice to such Grantor, perform, or cause performance of, such agreement, and the reasonable and actual expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 22(b).

         Section 19. Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of any Collateral in its possession and shall accord such Collateral treatment equal to that which Fleet accords other similar property in its possession.

         Section 20. Remedies. If any Event of Default shall have occurred and be continuing:

         (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require any or all of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below and as required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice except as required by law, be made at the time and place to which it was so adjourned.

         (b) Any cash held by or on behalf of the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 22) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as is specified by the Credit Agreement and, if the Credit Agreement does not so specify an order of application against the Obligations, in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantors or to whomsoever may be lawfully entitled to receive such surplus.

         (c) The Administrative Agent may exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

         (d) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment).

         (e) The Administrative Agent may, with reasonable notice to any of the Grantors and at any time or from time to time, charge, set-off or otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account or any part thereof; provided, however, that the failure to give notice shall not affect the validity of such charge, set-off or application.

         (f) Each Grantor will furnish to the Administrative Agent correct and complete customer lists and updates thereof as the Administrative Agent may reasonably request, all in reasonable detail.

         Section 21. Registration Rights; Private Sale. (a) If the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral pursuant to Section 20 pursuant to a public offering (it being understood by each of the Grantors that the Administrative Agent shall be under no obligation to do so and may, in its sole discretion, dispose of the Security Collateral in any manner permitted by law that the Administrative Agent may select), each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:

                  (i) execute and deliver, and cause each issuer of the Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things as may be necessary or, in the reasonable discretion of the Administrative Agent, desirable to register its Security Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), to cause a registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus that, in the reasonable discretion of the Administrative Agent, are necessary or desirable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (ii) use its best efforts to qualify its Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Security Collateral, as requested by the Administrative Agent in its sole discretion;

                  (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 10(a) of the Securities Act;

                  (iv) provide the Administrative Agent with such other information and projections as may be necessary or, in the reasonable discretion of the Administrative Agent, desirable to enable the Administrative Agent to effect the sale of its Security Collateral; and

                  (v) do or cause to be done all such other acts and things as may be necessary to make such sale of its Security Collateral or any part thereof valid and binding and in compliance with applicable law.

The Administrative Agent is authorized, in connection with any sale of the Security Collateral pursuant to Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral (A) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (i) above, (B) any information and projections provided to it pursuant to clause (iv) above and (C) any other information in its possession relating to the Security Collateral.

         (b) The Grantors recognize that the Administrative Agent may be unable to effect a public sale of all or a part of the Security Collateral, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at places and on terms less favorable to the sellers than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Administrative Agent has no obligation to delay the sale of any such securities for the period of time necessary to permit any such securities to be registered for public sale.

         Section 22. Indemnity and Expenses.

         (a) Each of the Grantors hereby agrees, jointly and severally, to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         (b) The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder or (iv) the failure by the Borrower or any other Grantor to perform or observe any of the provisions hereof.

         Section 23. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Grantor or whether the Borrower or any other Grantor is joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any Guarantor or any of their subsidiaries or otherwise;

         (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

         (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any Guarantor or any of their subsidiaries;

         (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor or any of their subsidiaries; or

         (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor of a security interest.

         Section 24. Amendments; Waivers; Etc.

         (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         (c) Upon the execution and delivery by any Person of a supplement to this Agreement, in each case in substantially the form of Exhibit C hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to such Additional Grantor, and (ii) the supplements attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement the Schedules to this Agreement, as appropriate, and the Administrative Agent may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

         Section 25. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered if to any Grantor addressed to it at the address set forth below its name on the signature pages hereof; if to any Additional Grantor, addressed to it at the address set forth below its name on the signature pages to the Security Agreement Supplement executed and delivered by such Additional Grantor; if to the Administrative Agent, addressed to it at its address set forth in Section
11.2 of the Credit Agreement or, as to each other party, at such other address as shall be designated by such party in a written notice to the Grantors and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) days after mailing, upon transmission to the telegraph company, upon delivery by telecopier or upon confirmation by telex answerback, respectively, addressed as aforesaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         Section 26. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the the indefeasible payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.7 of the Credit Agreement. Notwithstanding the foregoing, no Grantor may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, which consent may be withheld for any reason.

         Section 27. Release and Termination.

         (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the express terms of the Loan Documents, the Administrative Agent will, at the Grantors' expense, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Administrative Agent, at least thirty (30) days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.6 or any other provision of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing for application by the Administrative Agent as required by the terms of the Credit Agreement and, if not so required to be applied, for application in such manner as the Administrative Agent may determine, and (iv) the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such sale, lease, transfer or other disposition in writing.

         (b) Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and (iii) the Termination Date, the pledge, assignment and security interest granted by each of the Grantors hereby shall terminate and all rights to the Collateral shall revert to the appropriate Grantor. Upon any such termination, the Administrative Agent will, at the Grantors' expense, execute and deliver to the appropriate Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         Section 28. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

         Section 29. Counterparts. This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                TEAM HEALTH, INC.


                                By:_______________________________________
                                Name: H. Lynn Massingale
                                Title: President

                                Address: 1900 Winston Road
                                Knoxville, TN 37919

                                CLINIC MANAGEMENT SERVICES, INC.
                                EMERGICARE MANAGEMENT, INCORPORATED
                                HOSPITAL BASED PHYSICIAN SERVICES, INC.
                                TEAM RADIOLOGY, INC.


                                By:________________________________________
                                Name: H. Lynn Massingale
                                Title: President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919

                                ALLIANCE CORPORATION
                                CHARLES L. SPRINGFIELD, INC.
                                CLINIC MANAGEMENT SERVICES, INC.
                                DANIEL & YEAGER, INC.
                                DRS. SHEER, AHEARN AND ASSOCIATES, INC.
                                EMERGENCY COVERAGE CORPORATION
                                EMERGENCY MANAGEMENT SPECIALISTS, INC.
                                EMERGENCY PHYSICIAN ASSOCIATES, INC.
                                EMERGENCY PHYSICIANS OF MANATEE, INC.
                                EMERGENCY PROFESSIONAL SERVICES, INC.
                                INPHYNET CONTRACTING SERVICES, INC.
                                INPHYNET JOLIET, INC.
                                INPHYNET LOUISIANA, INC.
                                INPHYNET SOUTH BROWARD, INC.
                                HERSCHEL FISCHER, INC.
                                IMBS, INC.
                                INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.
                                INPHYNET HOSPITAL SERVICES, INC.
                                INPHYNET MEDICAL MANAGEMENT INSTITUTE, INC.


                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

                                KARL G. MANGOLD, INC.
                                MED: ASSURE SYSTEMS, INC.
                                METROAMERICAN RADIOLOGY, INC.
                                NEO-MED, INC.
                                NORTHWEST EMERGENCY PHYSICIANS INCORPORATED
                                PARAGON ANESTHESIA, INC.
                                PARAGON CONTRACTING SERVICES, INC.
                                PARAGON IMAGING CONSULTANTS, INC.
                                QUANTUM PLUS, INC.
                                REICH, SEIDELMANN & JANICKI CO.
                                ROSENDORF MARGULIES BORUSHOK SCHOENBAUM
                                  RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
                                SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC.
                                SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS,
                                   INC.
                                SOUTHEASTERN EMERGENCY PHYSICIANS, INC.
                                TEAM HEALTH FINANCIAL SERVICES, INC.
                                THBS, INC.
                                THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.
                                VIRGINIA EMERGENCY PHYSICIANS, INC.

                                By:_________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919

                                FISCHER MANGOLD PARTNERSHIP
                                By: Herschel Fischer, Inc., its general partner Karl G. Mangold, Inc., its general partner

                                By:___________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919



                                MT. DIABLO EMERGENCY PHYSICIANS, a California General Partnership
                                By: Herschel Fischer, Inc., its general partner


                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

                                Karl G. Mangold, Inc., its general partner

                                By:____________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919

                                PARAGON HEALTHCARE LIMITED PARTNERSHIP
                                By: InPhyNet Hospital Services, Inc.,
                                      its sole general partner

                                By:____________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919

                                TEAM HEALTH BILLING SERVICES, L.P.
                                By: Team Health, Inc., its sole general partner

                                By:____________________________________________
                                Name: H. Lynn Massingale
                                Title: President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919

                                TEAM HEALTH SOUTHWEST L.P.
                                By: Team Radiology, Inc., its sole general
                                      partner

                                By:____________________________________________
                                Name: H. Lynn Massingale
                                Title: President

                                Address: 1900 Winston Road
                                         Knoxville, TN 37919





ACCEPTED:




                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT



By: _____________________________________
Name: Ginger Stolzenthaler
Title: Senior Vice President


                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

                                  EXHIBIT A TO
                               SECURITY AGREEMENT


                             FORM OF LOCKBOX LETTER


                                                     ___________________, ______

[Name and address
of Lockbox Bank]

                              [Name of the Grantor]


Ladies and Gentlemen:

         Reference is made to Lockbox no. __________ into which certain monies, instruments and other properties are deposited from time to time and deposit account no. _________ (collectively, the "Lockbox Account") maintained with you by ______________ (the "Grantor"). Pursuant to a Security Agreement, dated March __, 1999 (the "Security Agreement"), the Grantor has granted to Fleet National Bank, as administrative agent (the "Administrative Agent") for the Lender Parties referred to in the Credit Agreement, dated as of March __, 1999 (the "Credit Agreement") with Team Health, Inc., as Borrower, a security interest in certain property of the Grantor, including, among other things, the following (the "Account Collateral"): the Lockbox Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Account, all interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Lockbox Account with you that you agree to this letter agreement.

         By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of, the Security Agreement and confirm to the Administrative Agent that you have received no notice of any other pledge or assignment of the Lockbox Account. Further, you hereby agree with the Administrative Agent that:

                  a. Notwithstanding anything to the contrary in any other agreement relating to the Lockbox Account, the Lockbox Account is and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Administrative Agent, will be entitled "Fleet Bank, as Administrative Agent, Re: [name of the Grantor]" and will be subject to written instructions only from an officer of the Administrative Agent.

                  b. You will collect mail from the Lockbox Account on each of your business days at times that coincide with the delivery of mail thereto.

                  c. You will follow your usual operating procedures for the handling of any remittance received in the Lockbox Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

                  d. You will endorse and process all eligible checks and other remittance items not covered by paragraph (c) and deposit such checks and remittance items in the Lockbox Account.

                  e. You will maintain a record of all checks and other remittance items received in the Lockbox Account and, in addition to providing the Grantor with photostats, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, furnish to the Administrative Agent (i) a monthly statement of the Lockbox Account and
         (ii) a daily collection and check float report to be transmitted by facsimile to the Administrative Agent at: Fleet National Bank, One Federal Street, Boston, MA 02110, Attention: Loan Administration,
         Facsimile No.          , Telephone No.           .

                  f. You will transfer, in same day funds, on each of your business days, all amounts collected from the Lockbox Account on such day to the following account (the "Cash Collateral Account"):

                  [Name of Borrower]
                  Account No.

                  Fleet National Bank
                  One Federal Street
                  Boston, Massachusetts 02110
                  Attention: Loan Administration

         Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

                  g. All transfers referred to in paragraph (vi) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any other Lender Party for any reason any such payment once made.

                  h. All service charges and fees with respect to the Lockbox Account shall be payable by the Grantor, and deposited checks returned for any reason shall not be charged to the Lockbox Account, but may be charged to another account maintained by the Grantor with you.

                  i. The Administrative Agent shall be entitled to exercise any and all rights of the Grantor in respect of the Lockbox Account, and the undersigned shall comply in all respects with such exercise.

                  This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Administrative Agent, the Lender Parties and their respective successors, transferees and assigns. You may terminate this letter agreement only upon thirty (30) days prior written notice to the Grantor and the Administrative Agent. Upon such a termination you shall close the Lockbox Account and transfer all funds in the Lockbox Account to the Cash Collateral Account. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Collateral Account all funds and other property received in respect of the Lockbox Account.

                  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                        Very truly yours,

                                        [NAME OF GRANTOR]


                                        By:_____________________________________
                                           Title:


                                        FLEET NATIONAL BANK, as
                                        Administrative Agent


                                        By:_____________________________________
                                           Title:

Acknowledges and agreed to as of the date first above written:

[NAME OF LOCKBOX BANK]

By:_____________________________________
   Title:

                                  EXHIBIT B TO
                               SECURITY AGREEMENT


                          FORM OF CONSENT AND AGREEMENT


                  The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Security Agreement, dated March __, 1999 (the "Security Agreement"; the terms defined therein being used herein as therein defined), from _____________, (the "Grantor") to Fleet National Bank, as administrative agent (the "Administrative Agent") for the Secured Parties referred to therein, and hereby agrees with the Administrative Agent that:

                  (a) The undersigned will make all payments to be made by it under or in connection with the ________ Agreement, dated _________, 19__ (the "Assigned Agreement"), between the undersigned and Grantor in accordance with the instructions of the Administrative Agent.

                  (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender Party for any reason any such payment once made.

                  (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement and the undersigned shall comply in all respects with any such exercise.

                  (d) The undersigned shall not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, restate or otherwise modify the Assigned Agreement or (iii) except as expressly provided therein, make any prepayment of amounts to become due under or in connection with the Assigned Agreement.

                  This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lender Parties and their respective successors, transferees and assigns. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS).

                  IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set forth below.


Dated: ________, 1998                   [NAME OF OBLIGOR]



                                        By:_____________________________________

                                        Title:__________________________________

                                  EXHIBIT C TO
                               SECURITY AGREEMENT



                      FORM OF SECURITY AGREEMENT SUPPLEMENT



                                                              ____________, ____



Fleet Bank, as Administrative Agent
One Federal Street
Boston, MA 02110
Attention: Corporate Banking Group


                 Security Agreement, dated as of March __, 1999,
                           made by Team Health, Inc.,
          and the other Grantors party thereto, to Fleet National Bank, as Administrative Agent for the Secured Parties

Ladies and Gentlemen:

         Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time, the "Security Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Security Agreement.

         The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

         The undersigned hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, the Swing Line Bank and the Issuing Bank, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as security for the Secured Obligations, a lien on, and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on the attached supplements to Schedules I through IV to the Security Agreement. The undersigned hereby certifies that such supplements have been prepared by the undersigned in substantially the form of such Schedules and are true, accurate and complete as of the date hereof.

         The undersigned hereby makes each representation and warranty set forth in Section 8 of the Security Agreement (as modified by the attached supplements to the Schedules to the Security Agreement) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS).

         THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                Very truly yours,

                                [NAME OF ADDITIONAL GRANTOR]
                                [Address of chief executive office]
                                [Address of chief executive office]


                                By: ____________________________________

                                Title:__________________________________

                                EXHIBIT G TO THE
                                CREDIT AGREEMENT


                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


                                 March 12, 1999


                                      from

                             TEAM HEALTH, INC., and

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN


                                  as Grantors,


                                       to


                              FLEET NATIONAL BANK,


                             as Administrative Agent

                                TABLE OF CONTENTS

INTELLECTUAL PROPERTY SECURITY AGREEMENT.................................................................      1

PRELIMINARY STATEMENTS...................................................................................      1
     SECTION 1.   Grant of Security......................................................................      1
     SECTION 2.   Security for Obligations...............................................................      3
     SECTION 3.   Grantors Remain Liable.................................................................      3
     SECTION 4.   Representations and Warranties.........................................................      3
     SECTION 5.   Further Assurances.....................................................................      5
     SECTION 6.   Transfers and Other Liens..............................................................      7
     SECTION 7.   Administrative Agent Appointed Attorney-in-Fact........................................      7
     SECTION 8.   Administrative Agent May Perform.......................................................      8
     SECTION 9.   The Administrative Agent's Duties......................................................      8
     SECTION 10.  Remedies...............................................................................      8
     SECTION 11.  Indemnity and Expenses.................................................................     10
     SECTION 12.  Security Interest Absolute.............................................................     10
     SECTION 13.  Amendments; Waivers; Supplements; Etc..................................................     11
     SECTION 14.  Addresses for Notices..................................................................     11
     SECTION 15.  Continuing Security Interest, Assignments..............................................     12
     SECTION 16.  Release and Termination................................................................     12
     SECTION 17.  Execution in Counterparts..............................................................     12
     SECTION 18.  Governing Law; Terms...................................................................     13

                                    SCHEDULES

Schedule I       -         Patents and Patent Applications
Schedule II      -         Trademark Registrations and Applications
Schedule III     -         Copyright Registrations and Applications
Schedule IV      -         Licenses

                                     EXHIBIT

Exhibit A         -        Form of Intellectual Property Security Agreement
                           Supplement

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


         INTELLECTUAL PROPERTY SECURITY AGREEMENT dated March 12, 1999, made by Team Health, Inc., a Tennessee corporation having an office at the address set forth on the signature page hereof (the "Borrower"), the Subsidiary Guarantors listed on the signature pages hereof, each having an office at the address set forth on the signature page hereof (the "Subsidiary Guarantors"), the Additional Grantors (as defined in Section 13(c)) (the Additional Grantors, together with the Borrower, the "Grantors") to FLEET NATIONAL BANK as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         PRELIMINARY STATEMENTS:

         (1) The Borrower has entered into a Credit Agreement, dated as of the date hereof (said Agreement, as it may hereafter be amended, restated or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent, NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent.

         (2) It is a condition precedent to the making of Advances by the Lenders, the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement and the Hedge Banks entering into the Bank Hedge Agreements with the Borrower from time to time that the Borrower shall have granted the security interest and made the pledge and grant of the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Issuing Banks to issue Letters of Credit under the Credit Agreement, and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each of the Grantors hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:

         SECTION 1. Grant of Security. Each of the Grantors hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties a security interest in the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, and whether now or hereafter existing (collectively, the "Intellectual Property Collateral"):

         (a) all patents, patent applications and patentable inventions, including, without limitation, each patent identified in Schedule I attached hereto and made a part hereof and each patent application identified in such
Schedule I, and including, without limitation, (i) all inventions and improvements described and claimed therein and the right to make, use or sell the same, (ii) the right to sue or otherwise recover for any misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto (the "Patents");

         (b) all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule II attached hereto and made a part hereof, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (the "Trademarks");

         (c) all copyrights, whether statutory or common law, and whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each copyright registration and copyright application identified in Schedule III attached hereto and made a part hereof, and including, without limitation, (i) the right to reproduce, prepare derivative works, distribute copies, perform or display any of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (the "Copyrights");

         (d) all license agreements with any other Person in connection with any of the Patents, Trademarks or Copyrights, or such other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship, or other intellectual property, whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on
Schedule IV attached hereto and made a part hereof (the "Licenses"); and

         (e) all proceeds of any of the foregoing Patents, Trademarks, Copyrights and Licenses, including, without limitation, any claims by such Guarantor against third parties for infringement of the Patents, Trademarks, Copyrights or Licenses.

         SECTION 2. Security for Obligations. This Agreement secures the payment of all Obligations of each Grantor now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (all such Obligations secured being the "Secured Obligations").

         SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Intellectual Property Collateral to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under any of the contracts and agreements included in the Intellectual Property Collateral, and (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any of the contracts and agreements included in the Intellectual Property Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 4. Representations and Warranties. The Grantors jointly and severally represent and warrant as follows:

         (a) Each Grantor is the legal and beneficial owner of the Patents, Trademarks and Copyrights pledged by such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or permitted under the Loan Documents (including, without limitation, any Liens disclosed on Schedule 6.1(c) to the Credit Agreement). No effective financing statement or other instrument similar in effect covering all of any part of the Intellectual Property Collateral or listing any Grantor or any of its Subsidiaries or any trade name of any Grantor or any of its Subsidiaries as debtor is on file in any recording office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), except such as may have been filed in favor of the Administrative Agent relating to this Agreement or one of the other Loan Documents.

         (b) Set forth in Schedule I is a complete and accurate list of all patents owned by each Grantor. Set forth in Schedule II is a complete and accurate list of all trademark and service mark registrations and all trademark and service mark applications owned by each Grantor. Set forth in Schedule III is a complete and accurate list of all copyright registrations and copyright applications owned by each Grantor. Set forth in Schedule IV is a complete and accurate list of all Licenses that are material to the conduct of each Grantor's business in which such Grantor is
(i) a licensor with respect to any of the Patents, Trademarks, or Copyrights or
(ii) a licensee of any other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship (other than licenses of commercially available off-the-shelf computer software). Such Grantor has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and Licenses set forth in Schedules I, II, III and IV hereto.

         (c) Each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to such Grantor's knowledge, is valid, registrable and enforceable. Each License of each Grantor identified in Schedule IV is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to such Grantor's knowledge, is valid and enforceable. No Grantor is aware of any uses of any item of Intellectual Property Collateral which would be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Intellectual Property Collateral.

         (d) No Grantor has made any previous assignment, transfer or agreement constituting a present or future assignment, transfer or encumbrance of any of the Intellectual Property Collateral. No Grantor has granted any license (other than those listed on Schedule IV hereto), release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral.

         (e) Each Grantor has used proper statutory notice in connection with its use of each patent, registered trademark and service mark and copyright contained in Schedule I, II or III.

         (f) Upon the filing by the Administrative Agent or its representatives of the proper financing statements referred to in Section 3.1(a)(ii) of the Credit Agreement and the filing and recording of this Agreement in the United States Patent and Trademark Office against each patent, patent application, trademark or service mark registration, trademark or service mark application, and in the U.S. Copyright Office against each copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto, this Agreement creates in favor of the Administrative Agent, on behalf of itself and the Lender Parties, a valid and perfected first and only priority security interest, subject to Liens permitted under the Credit Agreement, in the Intellectual Property Collateral of each Grantor, securing the payment of the Secured Obligations.

         (g) Other than as disclosed on Schedule 4.4 to the Credit Agreement, no consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by any Grantor of the security interest granted hereby, for the pledge by any Grantor of the Intellectual Property Collateral pursuant hereto, or for the execution, delivery or performance of this Agreement by each Grantor, (ii) for the perfection or maintenance of the pledge and security interest created hereby (including the first and only priority nature of such pledge and security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements are in proper form and are duly executed, and the filing and recording of this Agreement in the United States Patent and Trademark Office against each patent, patent application, trademark or service mark registration, trademark or service mark application, and in the U.S. Copyright Office against each copyright registration, and copyright application of each Grantor set forth in Schedule I, II or III hereto, or (iii) for the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Patents, Trademarks and Copyrights pursuant to this Agreement.

         (h) There are no claims by any third party relating to any item of Intellectual Property Collateral.

         (i) No claim has been made and is continuing or threatened that any item of Intellectual Property Collateral is invalid or unenforceable or that the use by any Grantor of any Intellectual Property Collateral does or may violate the rights of any Person. To the best of each Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Collateral.

         (j) Each Grantor has taken all reasonably necessary steps to use consistent standards of quality in the provision of all services provided under or in connection with any of the Patents, Trademarks and Copyrights and has taken all necessary steps to ensure that all licensed users of any of the Patents, Trademarks and Copyrights use such consistent standards of quality.

         SECTION 5. Further Assurances. (a) Each of the Grantors jointly and severally agrees that from time to time, at the expense of the Borrower, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent believes may be reasonably necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any part of the Intellectual Property Collateral. Without limiting the generality of the foregoing, each Grantor will, upon the reasonable request of the Administrative Agent, with respect to the Intellectual Property Collateral owned by such Grantor, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge and security interest granted or purported to be granted hereby.

         (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Intellectual Property Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Intellectual Property Collateral or any part thereof will be sufficient as a financing statement where permitted by law.

         (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Intellectual Property Collateral and such other reports in connection with the Intellectual Property Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (d) Each Grantor agrees that, should it obtain an ownership interest in any patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, other indicia of trade origin, trademark or service mark registration, trademark or service mark application, copyright, copyright registration, copyright application or work of authorship or become party to any License, which is not now a part of the Intellectual Property Collateral, (i) the provisions of Section 1 will automatically apply thereto, and (ii) any such patent, patent application, patentable invention, trademark, service mark, trade name, trade dress, indicia of trade origin, trademark or service mark registration, trademark or service mark application (together with the goodwill of the business connected with the use of same and symbolized by same), copyright, copyright registration, copyright application, work of authorship or License will automatically become part of the Intellectual Property Collateral. Each Grantor further agrees that it shall deliver to the Administrative Agent a written report, in reasonable detail, on a semi-annual basis (starting, for this year, on June 30, 1999, and thereafter on December 31 and June 30 of each succeeding year), setting forth each new patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, copyright application or license that such Grantor has filed, acquired or otherwise obtained in the preceding six month reporting period. Such Grantor authorizes the Administrative Agent to modify this Agreement by amending Schedules I, II, III and IV hereto (and shall cooperate with the Administrative Agent in effecting any such amendment) to include any patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, copyright application or License which becomes part of the Intellectual Property Collateral.

         (e) With respect to each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application set forth in Schedule I, II or III hereto, each Grantor agrees to take all necessary or desirable steps in such Grantor's reasonable business judgment, including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office or in any court, to (i) maintain each such patent, trademark or service mark registration, and copyright registration, and (ii) pursue each such patent application, trademark or service mark application and copyright application now or hereafter included in the Intellectual Property Collateral, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Each Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration, or copyright application to which it is now or later becomes entitled. Any and all expenses incurred in connection with such activities will be borne by such Grantor. No Grantor shall discontinue use of or otherwise abandon any patent, patent application, trademark or service mark, trademark or service mark registration, trademark or service mark application, copyright registration, or copyright application now or hereafter included in the Intellectual Property Collateral, unless the relevant Grantor shall have first determined in its reasonable business judgment that such use or pursuit or maintenance of same is no longer desirable in the conduct of such Grantor's business, in which case, such Grantor shall give written notice of any such abandonment or discontinuance to the Administrative Agent pursuant to the semi-annual reporting requirement contained in Section 5(d) above.

         (f) Each Grantor agrees to notify the Administrative Agent promptly and in writing if it learns (i) that any item of the Intellectual Property Collateral has been determined to have become abandoned or dedicated to the public or (ii) of the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

         (g) In the event that a Grantor makes a determination in its reasonable business judgment that any item of the Intellectual Property Collateral is infringed or misappropriated by a third party, such Grantor shall promptly notify the Administrative Agent and will take such actions as such Grantor or the Administrative Agent deems appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense in connection with such activities will be borne by such Grantor.

         (h) Each Grantor shall continue to use proper statutory notice in connection with its use of each of its patents, registered trademarks and service marks, and copyrights contained in Schedule I, II or III.

         (i) Each Grantor shall take all steps which it or the Administrative Agent deems appropriate in its reasonable business judgment under the circumstances to preserve and protect its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all services provided in connection with any of the Patents, Trademarks and Copyrights, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Patents, Trademarks and Copyrights use such consistent standards of quality.

         SECTION 6. Transfers and Other Liens. Each of the Grantors agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of (except as provided in Section 5(e)) or grant any option with respect to, any of the Intellectual Property Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Intellectual Property Collateral except for the pledge and security interest created by this Agreement and Permitted Liens.

         SECTION 7. Administrative Agent Appointed Attorney-in-Fact. Each of the Grantors hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, upon the occurrence and during the continuance of an Event of Default and upon notice to such Grantor to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Intellectual Property Collateral;

         (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

         (c) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable to enforce the rights of the Administrative Agent with respect to any of the Intellectual Property Collateral.

         SECTION 8. Administrative Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Administrative Agent may itself, upon fifteen (15) days' notice to such Grantor, perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be borne by such Grantor.

         SECTION 9. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Intellectual Property Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Intellectual Property Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Intellectual Property Collateral, whether or not the Administrative Agent or any other Secured

Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Intellectual Property Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of any Intellectual Property Collateral in its possession and shall accord such Intellectual Property Collateral treatment equal to that which the Administrative Agent accords its own property.

         SECTION 10. Remedies. If any Event of Default shall have occurred and be continuing:

         (a) The Administrative Agent may exercise in respect of the Intellectual Property Collateral, in addition to other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the New York Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Intellectual Property Collateral) and also may (i) require any and all of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the documents and things embodying any part of the Intellectual Property Collateral as directed by the Administrative Agent and make them available to the Administrative Agent at a place and time to be designated by the Administrative Agent; (ii) without notice except as specified below and as required by law, sell the Intellectual Property Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; and (iii) occupy any premises owned or leased by any Grantor where documents and things embodying the Intellectual Property Collateral or any part thereof are assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation. In the event of any sale, assignment, or other disposition of any of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any of the Intellectual Property Collateral subject to such disposition will be included, and such Grantor will supply to the Administrative Agent or its designee such Grantor's know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property Collateral subject to such disposition and, including, but not limited to, such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of such products and services. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Intellectual Property Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice except as required by law, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Intellectual Property Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11(b)), in whole or in part, by the Administrative Agent, for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in such order as the Credit Agreement may require and otherwise as the Administrative Agent may elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the applicable Grantors or to whomever may be lawfully entitled to receive such surplus.

         (c) The Administrative Agent may exercise any and all rights and remedies of any of the Grantors in respect of the Intellectual Property Collateral.

         (d) All payments received by any Grantor in respect of the Intellectual Property Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary or desirable endorsement or assignment).

         SECTION 11. Indemnity and Expenses. (a) Each of the Grantors hereby jointly or severally agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

         (b) The Borrower will, upon demand, pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use, or operation of, or the sale of, collection from or other realization upon, any of the Intellectual Property Collateral,
(iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lender Parties hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

         SECTION 12. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against any or all Grantors to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. All rights of the Administrative Agent and the pledge and security interest created hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of any Loan Document or any other agreement, instrument or document relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment, restatement or other modification or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any Guarantor or any of their Subsidiaries or otherwise;

         (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment, restatement, other modification or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

         (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower, any Guarantor or any of their Subsidiaries;

         (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor or any of their Subsidiaries; or

         (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor of a security interest.

         SECTION 13. Amendments; Waivers; Supplements; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         (c) Upon the execution and delivery by any Person of an intellectual property security agreement supplement, in each case in substantially the form of Exhibit A hereto (each an "Intellectual Property Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this

Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor and each reference in any other Loan Document to a "Grantor" or a "Loan Party" shall also mean and be a reference to such Additional Grantor, and (ii) the annexes attached to each Intellectual Property Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III and IV, as appropriate, hereto and the Administrative Agent may attach such annexes as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as so supplemented.

         SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any Grantor, addressed to it at the address set forth below its name on the signature pages hereof; if to any Additional Grantor, addressed to it at the address set forth below its name on the signature page to the Intellectual Property Security Agreement Supplement executed and delivered by such Additional Grantor; if to the Administrative Agent, addressed to it at its address set forth in Section 11.2 of the Credit Agreement; or, as to each other party, at such other address as shall be designated by such party in a written notice to the Grantors and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, addressed as aforesaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         SECTION 15. Continuing Security Interest, Assignments. This Agreement shall create a continuing security interest in the Intellectual Property Collateral and shall (a) remain in full force and effect until the latest of (i) the indefeasible payment in full in cash of all of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and
(iii) the date of termination in whole of all Commitments under the Credit Agreement, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 11.7 of the Credit Agreement.

         SECTION 16. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Intellectual Property Collateral in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Grantors' expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Intellectual Property Collateral from the security interest granted hereby; provided, however, that (i) at the time of such request and such release, no Default shall have occurred and be continuing,
(ii) such Grantor shall have delivered to the Administrative Agent, at least thirty (30) Business Days prior to the date of the proposed release, a written request for release describing the item of Intellectual Property Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section
2.6 of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing and (v) the Administrative Agent shall have approved such sale, lease, transfer or other disposition in writing.

         (b) Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and (iii) the date of termination in whole of all Commitments under the Credit Agreement, the pledge and security interest granted by each of the Grantors hereby shall terminate and all rights to the Intellectual Property Collateral shall revert to the appropriate Grantor. Upon any such termination, the Administrative Agent will, upon receipt of a written request and at the Grantors' expense, execute and deliver to the appropriate Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         SECTION 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflicts of law principles), except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of the Intellectual Property Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer, thereunto duly authorized, as of the date first above written.

                              TEAM HEALTH, INC.


                              By:_________________________________
                              Name: H. Lynn Massingale
                              Title: President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919

                              CLINIC MANAGEMENT SERVICES, INC.
                              EMERGICARE MANAGEMENT, INCORPORATED
                              HOSPITAL BASED PHYSICIAN SERVICES, INC.
                              TEAM RADIOLOGY, INC.


                              By:________________________________________
                              Name: H. Lynn Massingale
                              Title: President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919



                              ALLIANCE CORPORATION
                              CHARLES L. SPRINGFIELD, INC.
                              CLINIC MANAGEMENT SERVICES, INC.
                              DANIEL & YEAGER, INC.
                              DRS. SHEER, AHEARN AND ASSOCIATES, INC.
                              EMERGENCY COVERAGE CORPORATION
                              EMERGENCY MANAGEMENT SPECIALISTS, INC.
                              EMERGENCY PHYSICIAN ASSOCIATES, INC.
                              EMERGENCY PHYSICIANS OF MANATEE, INC.
                              EMERGENCY PROFESSIONAL SERVICES, INC.
                              INPHYNET CONTRACTING SERVICES, INC.
                              INPHYNET JOLIET, INC.
                              INPHYNET LOUISIANA, INC.
                              INPHYNET SOUTH BROWARD, INC.
                              HERSCHEL FISCHER, INC.
                              IMBS, INC.
                              INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.
                              INPHYNET HOSPITAL SERVICES, INC.


          [SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

                              INPHYNET MEDICAL MANAGEMENT INSTITUTE, INC.
                              KARL G. MANGOLD, INC.
                              MED: ASSURE SYSTEMS, INC.
                              METROAMERICAN RADIOLOGY, INC.
                              NEO-MED, INC.
                              NORTHWEST EMERGENCY PHYSICIANS
                                INCORPORATED
                              PARAGON ANESTHESIA, INC.
                              PARAGON CONTRACTING SERVICES, INC.
                              PARAGON IMAGING CONSULTANTS, INC.
                              QUANTUM PLUS, INC.
                              REICH, SEIDELMANN & JANICKI CO.
                              ROSENDORF MARGULIES BORUSHOK SCHOENBAUM
                                RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
                              SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC.
                              SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC. SOUTHEASTERN EMERGENCY PHYSICIANS, INC.
                              TEAM HEALTH FINANCIAL SERVICES, INC.
                              THBS, INC.
                              THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.
                              VIRGINIA EMERGENCY PHYSICIANS, INC.


                              By:_________________________________________
                              Name: H. Lynn Massingale
                              Title: Vice President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919

                              FISCHER MANGOLD PARTNERSHIP
                              By: Herschel Fischer, Inc., its general partner
                                  Karl G. Mangold, Inc., its general partner

                              By:___________________________________________
                              Name: H. Lynn Massingale
                              Title: Vice President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919



          [SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

                              MT. DIABLO EMERGENCY PHYSICIANS, a California General Partnership
                              By: Herschel Fischer, Inc., its general partner
                                  Karl G. Mangold, Inc., its general partner

                              By:____________________________________________
                              Name: H. Lynn Massingale
                              Title: Vice President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919

                              PARAGON HEALTHCARE LIMITED PARTNERSHIP
                              By:InPhyNet Hospital Services, Inc.,
                                   its sole general partner

                              By:____________________________________________
                              Name: H. Lynn Massingale
                              Title: Vice President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919

                              TEAM HEALTH BILLING SERVICES, L.P.
                              By: Team Health, Inc., its sole general partner

                              By:____________________________________________
                              Name: H. Lynn Massingale
                              Title: President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919

                              TEAM HEALTH SOUTHWEST L.P.
                              By: Team Radiology, Inc., its sole general partner

                              By:____________________________________________
                              Name: H. Lynn Massingale
                              Title: President

                              Address: 1900 Winston Road
                                       Knoxville, TN 37919




          [SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

ACCEPTED:


FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT



By: _____________________________________
Name: Ginger Stolzenthaler
Title: Senior Vice President


          [SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

STATE OF NEW YORK              )
                               ) ss:
COUNTY OF NEW YORK             )






On the ____ day of March in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared H. Lynn Massingale personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the entities upon behalf of which he acted, executed the instrument.


                          ________________________________
                                  Notary Public

                                    EXHIBIT A

                                       to

                    Intellectual Property Security Agreement


                          FORM OF INTELLECTUAL PROPERTY
                          SECURITY AGREEMENT SUPPLEMENT



                                                           _______________, ____

Fleet National Bank, as Administrative Agent under the Credit Agreement referred to below
One Federal Street
Boston, Massachusetts 02110

Attention: Corporate Banking Group



Intellectual Property Security Agreement, dated as of March __, 1999, made by Team Health, Inc., and the other Grantors to
Fleet National Bank, as Administrative Agent


Ladies and Gentlemen:

                  Reference is made to the above-captioned Intellectual Property Security Agreement (such Intellectual Property Security Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Intellectual Property Security Agreement"). The terms defined in the Intellectual Property Security Agreement (or in the Credit Agreement referred to therein) and not otherwise defined herein are used herein as therein defined.

                  The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Intellectual Property Security Agreement as if it were an original party thereto and agrees that each reference in the Intellectual Property Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

                  The undersigned hereby pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to Intellectual Property Collateral owned by the undersigned, including, but not limited to, the property listed on Annex I, II, III and IV hereto. Schedules I, II, III and IV to the Intellectual Property Security Agreement are hereby supplemented by Annexes I, II, III and IV hereto, respectively. The undersigned hereby certifies on behalf of such Grantor that such Annexes have been prepared by the undersigned in substantially the form of Schedules I, II, III and IV to the Intellectual Property Security Agreement and are true, accurate and complete in all material respects as of the date hereof.

                  The undersigned on behalf of such Grantor hereby makes each representation and warranty set forth in Section 4 of the Intellectual Property Security Agreement (as supplemented by the attached Annexes) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Intellectual Property Security Agreement to the same extent as each other Grantor.

                  This Intellectual Property Security Agreement Supplement shall be governed by and construed in accordance with the laws of the State of New York.

                              Very truly yours,

                              [NAME OF ADDITIONAL INTELLECTUAL
                              PROPERTY GRANTOR]


                              By:_____________________________________

                              Name:___________________________________

                              Title:__________________________________

                              Address:________________________________

                              ________________________________________

                                EXHIBIT H TO THE
                                CREDIT AGREEMENT



                            HOLDINGS PLEDGE AGREEMENT


                                 March 12, 1999


                                     between


                          TEAM HEALTH HOLDINGS, L.L.C.,


                                   as Pledgor,


                                       and


                              FLEET NATIONAL BANK,


                             as Administrative Agent

                            HOLDINGS PLEDGE AGREEMENT

         HOLDINGS PLEDGE AGREEMENT ("Pledge Agreement") dated March 12, 1999 by and between TEAM HEALTH HOLDINGS, L.L.C., a Delaware limited liability company, having an office at the address set forth on the signature page hereof (the "Pledgor") and FLEET NATIONAL BANK ("Fleet"), a national banking association, having an office at the address set forth on the signature page hereof, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                             PRELIMINARY STATEMENTS:

         (1) Team Health, Inc., a Tennessee corporation, having an office at [Address] (the "Borrower") has entered into a Credit Agreement, dated as of even date herewith (said Agreement, as it may hereafter be amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), with the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent, NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent.

         (2) As of the date hereof, the Pledgor is the owner of 9,267,273 shares of the Borrower's Common Stock, no par value (the "Common Stock"), and 94,299.091 shares of the Borrower's class A Preferred Stock, $.01 par value (the "Preferred Stock" and together with the Common Stock, the "Pledged Stock"), which are 92.7% and 94.3%, respectively, of the issued and outstanding shares of Common Stock and Preferred Stock of the Borrower.

         (3) The Pledgor has guaranteed, on a limited basis, to the Lenders and the Administrative Agent the full payment and performance by the Borrower of all of the Borrower's Obligations under the Credit Agreement and the other Loan Documents by the execution and delivery to the Administrative Agent of a guaranty of even date herewith (hereinafter, as it may from time to time be amended, modified or supplemented, the "Holdings Guaranty").

         (4) It is a condition precedent to the Lenders' making of Advances, the Issuing Banks' issuing of Letters of Credit under the Credit Agreement and the Hedge Banks' entering into Bank Hedge Agreements with the Borrower from time to time that the Pledgor shall have executed and delivered this Pledge Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Issuing Banks to issue Letters of

Credit under the Credit Agreement and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, as follows:

         1. The term "Pledged Stock" as used herein shall mean and include the shares of Common Stock of the Borrower referred to in Preliminary Statement (2) above, and, also, any shares, stock certificates, options or rights issued by the Borrower as an addition to, in substitution of, or in exchange for any such shares, and any and all proceeds thereof, now or hereafter owned or acquired by the Pledgor.

         2. (a) As collateral security for the due payment and performance of all indebtedness and other liabilities and obligations of the Pledgor to the Administrative Agent and the Secured Parties, whether now existing or hereafter arising, under or out of the Holdings Guaranty and this Pledge Agreement (all of the foregoing indebtedness, liabilities and obligations are hereinafter referred to collectively as the "Obligations"), the Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to the Administrative Agent, as collateral security, all the Pledged Stock, and hereby grants to the Administrative Agent a first security interest in all the Pledged Stock and in any and all proceeds thereof and substitutions therefor.

                  (b) If the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of the Pledged Stock, or otherwise, the Pledgor shall accept any such instruments as the agent for the Administrative Agent, shall hold them in trust for the Administrative Agent, and shall deliver them forthwith to the Administrative Agent in the exact form received, with the Pledgor's endorsement when necessary and/or appropriate stock powers duly executed in blank, to be held by the Administrative Agent, subject to the terms hereof, as further collateral security for the Obligations.

                  (c) Any or all shares of the Pledged Stock held by the Administrative Agent hereunder may, at the option of the Administrative Agent or its nominee be registered in the name of the Administrative Agent or its nominee. The Administrative Agent or its nominee may, upon prior written notice to the Pledgor, after the occurrence and during the continuation of any Event of Default, exercise all voting and corporate rights at any meeting of the shareholders of the Borrower including, without limitation, the right to amend the by-laws, to remove the directors, with or without cause, and to nominate and elect successor directors, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  (d) Upon prior written notice to the Pledgor, in the event of the occurrence and continuation of any Event of Default, the Administrative Agent shall have the right to require that all cash dividends payable with respect to any part of the Pledged Stock be paid to the Administrative Agent to be held by the Administrative Agent as additional security hereunder until applied to the Obligations.

                  (e) In the event of the occurrence and continuation of any Event of Default, the Administrative Agent without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are, to the extent permitted by law, hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Stock shall be required to purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Administrative Agent or any purchaser upon any such sale or sales, whether public or private, to purchase the whole or any part of the Pledged Stock so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

                  (f) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid, shall be applied as follows:

                           (i) First, to the costs and expenses of every kind
incurred in connection therewith or incidental to the care, safekeeping or otherwise of any and all of the Pledged Stock or in any way relating to the rights of the Administrative Agent hereunder, including reasonable attorneys' fees and legal expenses;

                           (ii) Second, to the satisfaction of the Obligations;

                           (iii) Third, to the payment of any other amounts
required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code); and

                           (iv) Fourth, to the Pledgor to the extent of the
surplus proceeds, if any.

                  (g) The Administrative Agent need not give more than five (5) Business Days' notice to the Pledgor of the time and place of any public sale or of the time after which a private sale may take place and such notice shall be deemed to be reasonable notification of such matters.

                  (h) The Pledgor hereby grants to the Administrative Agent full power, without notice to the Pledgor, and without in any way affecting the obligations of the Pledgor hereunder, to deal in any manner with the Borrower or the Obligations or the collateral (other than the Pledged Stock, as to which the other provisions of this Agreement shall govern) securing any of the Obligations (hereinafter called the "Collateral") and the Pledgor hereby irrevocably waives to the fullest extent permitted by applicable law any defenses it may now or hereafter have in any way relating to, any or all of the following: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other obligations of any other Loan Party under the Loan Documents, or any amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;
(iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries; (v) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; (vi) any failure of any Secured Party to disclose to the Borrower or the Pledgor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (the Pledgor waiving any duty on the part of the Secured Parties to disclose such information); or (vii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Pledgor or any other guarantor or surety (other than payment). The Pledgor hereby waives presentment, demand for payment, protest and notice of dishonor or nonpayment of or with respect to the Obligations. The obligations of the Pledgor under this Pledge Agreement are independent of the Obligations of the Borrower or of any other obligations of any Loan Party or pledgor under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Pledge Agreement, without joining the Borrower, any Loan Party or any other pledgor under the Loan Documents. The Administrative Agent may enforce its rights and remedies under this Pledge Agreement without being obligated to resort first to the Borrower or the Collateral or to any other security or to any other remedy or remedies and may pursue all or any of its remedies at one or at different times.

                  (i) In the event that the proceeds of any collection, recovery, receipt, appropriation, realization, or sale as aforesaid are insufficient to pay all amounts to which the Administrative Agent is legally entitled, the Pledgor will not be liable for any deficiency.

         3. The Pledgor represents and warrants that:

                  (a) The Pledged Stock is owned directly and beneficially and of record by the Pledgor, has been duly authorized and validly issued and is fully paid and non-assessable;

                  (b) All of the shares of the Pledged Stock are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such shares or the proceeds thereof, except for the security interest granted to the Administrative Agent hereunder, Permitted Liens and unperfected Liens under Section 6.1(g) of the Credit Agreement; and

                  (c) Upon delivery of the Pledged Stock to the Administrative Agent for the benefit of the Secured Parties, this Pledge Agreement creates and grants a valid first lien on and perfected security interest in the shares of the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Stock.

         4. (a) Except as expressly permitted by the Credit Agreement, the Pledgor hereby covenants that so long as this Agreement shall be in effect, in whole or in part, the Pledgor will not:

                           (i) sell, convey or otherwise dispose of any shares
of the Pledged Stock or any interest therein, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Stock or the proceeds thereof other than that created hereby, except for the security interest granted to the Administrative Agent hereunder, Permitted Liens and unperfected Liens under Section 6.1(g) of the Credit Agreement unless any such sale, conveyance or disposition is subject to this Agreement; or

                           (ii) consent to or approve the issuance of any
additional shares of any class of the issuer of the Pledged Stock.

                  (b) The Pledgor warrants and will defend the Administrative Agent's right, title, special property and security interest in and to the Pledged Stock against the claims of any Person, firm, corporation or other entity.

         5. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or a part of the Pledged Stock, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at places and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Administrative Agent has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

         6. The Pledgor shall at any time and from time to time upon the written request of the Administrative Agent execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Administrative Agent on the date hereof or at any time hereafter irrevocable proxies in respect of the Pledged Stock in the form of Exhibit A hereto.

         7. (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Stock upon surrendering it to the Pledgor or in accordance with the Pledgor's instructions.

                  (b) No course of dealing between the Pledgor and the Administrative Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) The rights and remedies herein provided are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

                  (d) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Pledge Agreement in any jurisdiction.

         8. All notices and other communications pursuant to this Pledge Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

                  (a)  If to the Pledgor:

                           Team Health Holdings, L.L.C.
                           c/o Madison Dearborn Partners
                           Three First National Plaza
                           Suite 3800
                           Chicago, Illinois 60602
                           Attention: Nick Alexos
                           Telephone No.: (312) 895-1260
                           Facsimile No.:  (312) 895-1256

                           with a copy to:

                           Cornerstone Equity Investors
                           717 Fifth Avenue
                           Suite 1100
                           New York, New York 10022
                           Attention: Tyler Wolfram
                           Telephone No.: (212) 207-2383
                           Facsimile No.:  (212) 826-6798

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Christopher Butler, Esq.
                           Telephone No.: (312) 861-2298
                           Facsimile No.:  (312) 861-2200

                  (b) if to the Administrative Agent:

                           Fleet National Bank
                           One Federal Street
                           Boston, Massachusetts 02110
                           Attention: Ginger Stolzenthaler
                           Telephone No.: (617) 346-4618
                           Facsimile No.:  (617) 346-4699
                           with a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, Illinois 60601-9703
                           Attention: Charles B. Boehrer, Esq.
                           Telephone No.: (312) 558-5989
                           Facsimile No.:  (312) 558-5700

Any notice or other communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at its telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         10. This Pledge Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Administrative Agent and its successors for the benefit of the Administrative Agent and the ratable benefit of the Secured Parties, and their respective successors and assigns.

         11. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS (OTHER THAN GENERAL OBLIGATIONS LAW
SECTION 5-1401).

         12. The Pledgor's obligations under this Pledge Agreement are limited to the Pledgor's interest in the Pledged Stock, and notwithstanding any other provision herein contained, the Administrative Agent shall have no remedy against the Pledgor other than to realize upon the security interest in, pledge of and assignment of the Pledged Stock provided for herein.

         13. Upon the latest of (i) the indefeasible payment in full in cash of the Secured Obligations, (ii) the expiration, termination or cancellation of all of the Letters of Credit and (iii) the Termination Date, the pledge by the Pledgor hereby shall terminate and all rights to the Pledged Stock shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered the day and year first above written.


                                  TEAM HEALTH HOLDINGS, L.L.C.


                                  By: ______________________________
                                  Name: H. Lynn Massingale
                                  Title: President and Chief Executive Officer
                                  Address:   c/o Madison Dearborn Partners
                                             Three First National Plaza
                                             Suite 3800
                                             Chicago, Illinois 60602


                                  FLEET NATIONAL BANK, as Administrative Agent


                                  By: ______________________________
                                  Name: Ginger Stolzenthaler
                                  Title: Senior Vice President
                                  Address:   One Federal Street
                                             Boston, MA 02110


                  [SIGNATURE PAGE TO HOLDINGS PLEDGE AGREEMENT]

                                    EXHIBIT A
                                       TO
                                PLEDGE AGREEMENT


                                IRREVOCABLE PROXY


         KNOW ALL MEN BY THESE PRESENTS that, the undersigned does hereby make, constitute and appoint FLEET NATIONAL BANK, as Administrative Agent (the "Administrative Agent"), and each of the Administrative Agent's officers and employees, its true and lawful attorneys, for it and in its name, place and stead, to act as its proxy in respect of the shares of capital stock (including Common Stock and Preferred Stock) of TEAM HEALTH, INC., a Tennessee corporation (hereinafter referred to as the "Corporation"), that the undersigned now or hereafter may own or hold, including, without limitation, the right, on its behalf to demand the call by any proper officer of the Corporation pursuant to the provisions of its Certificate of Incorporation or By-Laws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

         This Proxy is given to the Administrative Agent and to its officers and employees in consideration of the credit to be extended to the Corporation by the Lenders described in a certain Pledge Agreement of even date herewith between the undersigned and the Administrative Agent (pursuant to which the undersigned pledged the shares of stock referred to above to the Administrative Agent as pledgee) and in order to carry out the covenant of the undersigned contained in such Pledge Agreement, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon the undersigned and its successors and assigns until the payment in full of all of the Obligations (as defined in the aforesaid Pledge Agreement) and may be exercised only after the occurrence and during the continuation of an Event of Default under the Credit Agreement (as such terms are defined in the aforesaid Pledge Agreement).

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this ___ day of __________.

                                  TEAM HEALTH HOLDINGS, L.L.C.



                                  By: _______________________________
                                  Name:______________________________
                                  Title:_____________________________

                                EXHIBIT I TO THE
                                CREDIT AGREEMENT



                                HOLDINGS GUARANTY


                              Dated March 12, 1999

                                      From


                          TEAM HEALTH HOLDINGS, L.L.C.,


                                  as Guarantor,

                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                HOLDINGS GUARANTY


                  HOLDINGS GUARANTY (this "Guaranty"), dated March 12, 1999, made by TEAM HEALTH HOLDINGS, L.L.C. (the "Guarantor") in favor of the Secured Parties (as defined in the Credit Agreement referred to below) and Fleet National Bank, as administrative agent (the "Administrative Agent").

                   PRELIMINARY STATEMENT. Team Health, Inc., a Tennessee corporation (the "Borrower"), has entered into a Credit Agreement, dated as of March 12, 1999 (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement), with the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent. It is a condition precedent to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement, and to the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower, from time to time, that the Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and Issuing Banks to issue Letters of Credit under the Credit Agreement, and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower, from time to time, the Guarantor hereby agrees as follows:

                  Section 1. Guaranty; Limitation of Liability.

                  (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower or any other Loan Party now or hereafter existing under the Loan Documents or the Bank Hedge Agreements, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                  (b) The Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy

Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law which may be applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the Obligations of such other guarantor under this Guaranty, result in the Obligations of such guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                  (c) Notwithstanding any other provision in this Guaranty to the contrary, the Administrative Agent, the other Secured Parties and the Guarantor hereby agree that the obligations of the Guarantor under this Guaranty shall be limited to the proceeds of any collection, recovery, receipt, appropriation, realization, or sale of the capital stock of the Borrower pledged to the Administrative Agent pursuant to the Holdings Pledge Agreement, dated as of the date hereof, by and between the Guarantor and the Administrative Agent. In the event that the proceeds of such collection, recovery, receipt, appropriation, realization, or sale as aforesaid are insufficient to pay all of the obligations to which the Administrative Agent is legally entitled under this Guaranty, the Guarantor will not be liable for any deficiency.

                  Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, irrespective of, and the Guarantor hereby irrevocably waives any defenses (other than payment) it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any amendment or waiver of or any consent to departure from any Loan

Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                   (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to the Borrower or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refused by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments.

                  (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, the Guarantor or any other Person or any Collateral.

                  (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty and the other Loan Documents shall have been independently paid in full in cash, all Letters of Credit have expired or have been terminated or canceled, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the later of (x) the Termination Date, (y) the expiration, termination or cancellation or all Letters of Credit, and (z) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be indefeasibly paid in full in cash and (iii) the Termination Date shall have occurred, all Letters of Credit have expired or have been terminated or canceled and all Bank Hedge Agreements shall have expired or terminated, the Administrative Agent and the other Secured Parties will promptly, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

                  Section 5. Payments Free and Clear of Taxes, Etc.

                  (a) Any and all payments by the Guarantor hereunder shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Secured Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Secured Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Secured Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Secured Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Secured Party by the state or foreign jurisdiction of such Secured Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) such Secured Party or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Guarantor shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Guarantor shall indemnify each Secured Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 5, imposed on or paid by such Secured Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Secured Party or the Administrative Agent, as the case may be, for such a liability arising from such Secured Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which such Secured Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 11.2 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Secured Party that is not a United States Person shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance or other agreement pursuant to which it became a Secured Party in the case of each other Secured Party, and from time to time thereafter as requested in writing by the Guarantor or the Administrative Agent (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and the Guarantor with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, the Internal Revenue Code or the Treasury Regulations thereunder, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. In addition, each Secured Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Secured Party. Each Secured Party shall promptly notify the Guarantor at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Guarantor (or any other form of certification adopted by the United States taxing authorities for such purpose). If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by the Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Secured Party reasonably considers to be confidential, the Secured Party shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Secured Party has failed to provide the Guarantor, following the Guarantor's request therefor pursuant to subsection (e) above, with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

         (g) Any Secured Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

         (h) Each Secured Party shall, to the extent it is legally entitled to do so, deliver to the Guarantor or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Secured Party's complete exemption from withholding on all payments under this Agreement.

         (i) Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the other Loan Documents.

         Section 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) The Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to (and is now, and on a continuing basis will be, completely familiar with) the financial condition, operations, properties and prospects of the Borrower and the other Loan Parties.

                  Section 7. Covenants. The Guarantor hereby covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall not have expired or terminated or any Lender Party shall have any Commitment, the Guarantor will, unless the Administrative Agent and Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that this Guaranty and the other Loan Documents state that the Guarantor shall perform or observe.

                  Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Required Lenders, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party which is, at such time, a Defaulting Lender), (a) further limit the liability of the Guarantor hereunder or (b) postpone any date fixed for payment hereunder.

                  Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at the address listed for the Guarantor on the signature pages hereof, if to the Administrative Agent or any Lender Party, at its address specified in Section 11.2 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Bank Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) Business Days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively.

                  Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11. Intentionally Omitted

                  Section 12. Indemnification. Without limitation on any other Obligations of any Guarantor or the remedies of the Secured Parties under this Guaranty, the Guarantor shall indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all losses, liabilities, damages, reasonable costs, expenses and charges (including the reasonable fees and disbursements of such Secured Party's legal counsel) suffered or incurred by such Secured Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower or any other guarantor enforceable against the Borrower or such other guarantor (as the case may be) in accordance with their terms.

                  Section 13. Continuing Guaranty; Assignments Under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of all amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party by this Guaranty or otherwise, in each case to the maximum extent provided in Section 11.7 of the Credit Agreement.

                  Section 14. Governing Law; Jurisdiction; Waiver of July Trial, Etc.

                  (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401).

                  (B) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

                  (C) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, IN ANY NEW YORK STATE OR FEDERAL COURT. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (D) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              TEAM HEALTH HOLDINGS, L.L.C.


                              By:____________________________________
                              Title: President and Chief Executive Officer
                              Address: c/o Madison Dearborn Partners
                                          Three First National Plaza
                                          Suite 3800
                                          Chicago, Illinois 60602

                      [SIGNATURE PAGE TO HOLDINGS GUARANTY]

                                EXHIBIT J TO THE
                                CREDIT AGREEMENT



                               SUBSIDIARY GUARANTY


                              Dated March 12, 1999

                                      From


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN


                                 as Guarantors,

                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                               SUBSIDIARY GUARANTY


                  SUBSIDIARY GUARANTY (this "Guaranty"), dated March 12, 1999, made by each of the Persons listed on the signature pages hereof, and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, each, a "Guarantor", and collectively, the "Guarantors") in favor of the Secured Parties (as defined in the Credit Agreement referred to below) and Fleet National Bank, as administrative agent (the "Administrative Agent").

                   PRELIMINARY STATEMENT. Team Health, Inc., a Tennessee corporation (the "Borrower"), has entered into a Credit Agreement, dated as of March 12, 1999 (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement), with the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), NationsBank, N.A., as Issuing Bank and as Co-Arranger, NationsBanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent. It is a condition precedent to the making of Advances by the Lender Parties and the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement, and to the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower, from time to time, that the Guarantors shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and Issuing Banks to issue Letters of Credit under the Credit Agreement, and the Hedge Banks to enter into Bank Hedge Agreements with the Borrower, from time to time, each Guarantor hereby agrees as follows:

                  Section 1. Guaranty; Limitation of Liability.

                  (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower or any other Loan Party now or hereafter existing under the Loan Documents or the Bank Hedge Agreements, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law which may be applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Guaranty, result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                  Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than payment) it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                   (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, such Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refused by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments.

                  (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any Guarantor or any other Person or any Collateral.

                  (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation. Each Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been independently paid in full in cash, all Letters of Credit have expired or have been terminated or canceled, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to the later of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the later of (x) the Termination Date, (y) the expiration, termination or cancellation or all Letters of Credit, and (z) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) a Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be indefeasibly paid in full in cash and (iii) the Termination Date shall have occurred, all Letters of Credit have expired or have been terminated or canceled and all Bank Hedge Agreements shall have expired or terminated, the Administrative Agent and the other Secured Parties will promptly, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  Section 5. Payments Free and Clear of Taxes, Etc.

                  (a) Any and all payments by any Guarantor hereunder shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Secured Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Secured Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Secured Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Secured Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Secured Party by the state or foreign jurisdiction of such Secured Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
5) such Secured Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Guarantor shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) Each Guarantor shall indemnify each Secured Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 5, imposed on or paid by such Secured Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Secured Party or the Administrative Agent, as the case may be, for such a liability arising from such Secured Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which such Secured Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 11.2 of the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

         (e) Each Secured Party that is not a United States Person shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Secured Party in the case of each other Secured Party, and from time to time thereafter as requested in writing by any Guarantor or the Administrative Agent (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and Guarantors with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, the Internal Revenue Code or the Treasury Regulations thereunder, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. In addition, each Secured Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Secured Party. Each Secured Party shall promptly notify the Guarantors at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Guarantors (or any other form of certification adopted by the United States taxing authorities for such purpose). If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by a Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Secured Party reasonably considers to be confidential, the Secured Party shall give notice thereof to such Guarantor and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Secured Party has failed to provide any Guarantor, following such Guarantor's request therefor pursuant to subsection (e) above, with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

         (g) Any Secured Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

         (h) Each Secured Party shall, to the extent it is legally entitled to do so, deliver to the Guarantors or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Secured Party's complete exemption from withholding on all payments under this Agreement.

         (i) Without prejudice to the survival of any other agreement of each Guarantor hereunder or under any other Loan Document, the agreements and obligations of each Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the other Loan Documents.

                  Section 6. Representations and Warranties. The Guarantors hereby jointly and severally represent and warrant as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Each Guarantor has, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and each Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to (and is now, and on a continuing basis will be, completely familiar with) the financial condition, operations, properties and prospects of the Borrower and the other Loan Parties.

                  Section 7. Covenants. Each Guarantor hereby covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall not have expired or terminated or any Lender Party shall have any Commitment, such Guarantor will, unless the Administrative Agent and Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that this Guaranty and the other Loan Documents state that such Guarantor shall perform or observe.

                  Section 8. Amendments, Etc. (a) No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Required Lenders, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party which is, at such time, a Defaulting Lender), (a) limit the liability of any Guarantor hereunder or (b) postpone any date fixed for payment hereunder.

                  (b) Upon the execution and delivery by any Person of a supplemental guaranty in substantially the form of Exhibit A hereto (each a "Guaranty Supplement"), such Person shall be referred to as an "Additional Guarantor" and shall be and become a Guarantor for all purposes hereunder and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor and each reference in any other Loan Document to a "Guarantor" or "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor.

                  Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to a Guarantor, addressed to it at the address listed for such Guarantor on the signature pages hereof (or in the applicable Guaranty Supplement), if to the Administrative Agent or any Lender Party, at its address specified in Section 11.2 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Bank Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective three (3) Business Days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively.

                  Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify such Guarantor after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and its Affiliates under this Section are in addition to the other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its respective Affiliates has.

                  Section 12. Indemnification. Without limitation on any other Obligations of any Guarantor or the remedies of the Secured Parties under this Guaranty, each Guarantor shall indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all losses, liabilities, damages, reasonable costs, expenses and charges (including the reasonable fees and disbursements of such Secured Party's legal counsel) suffered or incurred by such Secured Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower or any other Guarantor enforceable against the Borrower or such other Guarantor (as the case may be) in accordance with their terms.

                  Section 13. Continuing Guaranty; Assignments Under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this

Guaranty, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party by this Guaranty or otherwise, in each case to the maximum extent provided in
Section 11.7 of the Credit Agreement.

                  Section 14. Governing Law; Jurisdiction; Waiver of July Trial, Etc.

                  (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401).

                  (B) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

                  (C) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, IN ANY NEW YORK STATE OR FEDERAL COURT. EACH GUARANTOR

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (D) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

              IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    CLINIC MANAGEMENT SERVICES, INC.
                                    EMERGICARE MANAGEMENT, INCORPORATED
                                    HOSPITAL BASED PHYSICIAN SERVICES, INC.
                                    TEAM RADIOLOGY, INC.


                                    By:________________________________________
                                    Name: H. Lynn Massingale
                                    Title: President
                                    Address: 1900 Winston Road
                                                 Knoxville, TN 37919

                                    ALLIANCE CORPORATION
                                    CHARLES L. SPRINGFIELD, INC.
                                    CLINIC MANAGEMENT SERVICES, INC.
                                    DANIEL & YEAGER, INC.
                                    DRS. SHEER, AHEARN AND ASSOCIATES, INC.
                                    EMERGENCY COVERAGE CORPORATION
                                    EMERGENCY MANAGEMENT SPECIALISTS, INC.
                                    EMERGENCY PHYSICIAN ASSOCIATES, INC.
                                    EMERGENCY PHYSICIANS OF MANATEE, INC.
                                    EMERGENCY PROFESSIONAL SERVICES, INC.
                                    INPHYNET CONTRACTING SERVICES, INC.
                                    INPHYNET JOLIET, INC.
                                    INPHYNET LOUISIANA, INC.
                                    INPHYNET SOUTH BROWARD, INC.
                                    HERSCHEL FISCHER, INC.
                                    IMBS, INC.
                                    INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.
                                    INPHYNET HOSPITAL SERVICES, INC.
                                    INPHYNET MEDICAL MANAGEMENT INSTITUTE,
                                       INC.
                                    KARL G. MANGOLD, INC.
                                    MED: ASSURE SYSTEMS, INC.
                                    METROAMERICAN RADIOLOGY, INC.
                                    NEO-MED, INC.
                                    NORTHWEST EMERGENCY PHYSICIANS
                                       INCORPORATED
                                    PARAGON ANESTHESIA, INC.
                                    PARAGON CONTRACTING SERVICES, INC.
                                    PARAGON IMAGING CONSULTANTS, INC.
                                    QUANTUM PLUS, INC.

                     [SIGNATURE PAGE TO SUBSIDIARY GUARANTY]

                                REICH, SEIDELMANN & JANICKI CO.
                                ROSENDORF MARGULIES BORUSHOK SCHOENBAUM
                                   RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
                                SARASOTA EMERGENCY MEDICAL CONSULTANTS,
                                   INC.
                                SOUTHEASTERN EMERGENCY PHYSICIANS OF
                                   MEMPHIS, INC.
                                SOUTHEASTERN EMERGENCY PHYSICIANS, INC.
                                TEAM HEALTH FINANCIAL SERVICES, INC.
                                THBS, INC.
                                THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.
                                VIRGINIA EMERGENCY PHYSICIANS, INC.


                                By:_________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President
                                Address: 1900 Winston Road
                                             Knoxville, TN 37919

                                FISCHER MANGOLD PARTNERSHIP
                                By: Herschel Fischer, Inc., its general partner
                                    Karl G. Mangold, Inc., its general partner

                                By:___________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President
                                Address: 1900 Winston Road
                                             Knoxville, TN 37919

                                MT. DIABLO EMERGENCY PHYSICIANS, a California General Partnership
                                By: Herschel Fischer, Inc., its general partner
                                    Karl G. Mangold, Inc., its general partner

                                By:____________________________________________
                                Name: H. Lynn Massingale
                                Title: Vice President

                                Address: 1900 Winston Road
                                             Knoxville, TN 37919

                                PARAGON HEALTHCARE LIMITED PARTNERSHIP
                                By: InPhyNet Hospital Services, Inc.,
                                    its sole general partner


                     [SIGNATURE PAGE TO SUBSIDIARY GUARANTY]

                                 By:____________________________________________
                                 Name: H. Lynn Massingale
                                 Title: Vice President

                                 Address: 1900 Winston Road
                                              Knoxville, TN 37919

                                 TEAM HEALTH BILLING SERVICES, L.P.
                                 By: Team Health, Inc.,
                                     its sole general partner

                                 By:____________________________________________
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                              Knoxville, TN 37919

                                 TEAM HEALTH SOUTHWEST L.P.
                                 By: Team Radiology, Inc.,
                                     its sole general partner

                                 By:____________________________________________
                                 Name: H. Lynn Massingale
                                 Title: President

                                 Address: 1900 Winston Road
                                              Knoxville, TN 37919


                     [SIGNATURE PAGE TO SUBSIDIARY GUARANTY]

                                    EXHIBIT A


                           FORM OF GUARANTY SUPPLEMENT




                                                             __________, _____



Fleet National Bank, as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention: Corporate Banking Group

                  Re: Credit Agreement, dated as of March __, 1999, among Team Health Inc., a Tennessee corporation (the "Borrower"), the banks, financial institutions and other institutional lenders named therein, Fleet National Bank, as Issuing Bank, as Swing Line Bank, as Co-Arranger and as Administrative Agent for the Lender Parties (the "Administrative Agent"), Nationsbank, N.A., as Issuing Bank and as Co-Arranger, Nationsbanc Montgomery Securities LLC, as Syndication Agent and Donaldson, Lufkin & Jenrette Securities Corporation, as Documentation Agent (the "Credit Agreement").

Ladies and Gentlemen:

                  Reference is made to the above-defined Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, modified, restated or supplemented from time to time, (the "Guaranty"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Guaranty.

                  The undersigned hereby, jointly and severally, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Guaranteed Obligations and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party on the terms set forth in the Guaranty as if it were an original party thereto. On and after the date hereof, each reference in the Guaranty to "Guarantor" shall also mean and be a reference to the undersigned.

                  The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty to the same extent as each other Guarantor.

                  THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES).

                  THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, IN EQUITY OR AT LAW) ARISING OUT OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                           Very truly yours,

                                           [NAME OF ADDITIONAL
                                           GUARANTOR]


                                           By:_________________________________
                                           Title: _____________________________
                                           Address: ___________________________
                                                    ___________________________